 As filed with the Securities and Exchange Commission on November 1, 2001


                                                      Registration No. 333-65228
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                ---------------

                         ARAMARK WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                    5812                    23-3086414
     (Jurisdiction of         (Primary Standard           (I.R.S. Employer
      incorporation               Industrial           Identification Number)
     or organization)        classification Code
                                   Number)

                                 ARAMARK Tower
                               1101 Market Street
                        Philadelphia, Pennsylvania 19107
                                 (215) 238-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                         The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

          Bart J. Colli, Esq.                    Charles I. Cogut, Esq.
          ARAMARK Corporation                     Mario A. Ponce, Esq.
             ARAMARK Tower                     Simpson Thacher & Bartlett
           1101 Market Street                     425 Lexington Avenue
    Philadelphia, Pennsylvania 19107            New York, New York 10017
             (215) 238-3000                          (212) 455-2000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       [LOGO OF ARAMARK]
                                                                          , 2001

To our stockholders:

   You are cordially invited to a special meeting of stockholders of ARAMARK Corporation, which will be held on the sixteenth floor of ARAMARK Tower, 1101
Market Street, Philadelphia, Pennsylvania, on   , 2001, at   A.M.

   At the meeting you will be asked, in Proposal 1, to approve a transaction pursuant to which ARAMARK will change its current capital structure and conduct an initial public offering. If you hold old class A shares, each of your existing old class A shares will convert automatically into twenty new class A-1 shares. If you hold old class B shares, each of your existing old class B shares will convert automatically into two new class A shares, divided as equally as possible among new class A-1, class A-2 and class A-3 shares. New class A shares will be entitled to ten votes each.

   At the meeting, you will also be asked, in Proposal 2, to approve ARAMARK's 2001 Equity Incentive Plan.

   In addition to seeking your vote on Proposal 1 and Proposal 2 at the special meeting, we are also requesting that you sign the consent included with the attached proxy card to terminate the stockholders' agreement. It is a condition to this transaction that we receive sufficient consents to terminate the stockholders' agreement. This condition is in addition to the stockholder vote required under Delaware law. In order to cancel the stockholders' agreement, a specified number of management investors and outside investors must approve an amendment to the stockholders' agreement to provide for such termination.


   Pursuant to the terms of the stockholders' agreement, we must receive the written consents approving this amendment of the management investors who, together with their permitted transferees under the stockholders' agreement, hold a majority of the shares held by management investors and their transferees. Management investors are employees or former employees who own shares or whose transferees own shares. Please note that the management investor is the employee only, rather than his or her transferees or spouse when the shares are held jointly. Therefore, the consent should be signed by the employee only, unlike the proxy for Proposal 1 and Proposal 2, which should be signed by the record owner of the shares, whether the record owner is an employee, a transferee or two individuals who hold the shares jointly.

   Under the stockholders' agreement we also must receive the written consents of stockholders holding at least three-fourths of the shares held by outside investors as a whole. Outside investors are those stockholders who own shares of class A common stock, other than the 401(k) plans and management investors. The 401(k) plans are not parties to the stockholders' agreement and former employees who own shares of class A common stock are still considered management investors.

   These consents will be irrevocable; even if you revoke your proxy for the special meeting, your consent may not be withdrawn. If we do not receive sufficient executed consents by the time of the special meeting, we may adjourn the meeting in order to solicit additional consents. In addition, if necessary we may continue to seek executed consents even after the special meeting. Once you have executed a consent, it cannot be revoked. PLEASE NOTE THAT YOU MUST EXECUTE THE WRITTEN CONSENT SEPARATELY. EXECUTING THE ATTACHED PROXY CARD ONCE OR VOTING BY TELEPHONE OR THE INTERNET WILL NOT BE SUFFICIENT.

ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
215 238-3000

   If you approve Proposal 1, we intend to offer ARAMARK's new class B shares to the public. New class B shares will have the same economic rights as new class A shares, but will be entitled to only one vote each. We have designed ARAMARK's new certificate of incorporation and bylaws to be appropriate for a public company while helping us preserve our unique ARAMARK culture. As a publicly traded company following the termination of the stockholders' agreement, ARAMARK will have no right of first offer on transfers of its common stock and no right to call any of its shares.

   We plan to use a portion of the net proceeds of the public offering to purchase some of the new class A shares received by you and our 401(k) plans in the transaction. We will do this by entering into an agreement with the 401(k) plans to purchase a portion of their shares and making a cash tender offer to all other holders of new class A shares, which we intend to launch as soon as possible after the public offering. Upon completion of these transactions and assuming we make the tender offer at the initial public offering price and the maximum number of shares of new class A common stock are tendered, we anticipate that current ARAMARK stockholders (including employee benefit plans) will own approximately 84% of ARAMARK's total outstanding shares and control approximately 98% of ARAMARK's outstanding votes after the completion of these transactions.

   Our board of directors has carefully considered Proposal 1 and the related transactions that are described in the enclosed proxy statement/prospectus. We believe that effecting these transactions will position us for continued success in an increasingly competitive world while preserving the essence of our employee-owned and owner-managed culture and providing some liquidity to our employee stockholders.

   In order to proceed with these transactions, our stockholders must approve the change to ARAMARK's capital structure and the public offering and execute the written consents to the amendment of the stockholders' agreement to provide that the stockholders' agreement will terminate upon the consummation of the merger. Our board of directors has unanimously determined that this transaction is advisable and in the best interests of our stockholders, and unanimously recommends that you vote FOR Proposal 1 and Proposal 2 and that you execute the consent.

   You should carefully consider the risk factors relating to this transaction
and our business, which are described beginning on page    of the enclosed
proxy statement/prospectus.

   Your vote is very important. We urge you to vote FOR this transaction and the equity incentive plan and to execute the consent to the termination of the stockholders' agreement.

[LOGO SIGNATURE]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            to be held on    , 2001

To our stockholders:

   A special meeting of stockholders of ARAMARK Corporation will be held on the sixteenth floor of ARAMARK Tower, 1101 Market Street, Philadelphia,
Pennsylvania, on    , 2001, at   A.M., for the purpose of voting on:

     1) a proposal to adopt an Agreement and Plan of Merger, dated as of    ,
  2001, between ARAMARK Corporation and ARAMARK Worldwide Corporation, pursuant to which ARAMARK Corporation will merge with and into ARAMARK Worldwide Corporation, each share of our currently outstanding class A common stock will be converted into twenty shares of new class A-1 common stock and each share of our currently outstanding class B common stock will be converted into two shares of new class A common stock, divided as equally as possible among new class A-1, class A-2 and class A-3 shares; and

     2) to approve ARAMARK's 2001 Equity Incentive Plan.

   The board of directors has fixed the close of business on    , 2001 as the
record date for determining holders of our common stock entitled to notice of and to vote at the special meeting.

                                          Bart J. Colli
                                          Executive Vice President,
                                          General Counsel and Secretary

                           Philadelphia, Pennsylvania

                                       , 2001

   Your vote is important. You may vote your shares by using a toll-free telephone number or the Internet (or by fax from outside the United States). We have provided instructions for using these convenient services on the enclosed proxy card. You may also vote your shares by completing the enclosed proxy card, signing and dating it and returning it in the enclosed postage-paid envelope. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED ABOVE.

   Employees who have shares allocated to their account under our 401(k) plans will be asked to vote on Proposal 1. Those employees may not directly vote the shares, but instead may instruct the trustee of the 401(k) plans to vote the shares allocated to their account under the relevant plan. Affected employees will receive separate notice and voting instructions as part of the enclosed proxy statement/prospectus.

   You have the right to revoke your proxy at any time before it is voted by giving us written notice of revocation, by submitting a subsequent proxy or by voting in person at the special meeting. If you indicate no instructions on your proxy card with respect to a proposal, we will vote your shares FOR that proposal. It is important that you vote. Under Delaware law, the affirmative vote of the holders of a majority of our outstanding shares is required to adopt the merger agreement and the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the special meeting is required to approve the 2001 Equity Incentive Plan.

   In addition, it is also important that you execute the written consent included on the attached proxy card to amend the stockholders' agreement to provide that the stockholders' agreement will terminate upon consummation of the merger. Once you have executed a consent, it cannot be revoked. PLEASE NOTE THAT YOU MUST EXECUTE THE WRITTEN CONSENT SEPARATELY. EXECUTING THE ATTACHED PROXY CARD ONCE OR VOTING BY TELEPHONE OR THE INTERNET WILL NOT BE SUFFICIENT.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the class A shares to be distributed as a result of the proposed transaction, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.

   The date of this proxy statement/prospectus is    , 2001. It is first being
mailed to ARAMARK stockholders on or about    , 2001.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS.........................   1
WHERE YOU CAN FIND MORE INFORMATION ABOUT US..............................   6
SUMMARY...................................................................   7
RISK FACTORS..............................................................  15
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS.............................  25
DIVIDEND POLICY...........................................................  26
CAPITALIZATION............................................................  27
SELECTED CONSOLIDATED FINANCIAL DATA......................................  30
BUSINESS..................................................................  32
RECENT DEVELOPMENT........................................................  55
PROPOSAL 1--THE MERGER, THE PUBLIC OFFERING AND THE STOCK BUYBACK.........  57
PROPOSAL 2--ARAMARK's 2001 EQUITY INCENTIVE PLAN..........................  63
STOCKHOLDER CONSENT TO TERMINATION OF STOCKHOLDERS' AGREEMENT.............  65
PURPOSES OF THE MERGER....................................................  67
THE SPECIAL MEETING; VOTING RIGHTS AND PROXIES............................  68
DESCRIPTION OF CAPITAL STOCK, CERTIFICATE OF INCORPORATION AND BYLAWS.....  72
TRANSACTIONS IN OUR COMMON EQUITY PRIOR TO THE MERGER.....................  87
MANAGEMENT................................................................  89
PRINCIPAL STOCKHOLDERS.................................................... 100
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................ 102
FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS........................... 104
LEGAL MATTERS............................................................. 105
SUBMISSION OF STOCKHOLDER PROPOSALS....................................... 105
EXPERTS................................................................... 105
INDEX TO FINANCIAL STATEMENTS............................................. F-1
ANNEX A--AGREEMENT AND PLAN OF MERGER .................................... A-1
ANNEX B--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.............. B-1
ANNEX C--AMENDED AND RESTATED CERTIFICATE OF INCORPORATION................ C-1
ANNEX D--QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS................ D-1
ANNEX E--2001 EQUITY INCENTIVE PLAN....................................... E-1


   In this proxy statement/prospectus, we use the terms "ARAMARK," "we," "us" and "our" to refer to ARAMARK Corporation together with our subsidiaries, including ARAMARK Services, Inc. prior to our merger with and into our wholly owned subsidiary ARAMARK Worldwide Corporation, and such reference will be to ARAMARK Worldwide Corporation after the merger. Upon completion of the merger, ARAMARK Worldwide Corporation will change its name to ARAMARK Corporation. Prior to the public offering, references to our common stock include the class A common stock and class B common stock of ARAMARK Corporation during periods prior to ARAMARK Corporation's merger with and into its direct and wholly owned subsidiary, which we will refer to as our old class A common stock and our old class B common stock. In connection with the merger, our old class A common stock will be converted into our new class A-1 common stock and our old class B common stock will be converted into shares of our new class A-1, class A-2 and class A-3 common stock immediately following the time of the merger. We use the term "class A common stock" to refer to the class A-1, class A-2 and class A-3 common stock. Our certificate of incorporation provides for a conversion of class A-1, class A-2 and class A-3 common stock into class B-1, class B-2 and class B-3 common stock, respectively, if an employee that is the holder thereof leaves our company. Unless the distinction is relevant, we use the term "class B common stock" to refer to our unrestricted class B common stock and our class B-1, class B-2 and class B-3 common stock.

   ARAMARK files reports and other information with the SEC, but its common stock, which is subject to various restrictions, is not publicly traded. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with information different from the information contained in this proxy statement/prospectus. The information contained in this proxy statement/prospectus is accurate only as of the date on the front cover of this proxy statement/prospectus, regardless of when this proxy statement/prospectus is delivered.

               QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS

   The following questions and answers will help you better understand the proposed transactions (the merger, the initial public offering (IPO) and the tender offer), and the impact that each of these transactions will have on you as a management stockholder.

   A more detailed description of the transactions and information related to them can be found elsewhere in this proxy statement/prospectus including in the more detailed Q&A section in Annex D to this proxy statement/prospectus. We urge you to read the entire proxy statement/prospectus carefully.

   These questions and answers have been stated in a conversational format: the questions are stated as if asked directly by an employee stockholder with an ARAMARK representative responding.

OVERVIEW OF THE TRANSACTIONS

Q1.  What is ARAMARK proposing?

A. ARAMARK is proposing to go public by selling newly issued common stock equal to approximately 15% of its outstanding stock to the public in an initial public offering (IPO).

Q2.  Why is ARAMARK going public?

A. Going public will position ARAMARK for success in an increasingly competitive world while preserving our employee-owned and owner-managed culture and providing some liquidity for our employee stockholders.

Q3.  What are the basic elements of the proposal?

A.  There are three basic elements to the proposal:

   . The merger which creates a corporate structure appropriate for a publicly traded company (see "Description of Capital Stock, Certificate of Incorporation and Bylaws--Description of Our Certificate of Incorporation" on page 68 of the proxy statement/prospectus for a detailed description of the elements of this corporate structure),

   .  The IPO which helps ARAMARK to raise additional capital, and

   . The tender offer which enables ARAMARK to provide additional liquidity for its stockholders.

Q4.  What has ARAMARK done so far?

A. After receiving unanimous approval for its proposals from the board of directors, ARAMARK filed registration statements with the Securities and Exchange Commission (SEC). (The SEC is the federal government agency that oversees securities offerings and securities markets.) The registration statements contain a prospectus for the IPO and a proxy statement/prospectus relating to the stockholder vote on the merger. The SEC has begun its review of the registration statements, and we have amended the registration statements to reflect responses to the SEC's initial comments and to include updates and corrections to certain of the information contained in the registration statements.

Q5.  What will happen next?

A. ARAMARK anticipates that the following events will occur over the next several months:

   . The SEC will complete its review and comment on the registration statements.

   . ARAMARK will ask stockholders to consider and approve the merger so that ARAMARK can proceed with the IPO. Stockholders will also be asked to approve a new equity incentive plan and consent to the termination of the current stockholders' agreement.

   . If stockholder approval and consents are obtained we will proceed with the IPO.

   . Promptly following the merger and the IPO, ARAMARK intends to conduct a tender offer to purchase a portion of the stock owned by employees and other pre-IPO stockholders.

Q6.  How and when will the initial public offering price be determined?

A. The initial public offering price will be determined by negotiations between ARAMARK and the investment bankers who are underwriting the IPO.

   We currently estimate that the initial public offering price will be between $21.00 and $23.00 per share. Please note that each old share of class B common stock will convert into two new shares of class A common stock. The actual price of the stock we offer may be outside that price range.

STOCK CURRENTLY OWNED

Q7.  What will happen to the class B common stock that I currently own?

A.  Your old class B common stock will be affected as follows:

   . Every share of old class B common stock that you own will automatically convert into two shares of new class A common stock.

   . Your new class A common stock will be divided equally as nearly as possible into three different classes of new class A common stock-- class A-1, class A-2 and class A-3.

Q8. What will be the difference between class A-1, class A-2, and class A-3 common stock?

A. The shares of class A-1, class A-2, and class A-3 common stock will be identical except for restrictions on when you can sell them. The sale restriction period is the length of time that must elapse before you can sell your class A common stock to the public.

   The applicable sale restriction periods will expire as follows:

                       Sale Restriction
            Class           Period
            -----   ----------------------
            A-1     180 days after the IPO
            A-2     360 days after the IPO
            A-3     540 days after the IPO

Q9.  Why will the sale of my stock be restricted?

A. It is a common practice to impose sale restriction periods on existing shares in connection with an IPO. The sale restriction periods will permit some period of trading of the new publicly traded stock to take place in the public market without the introduction of a significant number of additional shares, which could negatively impact the price. Sales of shares into the public market by employees and other current stockholders will be introduced slowly as the sale restriction periods expire. Our financial advisers tell us that these sale restriction periods will promote an orderly initial trading market for our new publicly traded stock.

Q10. What are the differences between the old class B common stock that I own now and the new class A common stock that I will own after the merger?

A. The following table summarizes the more significant differences between the old class B common stock and the new class A common stock.

                            Old Class B Common Stock       New Class A Common Stock
                         ------------------------------ ------------------------------
                          Currently owned by employee      To be owned by employee
                                  stockholders          stockholders after the merger
Trading market and sale  No sales or transfers except   Initially, no sales or
 restrictions:           as permitted under the         transfers except for sales in
                         stockholders' agreement        the proposed tender offer and
                         including permitted transfers  except for permitted transfers
                         to family members, to          including to family members,
                         charities and for estate       to charities and for estate
                         planning purposes.             planning purposes.

                                                        Prohibitions on hedging
                                                        transactions, including buying
                                                        a "put" option or selling a
                                                        "call" option. A hedging
                                                        transaction is a transaction
                                                        where you effectively lock in
                                                        a sale price to avoid the risk
                                                        of a future price decrease.

                         Sales to ARAMARK at the        After the expiration of the
                         appraisal price can be made in applicable sale restrictions, the internal market subject to your new class A shares will
                         the Company's discretion.      be freely tradeable and will
                                                        convert upon sale into the
                                                        unrestricted new class B
                                                        shares. There will no longer
                                                        be an internal market.

Voting rights:           One vote per share.            Ten votes per share.

Forced sale:             Stock owned by you and your    None.
                         permitted transferees is
                         subject to "call" by ARAMARK.
                         If you terminate your
                         employment, the stock is
                         repurchased at the most recent
                         appraisal price.

Put:                     Under the stockholders'        None.
                         agreement, upon your death,
                         disability or normal
                         retirement up to 30% of your
                         shares can be "put" to ARAMARK
                         for sale for cash at the most
                         recent appraisal price. The
                         "put" is subject to the
                         limitations of the ARAMARK
                         credit agreement.

Q11. What are the differences between new class A common stock that I will own after the merger and the new class B common stock that will be offered to the public?

A. The following table summarizes some of the significant differences between the new class A common stock and the new class B common stock.

                            New Class A Common Stock       New Class B Common Stock
                         ------------------------------ ------------------------------

                            To be owned by employee         To be owned by public
                         stockholders after the merger    stockholders after the IPO

Trading market and sale  Initially, no sales or         Class B common stock purchased
 restrictions:           transfers or hedging           on the New York Stock Exchange
                         transactions except for sales  (ticker symbol RMK) is freely
                         in the proposed tender offer   tradeable like any other
                         and except for permitted       publicly traded security.
                         transfers including to family
                         members, to charities and for
                         estate planning purposes.

                         If you terminate your          Class B-1, B-2 and B-3 common
                         employment during the sale     stock resulting from the
                         restriction periods, then on,  conversion from class A common or in some instances up to 180 stock is subject to the sale
                         days after, your termination   restrictions of the original
                         date, your class A-1, A-2 and  class A common stock.
                         A-3 common stock will be
                         converted to class B-1, B-2
                         and B-3 common stock. These
                         shares of class B common stock
                         will have the same sale
                         restrictions that are imposed
                         on the class A common stock.

                         After the expiration of the
                         applicable sale restrictions,
                         your new class A common stock
                         will be freely tradeable and
                         will convert upon sale into
                         the unrestricted new class B
                         common stock.

Voting rights:           Ten votes per share.           One vote per share.


FUTURE TRANSFERS OF STOCK

Q12. Will I be able to transfer stock after the transactions are complete but before the sale restriction periods expire?

A. Generally no. You will be able to make permitted transfers to family members and for estate planning purposes, as you can now. The specific details of the transfer restrictions are described in detail elsewhere in this proxy statement/prospectus which you should read carefully. Your permitted transferees will continue to be subject to the sale restriction periods for the stock they receive.

MISCELLANEOUS

Q13.   Will ARAMARK's relationships with clients, customers, suppliers and employees change?

A. No. A key to our success will continue to be the strong relationships that we maintain with each of these partners.

Q14. Will the members of ARAMARK's executive management or board of directors change?

A. No. We do not anticipate any changes to our executive management or our board. However, as a result of the merger and as described in the proxy statement/prospectus, instead of being elected every year, ARAMARK's directors will be elected for three-year terms and as a result only one-third will be elected each year.

Q15. Will ARAMARK's employee stockholders still maintain an economic and a voting majority after the merger, IPO and stock buyback are complete?

A. Yes. Employee stockholders and the 401(k) plans will hold more than 76% of ARAMARK's total outstanding common stock and approximately 89% of its total voting power, assuming the merger, IPO and stock buyback go forward as currently contemplated.

Q16.  Will ARAMARK still encourage employee ownership?

A. Yes. ARAMARK believes that it is important for its managers and employees to continue to have a significant investment in ARAMARK so that they will be motivated to strive for its continued success and share in its potential rewards. After the initial transactions are complete, employees and the 401(k) plans will still own more than 76% of ARAMARK's common stock.

Q17.  What happens if ARAMARK's stockholders do not approve the transactions?

A. If stockholder approval is not obtained, the merger, IPO and tender offer will not occur, and the stockholders' agreement will not be terminated. ARAMARK will remain private and will continue to operate its business as it has in the past. In addition, the current features of the employee stockholder ownership programs will not change.

Q18. Can the board of directors cancel the transactions even if the stockholders approve them?

A. Yes. If at any time the board of directors decides that it is not of the best interest of ARAMARK and its stockholders to proceed, the board will terminate the transactions.

Q19.  What will happen to the ARAMARK name?

A.  ARAMARK's name will remain the same, "ARAMARK Corporation."

Q20.  Are there any risks as a result of the IPO?

A. Yes. The value of your stock will be subject to the ups and downs of the stock market. Initially there also will be restrictions on when you can sell your shares which may create some risk for you.

    ARAMARK will continue to be subject to the risks its business faces every day. More significant risks are discussed in this proxy statement/prospectus under "Risk Factors" beginning on page 14. You should review these risks carefully.

Q22. What percentage of the stockholder vote is required to approve these matters?

A. A majority of ARAMARK's outstanding shares must be voted in favor of the merger. A majority of the shares present and entitled to vote at the special meeting is required to approve the 2001 Equity Incentive Plan. These votes will take place at a special stockholders meeting.

Q23.  Will ARAMARK pay dividends after the IPO?

A. No. ARAMARK does not currently intend to begin paying cash dividends after the IPO. However, the declaration of future dividends on ARAMARK's common stock, if any, will be subject to the discretion of the board of directors, and will depend on, among other things, the results of operations, cash requirements, financial condition, contractual restrictions and other factors the board of directors may deem relevant.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

   We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

   Public Reference Room     Northern Regional Office     Northern Atrium Center
   450 Fifth Street, N.W.    7 World Trade Center         500 W. Madison Street
   Room 1024                 Suite 1300                   Suite 1400
   Washington, DC 20549      New York, New York 10048     Chicago, IL 60661

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

   We filed a registration statement on Form S-4 to register with the SEC the shares of new class A common stock to be delivered in connection with the merger. This document is a part of that registration statement and constitutes our proxy statement/prospectus. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We also have filed a registration statement on Form S-1 relating to our proposed public offering of shares of new class B common stock. You may obtain copies of the Form S-4 and Form S-1 (and any amendments to those documents) in the manner described above.

   This document incorporates by reference the following documents that we have previously filed with the SEC.

Our SEC Filings (File No. 001-
 08827)
  Annual Report on Form 10-K.... Fiscal year ended September 29, 2000
  Quarterly Report on Form 10-   Quarterly periods ended December 29, 2000 and
   Q............................ March 30, 2001 and June 29, 2001

   We are incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date that the offering of shares of new class A common stock through this document is completed. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included in this document.

   You should rely only on the information contained or incorporated by reference in this document when deciding how to vote on the transactions described in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this
document. This document is dated    , 2001. You should not assume that the
information contained in this document is accurate as of any date other than this date, and neither the mailing of this document nor the delivery of shares of new class A common stock in connection with the merger will create any implication to the contrary. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

   You may also request a copy of those materials, free of cost, by writing or telephoning us at the following address:

                                    Ted Hill
                                 Vice President
                               Investor Relations
                                 ARAMARK Tower
                               1101 Market Street
                        Philadelphia, Pennsylvania 19107
                           Telephone: (215) 238-3361

                                    SUMMARY

   This summary highlights information contained elsewhere in this proxy statement/prospectus and may not include all of the information that is important to you. Our fiscal year ends on the Friday nearest September 30 in each year, and is subject to change, by resolution of the board of directors. When we refer to fiscal years, we say fiscal and the year number as in fiscal 2000. In this proxy statement/prospectus, references to leading and largest or references to a position in a market are based on fiscal 2000 sales. We urge you to read the entire proxy statement/prospectus carefully, including "Risk Factors" and the other documents that we refer you to. See "Where You Can Find More Information About Us" on page 6.

                              ARAMARK Corporation

   We are a leading provider of a broad range of outsourced services to business, educational, healthcare and governmental institutions and sports, entertainment and recreational facilities. We have leadership positions in food and support services, uniform and career apparel services and childcare and early education. We seek to continue to capitalize on favorable outsourcing trends by offering a large and diverse client base an expanding portfolio of services to meet their outsourcing needs. In fiscal 2000, we reported sales of approximately $7.3 billion and net income of approximately $168 million. Over the past five years, primarily by expanding our food and support service offerings, maintaining our diverse base of existing client relationships, maintaining high retention rates and increasing our uniform capabilities, we have achieved compound annual sales growth of 8.1% and compound annual operating income growth of 12.8%, adjusted to exclude two divested non-core business lines. We believe we will continue to rapidly grow our business by capitalizing on the continuing growth of the outsourcing market, our market leadership positions and the added access to capital that the public offering will provide us.

   The following diagram provides a brief overview of our business:
                                    [GRAPH]
                                    ARAMARK

Business          Food and                    Uniform and           Educational
Groups:         Support Services             Career Apparel          Resources

Operating                                              Direct       Educational
Segments:   United States  International    Rental    Marketing      Resources

Fiscal
2000(a):
Sales:         $4,396.3       $1,001.9      $969.6     $455.7         $439.4

Operating
Income:         $244.5          $40.2       $118.5     $10.8          $32.3

Services:     Food,        Food,           Rental,    Direct       Infant,
              refreshment, refreshemnt,    sale,      marketing    toddler,
              support      support         cleaning,  of person-   pre-
              services,    services,       mainten-   alized       school
              facility     facility        ance and   uniforms,    and
              maintenance  maintenance     delivery   career       school age
              and house-   and house-      of         apparel      learning
              keeping      keeping         personal-  and          programs
                                           ized       public
                                           uniform    safety
                                           and career equipment
                                           apparel and
                                           other items

----------
(a) Dollars in millions. Operating income excludes $26.7 million of corporate and other expenses.

   We are the second largest food service company in the United States. In most of the other countries in which we operate we are among the top three. Our uniform and career apparel business is the second largest in the United States and provides both rental and direct marketing services. Our childcare and early education business is the second largest in the United States, serving more than 100,000 children. Through our expansive service offerings and geographic presence, our approximately 185,000 employees serve millions of clients and customers around the world, providing services that are key to the successful operations of our clients.

                                 Our Strengths

   Our principal strengths include:

  . Leadership in the Growing Outsourced Services Market. Allows us to capitalize on the growth of outsourcing worldwide, which is outpacing overall economic growth.

  . Broad Portfolio of Services. Enables us to meet a wide variety of our clients' outsourcing needs and provides us with numerous opportunities for continued growth.

  . Diverse Client Base and Strong Client Retention. Provides us with a large, multifaceted source of sales, earnings and cash flow.

  . Significant Scale and Strong Operating Infrastructure. Enables us to efficiently deploy our large and flexible workforce and realize economies of scale.

  . Entrepreneurial Culture and High Level of Employee Ownership. Focuses our people on the creation of shareholder value and effectively aligns their interests with those of our company and our other stockholders.

                                 Our Strategies

   Building on these strengths, we will continue our growth through the following strategies:

  . Capitalize on Favorable Outsourcing Trends. Our markets continue to grow as more organizations decide to outsource non-core support services, and we believe we are well positioned to capitalize on this trend. Our strategy includes identifying and educating existing and potential clients in current and new sectors on the benefits of outsourcing non-core activities.

  . Increase Base Sales Through Expanded Client Partnerships. A key element of our growth strategy is to increase sales at our existing client locations by:

    -- increasing the participation in our service offerings by our clients' employees, students, patients and customers and increasing the per capita spending by consumers of our services primarily through innovative marketing and merchandising programs directed at the ultimate consumers of our services; and

    -- providing additional services to our clients by expanding their use of our broad array of services.

  . Expand Margins by Realizing Additional Operating Efficiencies. Our scale and infrastructure allow us to effectively manage our labor, food and uniform costs. We believe we can continue to expand margins through the increasingly efficient use of our workforce, the application of information systems, expanded purchasing and inventory management programs and increased in-house uniform manufacturing.

  . Increase Penetration of International Markets. We believe that the significant size and the low penetration rates of international markets present a substantial growth opportunity. We intend to increase our presence in these places in which we currently operate and to expand into additional countries.

  . Pursue and Integrate Strategic Acquisitions. We intend to continue to strengthen our existing business through additional acquisitions and strategic investments in the United States and other countries, such as our recently announced acquisition of ServiceMaster Management Services and related entities. We believe the initial public offering will better position us to take advantage of strategic opportunities by providing a publicly traded equity security and by increasing our financial flexibility.


                Risks Relating to Our Business and to the Merger

   As part of your evaluation of the transactions, you should take into account the risks we face in our business and not solely our competitive strengths and business strategies. Our operations may be affected by prevailing economic conditions, including the ramifications of the September 11th terrorists' attacks, our business depends on our ability to hire qualified personnel, our growth strategy involves risks, our future performance depends on our ability to integrate and derive the expected benefits from our acquisition of ServiceMaster Management Services and we are subject to government regulation. Each of our three business groups is subject to additional risks. You should also be aware that there are various risks involved in continuing your investment in our common stock, including risks relating to, among other things, our new certificate of incorporation and bylaws and potential volatility of our common stock. For more information about these and other risks, see "Risk Factors" beginning on page 14. You should carefully consider these risk factors together with all of the other information included in this proxy statement/prospectus.




                            Recent Development


 ServiceMaster Management Services


   On October 3, 2001, we signed a definitive agreement to acquire the management services division of The ServiceMaster Company, referred to herein as ServiceMaster Management Services. The aggregate consideration for the transaction is approximately $800 million in cash. The transaction is subject to customary consents, approvals, conditions and clearances, including under the Hart-Scott-Rodino Act.


   ServiceMaster Management Services is a leader in the provision of facility management services in the United States with net sales of approximately $ billion annually. ServiceMaster Management Services provides a complete range of facility management services to the healthcare, education and business and industry client sectors. Facility management services provided nationwide include custodial services, plant operations and management, groundskeeping, technical support and food services. ServiceMaster Management Services also has operations in Canada and maintains licensing arrangements with local service providers in approximately 25 other countries.


   We believe that our acquisition of ServiceMaster Management Services will further enhance our position as a leading provider of outsourced services. We believe the acquisition will enable us to strengthen our portfolio of services by broadening our facility services base in the United States and internationally. In addition, we believe the acquisition will provide ARAMARK with additional strategic benefits, including opportunities to cross-sell facility management services to our existing clients and opportunities to cross-sell food and support services and other outsourced services to ServiceMaster Management Services' existing clients.

   We intend to finance our acquisition of ServiceMaster Management Services and related expenses in an aggregate of approximately $806 million by borrowing approximately an additional $206 million under our senior revolving credit facility and $600 million under a new bridge financing facility with a group of banks arranged by J.P. Morgan Securities Inc. We expect to repay a portion of the bridge financing with a portion of the proceeds from the public offering.

                              THE SPECIAL MEETING

Date and Time...........     , 2001, at    A.M.

Location................  The sixteenth floor of ARAMARK Tower, 1101 Market
                          Street, Philadelphia, Pennsylvania.

Record Date.............     , 2001. Only stockholders of record as of the
                          close of business on the record date will be entitled to vote at the special meeting.

Voting Shares Held in
Retirement Plan
Trusts..................
                          If you are a participant in the Retirement Savings Plan (the "RSP") or the Uniform Career Apparel Group Retirement Savings Plan (the "AUCA Plan" and, together with the RSP, the "401(k) plans"), you may direct voting of shares allocated to your account by executing and returning to U.S. Trust Company, N.A. voting instructions that are included with this proxy statement/prospectus.

Shares Entitled to        We had    shares of common stock outstanding and
Vote....................  entitled to vote as of the close of business on the record date. These shares are the only securities that may be voted at the special meeting. Each share of class A common stock is entitled to one vote on the proposals and each share of class B common stock is entitled to one vote on the proposals. U.S. Trust
                          Company, N.A., as trustee, owns 16,383,500 shares, which constitute 2.6% of our outstanding common stock entitled to vote as of August 24. ARAMARK'S executive officers and directors as a group currently own 29.6% of our common stock and it is currently expected that they will vote to approve the merger and the 2001
                          Equity Incentive Plan.

Quorum..................  Holders of a majority of the issued and outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the special meeting.

Votes Required..........  A majority of all issued and outstanding shares of our class A common stock and class B common stock entitled to vote and voting as one class is required to adopt the merger agreement at the special meeting. A majority of the shares of our common stock present in person or by proxy and entitled to vote at the special meeting is required to approve the 2001 Equity Incentive Plan. The written consents of management investors holding, together with their permitted transferees, a majority of the shares held by management investors and their transferees and the written consents of holders of three-fourths of the shares held by outside investors are required to amend the stockholders' agreement to provide that it will terminate upon the consummation of the merger.

Revocability of           You have the right to revoke your proxy with respect
Proxies.................  to Proposals 1 and 2 at any time before it is voted by giving written notice of revocation to our Secretary, by submitting a subsequent later-dated proxy or by voting in person at the special meeting.
                          Your written consent to the amendment of the stockholders' agreement is irrevocable; once you have submitted an executed consent it cannot be withdrawn.

Appraisal Rights........  Holders of class B common stock will not be entitled to appraisal rights as a result of the merger because the Delaware General Corporation Law (the "DGCL") provides that holders of shares are not entitled to appraisal rights if at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting to act upon the merger the shares were held of record by more than 2,000 holders and such stockholders are not required to accept anything in the merger except shares of the surviving corporation.

                          Subject to compliance with the procedures set forth in Section 262 of the DGCL, the full text of which is included as Annex B to this proxy statement/prospectus, holders of class A common stock are entitled to exercise appraisal rights as a result of the merger. Holders of class A common stock who have not voted in favor of the merger and make a demand for appraisal in accordance with Section 262 prior to the stockholder vote on the merger agreement at the special meeting will have the right to obtain cash for their shares in the amount a court determines is the "fair value" of such shares (excluding any element of value arising from the accomplishment or expectation of the merger), together with a fair rate of interest, if any, to be paid upon such "fair value." We cannot predict what a court would determine to be the "fair value" of the shares of class A common stock excluding any element of value that arises from the contemplated transaction. Any demand for appraisal must be made prior to the stockholder vote on the merger agreement at the special meeting. Holders of class A common stock should note that the failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights. Therefore, holders considering exercising their appraisal rights should carefully review the full text of Section 262 included as Annex B to this proxy statement/prospectus. Holders should also be aware that the "fair value" of their shares of class A common stock as determined by a court could be more than, the same as or less than (i) the value of the shares of new class A common stock that they would otherwise receive in the merger or (ii) the appraised value of the class A common stock as calculated by our independent appraisal firm as part of the Company's quarterly appraisal process.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The following table presents our summary consolidated financial and other data. Throughout this proxy statement/prospectus, our fiscal years ended on September 27, 1996, October 3, 1997, October 2, 1998, October 1, 1999 and September 29, 2000 are referred to as fiscal 1996, fiscal 1997, fiscal 1998, fiscal 1999 and fiscal 2000, respectively. The historical data for each of the fiscal years in the five year period ended September 29, 2000 are derived from our consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The data for the nine month periods ended on June 30, 2000 and June 29, 2001 are derived from our unaudited condensed consolidated financial statements which include all adjustments, consisting of only normal adjustments that management considers necessary for the fair presentation of the consolidated financial position and results of operations for these interim periods. You should not consider results for the nine month periods to be indicative of full year results. The following data should be read in conjunction with Management's Discussion and Analysis of Results of Operations and Financial Condition incorporated by reference herein.

                                             Fiscal                         Nine Months Ended
                          ------------------------------------------------  ------------------
                                                                            June 30,  June 29,
                            1996    1997(1)     1998      1999      2000      2000      2001
                          --------  --------  --------  --------  --------  --------  --------
                                     (in millions, except per share amounts)
Income Statement Data:
Sales...................  $6,368.9  $6,576.1  $6,638.9  $6,742.3  $7,262.9  $5,349.5  $5,809.2
Operating income (2)....     295.2     331.9     333.1     375.2     419.6     277.0     306.6
Interest and other
 financing costs, net...     116.0     116.0     117.3     135.8     147.8     108.2     119.7
Income before
 extraordinary item
 (3)....................     112.2     146.1     133.7     150.2     168.0     103.4     115.2
Net income..............     109.5     146.1     129.2     150.2     168.0     103.4     115.2
Pro forma (as adjusted)
 net income: (4)........                                             176.4               121.2
Earnings per share:
 Income before
  extraordinary item:
 Basic..................     $0.84     $1.16     $1.17     $1.59     $1.88     $1.15     $1.34
 Diluted................      0.79      1.10      1.10      1.48      1.77      1.08      1.27
 Net income:
 Basic..................     $0.82     $1.16     $1.14     $1.59     $1.88     $1.15     $1.34
 Diluted................      0.77      1.10      1.06      1.48      1.77      1.08      1.27
 Pro forma net income:
  (5)
 Basic..................                                             $0.94               $0.67
 Diluted................                                              0.88                0.64
 Pro forma (as adjusted)
  net income: (4)
 Basic..................                                              0.93                0.66
 Diluted................                                              0.85                0.61

                                                                                     June 29, 2001
                                                                                 -----------------------
                                                                                  Actual    Pro Forma(4)
                                                                                 --------   ------------
Balance Sheet Data (at
 period end):
Total assets............. $2,844.8   $2,753.6   $2,741.3   $2,870.5   $3,199.4   $3,133.1     $3,133.1
Long-term borrowings:
 Senior..................  1,160.8    1,084.9    1,678.3    1,583.0    1,777.7    1,713.2      1,504.2
 Subordinated............    161.2      129.0       26.7       26.7        --         --           --
Shareholders' equity
 (deficit) (6)...........    296.2      370.0      (78.9)     126.6      111.5      182.8        411.8

                                             Fiscal                                Nine Months Ended
                          ----------------------------------------------------   -----------------------
                                                                                 June 30,     June 29,
                            1996     1997(1)      1998       1999       2000       2000         2001
                          --------   --------   --------   --------   --------   --------   ------------
Other Financial Data:
EBITDA (7)...............   $478.0     $523.6     $528.9     $568.9     $640.4     $436.3       $486.1
Net cash provided by
 operating activities....    239.3      230.1      276.7      293.2      407.1      237.8        319.8
Net cash used in
 investing activities....   (247.6)     (59.7)    (189.6)    (216.2)    (483.6)    (442.7)      (181.2)
Net cash provided
 by/(used in) financing
 activities..............     10.6     (168.3)     (93.8)     (69.9)      73.4      216.2       (133.9)

--------
(1)  Fiscal 1997 is a fifty-three week period.
(2) Operating income is net of goodwill amortization of $20.8 million in fiscal 1996, $22.2 million in fiscal 1997, $22.1 million in fiscal 1998, $21.3 million in fiscal 1999, $22.2 million in fiscal 2000, $16.3 million in the nine month period ended June 30, 2000 and $18.8 million in the nine month period ended June 29, 2001.
(3) During fiscal 1996 and fiscal 1998, we redeemed or replaced certain of our indebtedness, resulting in extraordinary charges, net of taxes, of $2.7 million in fiscal 1996 and $4.5 million in fiscal 1998.
(4) The pro forma (as adjusted) net income and earnings per share information for fiscal 2000 and the nine month period ended June 29, 2001 assumes the completion of the merger as discussed in footnote (5) and that $367.8 million of the net offering proceeds are used to fund a cash tender offer for 13.4 million shares of class A common stock at a price of $22.00 per share and a repurchase from the 401(k) plans of 3.3 million shares of class A common stock at a price of $22.00 per share, with the remaining net offering proceeds of approximately $209.0 million used to repay borrowings under our senior revolving credit facility. The pro forma (as adjusted) net income and earnings per share information assumes the offering and the stock buyback were completed at the beginning of the respective periods. Pro forma (as adjusted) net income assumes a reduction of interest expense net of tax of approximately $8.4 million for fiscal 2000 and $6.0 million for the nine month period of fiscal 2001. The weighted average shares outstanding used to compute pro forma (as adjusted) diluted earnings per share were 208.3 million and 198.6 million for fiscal 2000 and the nine month period of fiscal 2001, respectively. The pro forma balance sheet information assumes the offering and the stock buyback were completed on June 29, 2001. The pro forma balance sheet information also assumes the termination of the stockholders' agreement, which would terminate our obligation to purchase common stock under the agreement, eliminating the reclassification of the purchase obligation from shareholders' equity (see "Capitalization").
(5) Pro forma earnings per share amounts reflect the merger exchange ratios, which will have the effect of a two-for-one stock split. The weighted average shares outstanding for purposes of computing diluted earnings per share are 190.2 million in fiscal 2000 and 181.5 million in the nine month period ended June 29, 2001.
(6) Fiscal 1998 shareholders' equity (deficit) reflects the repurchase of approximately $530 million of our old class A common stock pursuant to a cash tender offer in June 1998.
(7) EBITDA represents net income before interest, taxes, depreciation and amortization, a measurement used by management to measure operating performance. EBITDA is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies calculate EBITDA identically, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

                                  RISK FACTORS

Risks Relating to ARAMARK's New Certificate of Incorporation and Bylaw Provisions and the Public Offering

   The class A common stock that you receive in the merger initially will be illiquid.

   The new class A common stock that you receive as a result of the merger will not be listed on a national securities exchange or traded in an organized over-the-counter market. In addition, ARAMARK's new certificate of incorporation will further restrict transferability of your new class A shares. Under these provisions, class A-1, class A-2 and class A-3 common stock may not be transferred to anyone other than a permitted transferee until 180 days, 360 days or 540 days after the pricing of our public offering, as the case may be.

   Pursuant to ARAMARK's new certificate of incorporation, you also will be prohibited from buying a put option, selling a call option, short selling or entering into any other hedging or insurance transaction relating to your common stock which is subject to transfer restrictions during the applicable restricted periods.

   We anticipate that the internal market will no longer be offered after the merger and the public offering are completed and after the termination of the stockholders' agreement you will no longer be able to require us to repurchase your shares upon your normal retirement, death or disability. Therefore, you may not be able to sell or transfer the new class A common stock that you receive for a period of time.

   The market price of our new class B common stock may be volatile, which could cause the value of your investment in ARAMARK to decline.

   Because your class A common stock will be converted into class B common stock if you sell your class A common stock to anyone other than a family member or similar person to whom shares are transferred for estate planning purposes, the market price of our class B common stock will determine the value of our class A common stock. Any of the following factors, among others, could affect the market price of our class B common stock:

  .  changes in earnings estimates by financial analysts

  .  our failure to meet financial analysts' performance expectations

  .  changes in market valuations of other companies in our industries

  . the expiration of the transfer restrictions to which the class A or class B-1, B-2 or B-3 common stock is subject which could result in additional shares being sold in the market

  .  general market and economic conditions

   In addition, many of the risks described elsewhere in this "Risk Factors" section could materially and adversely affect our stock price. The stock markets have experienced price and volume volatility that has affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may affect the market price of our class B common stock and the value of your shares.

   Our certificate of incorporation and bylaw provisions, and several other factors, could limit another party's ability to acquire us without the approval of our board of directors and deprive you of the opportunity to obtain a takeover premium for your shares.

   A number of provisions that are in our certificate of incorporation and bylaws will make it difficult for another company to acquire us and for you to receive any related takeover premium for your shares. For example, our certificate of incorporation provides that stockholders may not act by written consent and may not call a special meeting.

   Our certificate of incorporation provides for a classified board of directors and authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. These provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or making a proposal to acquire, a majority of our outstanding stock and could adversely affect the prevailing market price of the class B common stock. The rights of the holders of class B common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock that may be issued in the future. Under our rights agreement, each share of our common stock has associated with it one preferred stock purchase right. Each of these rights
entitles its holder to purchase, at a purchase price of $   , subject to
adjustment, one one-thousandth of a share of Series C junior participating preferred stock under circumstances provided for in the rights agreement. If any person other than our employee benefit plans or Mr. Neubauer acquires more than 15% of our class B common stock (or if Mr. Neubauer acquires more than [ ]% of our class B common stock, excluding shares acquired pursuant to our employee benefit plans), each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our shares of common stock having a market value two times the purchase price.


   In addition, our capital structure may deter a potential change in control because our voting power will be concentrated in our new class A common stock. These shares will be held by our current stockholders and, upon any valid transfer to someone who is not a "permitted transferee," will automatically convert into new class B common stock. This automatic dilution of voting power in the hands of a potential acquiror would have the effect of preventing that potential acquiror from obtaining voting control despite acquiring a majority of the new class A common stock and therefore may be a deterrent to a potential acquisition transaction. We anticipate that in the future we will issue class A common stock to our managers and employees, which may include managers and employees of companies we acquire. Our managers and employees may be less inclined to accept a takeover offer for their shares than other stockholders.

   Sales by current stockholders of a large number of our shares could cause the value of your shares to decline.

   As described below, up to 1.5 million shares of class A common stock that are anticipated to be held by foundations and charities may be eligible to be freely sold in the public market immediately after the initial public offering and up to 1.0 million additional shares held by charities will be eligible to be freely sold in the public markets on the 91st day after the pricing of the initial public offering. In addition, as the restricted periods on class A common stock expire, those shares will be eligible to be sold in the public market, and upon sale will be automatically converted into unrestricted class B common stock. Excluding shares held by the 401(k) plans, shares subject to the resale limitations of Rule 144 and the up to 2.5 million shares of class A common stock that may be freely sold earlier, after 180 days after the pricing of the initial public offering, approximately 37,918,303 shares of class A-1 common stock will become freely transferable; after 360 days after pricing of the initial public offering, approximately an additional 22,976,543 shares of class A-2 common stock will become freely transferable; and after 540 days after pricing of the initial public offering, approximately an additional 22,976,543 shares of class A-3 common stock will become freely transferable. An additional 32,767,000 shares of class A-1 common stock are held by the 401(k) plans. After 180 days after pricing of the initial public offering, these shares may be distributed to an employee or sold to provide cash distributions to that employee only upon or after that employee's termination of employment or in certain limited circumstances while the employee is still employed. Under the terms of the 401(k) plans, the trustee is otherwise required to hold these shares, subject only to the requirements of federal law. Excluding 1.5 million shares that Mr. Neubauer may transfer to foundations and charities, shares subject to the resale limitations of Rule 144 include 16,010,842 shares of class A-1 common stock, 16,010,843 shares of class A-2 common stock and 16,010,843 shares of class A-3 common stock. Of these Rule 144 shares, Joseph Neubauer, our chief executive officer, and certain related parties own approximately 9,078,464 shares of class A-1 common stock, 9,078,464 shares of class A-2 common stock and 9,078,464 shares of class A-3 common stock. In addition, after the expiration of the 180 day lockup period, our board of directors will have the ability to authorize limited transfers that result in shares of class A common stock converting into shares of unrestricted class B common stock. All of the foregoing share amounts exclude the impact of the stock buyback.

   Mr. Neubauer, the Neubauer Family Foundation and certain trusts of which Mr. Neubauer is the settlor may exercise registration rights with respect to their shares of common stock for which restricted periods have expired or do not apply, at any time after 360 days after pricing of the initial public offering and with respect to all of their shares at any time after 540 days after pricing of the initial public offering or, subject to the prior consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., at any time after 180 days and before 360 days after pricing of the initial public offering. In addition, Mr. Neubauer's estate may exercise demand registration rights with respect to his shares of common stock at any time after 180 days and before 360 days after pricing of the initial public offering. Mr. Neubauer and those related parties also have unlimited piggyback registration rights with respect to their shares of common stock that commence on the 181st day after the pricing of the initial public offering. Upon registration and sale, these shares will convert into shares of unrestricted class B common stock and will become freely transferable.

   Under the terms of our charter, charitable organizations will be permitted to sell up to 1.0 million shares of our common stock donated to them prior to May 25, 2001, beginning on the 91st day after pricing of the initial public offering, and such shares will be freely transferable. In addition, we anticipate that our board of directors will approve a conversion transfer in which Mr. Neubauer will transfer up to 1.5 million shares of his class A common stock to private and public foundations and charities, and upon such transfer such shares may be freely transferable shares of unrestricted class B common stock. With respect to the shares that Mr. Neubauer intends to transfer to his private foundation, Mr. Neubauer, the sole trustee of the foundation, has advised us that the foundation has no current intention or need to dispose of such shares during the 180 day period after the pricing of the initial public offering.

   Substantial numbers of our shares are held by management employees and their permitted transferees. These holders have owned their shares for many years and have not had access to a public market in which to sell their shares. We cannot assure you that these significant stockholders will not take advantage of a public market to sell significant amounts of their stock. Substantial sales could adversely affect the market value of unrestricted class B common stock. In addition, 32,447,738 shares of class A common stock are issuable upon exercise of outstanding options, only 1,454,786 of which are currently vested, and 3,573,340 shares of class A common stock are issuable upon conversion of outstanding deferred stock units. We will also have the ability to grant substantial amounts of additional options.

Risks Relating to Our Business

 General

   Unfavorable economic conditions and increased operating costs adversely affect our results of operations and financial condition.

   Recently, our food and support services and uniform and career apparel segments have been adversely affected by weaker economic conditions in the United States, particularly with respect to manufacturing and technology clients. Production cutbacks in the manufacturing industry have adversely affected our results of operations for the first nine months of fiscal 2001. Layoffs and business downturns have increased among our business clients, which has negatively affected our sales. We estimate that these unfavorable economic conditions have reduced our consolidated sales for the first nine months of fiscal 2001 by approximately 2% from the level of sales we would have expected absent such conditions. A national or international economic downturn reduces demand for our services in each of our operating segments, which has resulted, and may in the future result, in the loss of business or increased pressure to contract for business on less favorable terms than our generally preferred terms.

   Our profitability could be adversely affected if we were faced with cost increases for food, fuel, utilities, wages, piece goods, clothing and equipment, especially to the extent we were unable to recover such increased costs through increases in the prices for our services, due to general economic conditions, competitive conditions, or both. For example, substantial increases in the cost of fuel and utilities have resulted in substantial cost increases in our uniform services business, and to a lesser extent in our food and support services segment, which have not been fully recoverable due to general economic conditions, competitive conditions, or both. In particular, our business segments that operate in California have been negatively impacted by significant increases in electricity, natural gas and fuel costs. We estimate that our costs have increased in the range of $6 million to $8 million in the first nine months of fiscal 2001 as a result of these factors. Increases in energy costs particularly impact our uniform and career apparel business.

   Our business may suffer if we are unable to hire and retain sufficient qualified personnel or if labor costs continue to increase.

   Over the past several years, the United States has experienced reduced levels of unemployment. This has created a shortage of qualified workers at all levels. Given that our workforce requires large numbers of entry level and skilled workers and managers, continuation of low levels of unemployment could compromise our ability in certain of our businesses to continue to provide quality service or compete for new business. From time to time, we have had difficulty in hiring and maintaining qualified management personnel, particularly at the entry management level. We will continue to have significant requirements to hire such personnel. Our success depends to a substantial extent on the ability and experience of our management, particularly our Chairman and Chief Executive Officer, Joseph Neubauer. After the initial public offering, we may experience more employees leaving our employ, as employees will now have the ability to leave our employ with their ARAMARK common stock, which they could not previously do, and with potentially more financial resources. We also regularly hire a large number of part-time workers, particularly in our food and support services segments. Any difficulty we may encounter in hiring such workers could result in significant increases in labor costs, all of which could have a material adverse effect on our business, financial condition and results of operations. Competition for labor has resulted in wage increases that in some recent periods have had the effect of substantially increasing our labor costs. We estimate that such competition for labor has increased our wage costs for certain of our businesses in the range of 3% to 5% from what such costs would have been absent such conditions. Due to the labor intensive nature of our businesses, a continued shortage of labor or increases in wage levels in excess of normal levels could have a material adverse effect on our results of operations.

   Our expansion strategy involves risks.

   We may seek to acquire companies or enter into joint ventures that complement our business, and our inability to complete acquisitions, integrate acquired companies successfully or enter into joint ventures may render us less competitive. We may be evaluating acquisitions or engage in acquisition negotiations at any given time. We cannot assure you that we will be able to identify acquisition candidates or joint venture partners on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements or it could be more expensive than our current debt. In addition, our ability to control the planning and operations of our joint ventures may be subject to numerous restrictions imposed by the joint venture agreements. Our joint venture partners may also have interests which differ from ours.



   The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. To the extent that we have miscalculated our ability to integrate and operate the business to be acquired, we may have difficulty in achieving our operating and strategic objectives. The diversion of management attention, particularly in a difficult operating environment, may affect our sales. Possible future acquisitions could result in the incurrence of additional debt and related interest expense, contingent liabilities and amortization expenses related to intangible assets, all of which could have a materially adverse effect on our financial condition, operating results and/or cash flow. After this offering, we may finance acquisitions through the issuance of additional shares of our common stock.

   If we are unable to successfully integrate ServiceMaster Management Services or derive the benefits we expect, our operating results, sales and profits may be materially adversely affected.


   Our future results of operations and cash flow may depend in part upon our ability to integrate ServiceMaster Management Services and achieve the strategic operating objectives we anticipate from this acquisition. We have not previously undertaken an integration process as large as the integration plans required by this acquisition. In order to succeed, we will need to:


  . capitalize on the opportunities afforded by ARAMARK's and ServiceMaster's combined services offerings;


  . maintain strong relationships with clients, which as a result of the ServiceMaster acquisition will increase by approximately [ ] to approximately [ ] of our facilities management clients;


  . combine and manage our employee base, which as a result of the ServiceMaster acquisition will increase by approximately 18,000 to a total of approximately 218,000 employees; and


  . integrate operating and financial systems.


   ServiceMaster's business is based upon contractual relationships with customers. Some or all of those customers may choose not to continue their contractual relationship with us at the time of contract renewals. In addition, the acquisition of ServiceMaster Management Services will increase our debt levels by approximately $806 million, significantly exceeding historical levels, and our interest expense in fiscal 2001 on a pro forma basis giving
effect to this acquisition would have increased by $[    ] million. As a
result, we will need to manage effectively our cash position and working capital levels.


   The recent terrorist attacks on the United States may directly and indirectly negatively affect our operating results, sales and profits.


   The September 11, 2001 terrorist attacks on New York City and Washington, D.C. will adversely affect our operating results in the fourth fiscal quarter of 2001. Our retail and food service operations in the World Trade Center and our childcare and food service operations at the Pentagon were directly affected by the attacks. Certain of our other businesses were indirectly affected as described below. If the events of September 11th result in a further economic slowdown and disruptions in the United States and Europe, the negative effects on our business could be prolonged and pervasive, however, it is not possible to estimate such effects at this time. The national and global response to these terrorist attacks, many of which are still being formulated, including recent military, diplomatic and financial responses and any possible reprisals as a consequence of allied actions; may materially adversely affect us in ways we cannot predict at this time.

   Our business has been, and will continue to be affected in various ways including, but not limited to:

  . the loss of property such as operating equipment and merchandise inventory;

  . costs incurred in providing assistance to the victim relief efforts;

  . direct costs of restoring our operations including cleanup, relocation, data re-creation, etc;

  . impairment of intangible assets;

  . lost sales and profits from closed and curtailed operations in the affected areas;

  . the lost opportunity to generate sales and profits as a result of sporting and other recreational event cancellations/postponements and reduced attendance at such events, reduced employment levels, particularly in the airline and related industries, reduced visitation at parks and resorts, and reduced attendance at conventions and;

  . increased cost of property and liability insurance and possible increased retentions due to uncertainty in the worldwide insurance and reinsurance markets.

The impact of the above has not yet been quantified, but likely was significant to our fiscal fourth quarter 2001 operating results and will likely adversely affect our fiscal 2002 operating results as well.

   We anticipate a substantial portion of our direct costs and other losses will be covered by insurance. We maintain workers compensation, general liability, property damage and business interruption coverages. The process of quantifying and compiling insurance claims and arranging settlements with multiple insurance carriers has begun, but will be ongoing for an extended time period. While we are unable to estimate the ultimate amount of our insurance recovery at this time, we anticipate a significant recovery.

   Requirements imposed by governmental regulations or interpretation of governmental regulations may change and require us to incur substantial expenditures to comply.

   We are subject to governmental regulation at the federal, state, provincial and local level in many areas of our business, such as food safety and sanitation, the sale of alcoholic beverages, environmental issues, childcare and the services we provide in connection with governmentally funded entitlement programs. While we endeavor to attain and maintain compliance with all applicable laws and regulations, governmental units may make changes in the regulatory frameworks within which we operate that may require either the corporation as a whole or individual businesses to incur substantial increases in costs in order to comply with such laws and regulations. While we attempt to comply with all applicable laws and regulations, we cannot assure you that we are in full compliance with all applicable laws and regulations or interpretations thereof at all times or that we will be able to comply with any future laws, regulations or interpretations thereof. If we fail to comply with applicable laws and regulations, we may be subject to criminal sanctions or civil remedies, including fines or injunctions. The cost of compliance or the consequences of non-compliance could have a material adverse effect on our business and results of operations.

   Changes in or new interpretations of the governmental regulatory framework may affect our contract terms and may reduce our sales or profits.

   A portion of our sales, estimated to be approximately 15% in fiscal 2000, is derived from contracts with U.S. federal, state and local governments and agencies. Changes or new interpretations in the regulatory framework applicable to services provided under governmental contracts or bidding procedures, particularly by our food and support services businesses, could result in modifications to the methods we apply to price government contracts and in contract terms of shorter duration than we have historically experienced, which could result in sales profits lower than we have historically achieved, which could have an adverse effect on our results of operations.

   Our international business results are influenced by currency fluctuations and other factors that are different than in the U.S. market.

   A significant portion of our sales is derived from international markets. During fiscal 2000, approximately 14% of our sales were generated outside the United States. The operating results of our international subsidiaries are translated into U.S. dollars and such results are affected by movements in foreign currencies relative to the U.S. dollar. Sales of our Food and Support Services International segment were unfavorably affected by currency translation by approximately 9% for the first nine months of our fiscal year 2001.

   Our international operations are also subject to other risks, including national, provincial and local regulatory requirements; potential difficulties in staffing and labor disputes; managing and obtaining support and distribution for local operations; credit risk or financial condition of local customers; risk of nationalization of private enterprises; potential imposition of restrictions on investments; potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries; foreign exchange restrictions; and local political and social conditions. There can be no assurance that the foregoing factors will not have a material adverse effect on our international operations or on our consolidated financial condition and results of operations.

   Our operations are seasonal.

   In the first and second fiscal quarters, within the Food and Support Services--United States segment, there is a lower level of sales at the historically higher margin sports, entertainment and recreational food service operations which is partly offset by increased activity in the educational sector. In the third and fourth fiscal quarters, there has historically been a significant increase in sales at sports, entertainment and recreational accounts, which is partially offset by the effect of summer recess in the educational sector. The sales of WearGuard(R), one of our direct marketing companies, generally increase during the first quarter of the fiscal year because of the onset of colder weather in the northern tier of the United States as well as the gift giving holidays. For these reasons, a quarter to quarter comparison is not a good indication of our performance or how we will perform in the future.

   Our indebtedness may restrict certain growth opportunities.

   As of     , 2001, on a pro forma basis, we would have had approximately $
billion of outstanding indebtedness, including $806 million of indebtedness to be incurred to finance the acquisition of ServiceMaster Management Services and related expenses. The size of our indebtedness may restrict the pursuit of certain new business opportunities. We will also have to use a substantial portion of our cash flow to service our debt, which may prevent us from pursuing certain new business opportunities and certain acquisitions. Failure to maintain certain financial ratios could cause us to violate the terms of our credit facility agreements and thereby result in acceleration of our indebtedness, impair our liquidity and limit our ability to raise additional capital. Our failure to make required debt payments could result in an acceleration of our indebtedness, in which case the lenders thereunder would be entitled to exercise their remedies. We may incur additional indebtedness in the future.


 Food and Support Services

   Competition in our industry could adversely affect our results of operations.

   There is significant competition in the food and support services business from local, regional, national and international companies, of varying sizes, many of which have substantial financial resources. Our ability to successfully compete depends on our ability to provide quality services at a reasonable price and to provide value to our customers. Certain of our competitors may be willing to underbid us or accept a lower profit margin or expend more capital in order to obtain or retain business. In addition, existing or potential clients may elect to self operate their food service, eliminating the opportunity for us to compete for the account. While we have significant international presence, should business sector clients require multi-national bidding, we may be placed at a competitive disadvantage because we may not be able to offer services in as many countries as some of our competitors.

   Sales of sports, entertainment and recreational services would be adversely affected by a decline in attendance at client facilities or by a reduction or cessation of events.


   The portion of our food and support services business which provides services in public facilities such as stadiums, arenas, amphitheaters convention centers and tourist and recreational attractions is sensitive to an economic downturn, as expenditures to attend sporting events or concerts, take vacations, or hold or attend conventions is funded to a partial or total extent by discretionary income. A decrease in such discretionary income on the part of potential attendees at events in our clients' facilities could result in a reduction in our sales.

   Further, because our exposure to the ultimate consumer of what we provide is limited by our dependence on our clients to attract customers to their facilities and events, our ability to respond to such a reduction in our sales is limited. For example, we have recently experienced an increase in event cancellation at convention centers which we believe is attributable to the current economic slowdown. As a result of such cancellations, we estimate our consolidated sales for the first nine months of fiscal 2001 were reduced by less than 1% from the level of sales we would have expected absent such cancellations. We believe the impact of the terrorist attacks resulted in additional event cancellations in our fourth fiscal quarter, as well as the first quarter of fiscal

2002. There are other occurrences which could reduce events in a facility or attendance at an event including labor disruptions involving sports leagues, poor performance by the teams playing in a facility and inclement weather, which would adversely affect sales and reduce profits. Our sales and results of operations were adversely affected by the labor stoppage that disrupted the 1994 and 1995 Major League Baseball seasons. We estimated, at the time, that our consolidated operating income would have been approximately 5% higher in fiscal 1995 and approximately 3% higher in fiscal 1994 had the Major League Baseball and other labor disruptions not occurred. The current Major League Baseball Collective Bargaining Agreement expires after the 2001 season. A shortened or cancelled 2002 season could result in a substantial loss of sales at Major League Baseball stadiums. In addition, many professional sports teams, including some of our clients, are currently either planning to move to a new facility or are considering doing so. Generally our sports facility contracts do not entitle us to move to a new facility when the sports team tenant of the present facility moves.


   The pricing and cancellation terms of our food and support services contracts may constrain our ability to recover costs and to make a profit on our contracts.

   The amount of risk that we bear and our profit potential vary depending on the type of contract under which we provide food and support services. We may be unable to fully cover costs on contracts that limit our ability to increase prices or to recover costs. In addition, we provide many of our services under short term, open ended cancellable contracts. Some of our profit and loss contracts contain minimum guaranteed remittances to our client regardless of our sales or profit at the facility involved. If sales do not exceed costs under a contract which contains minimum guaranteed commissions, we will be liable for bearing any losses which are incurred, as well as the guaranteed commission. Generally, our contracts limit our ability to raise prices on the food, beverages and merchandise we sell within a particular facility without the client's consent. In addition, some of our contracts exclude certain events or products from the scope of the contract, or give the client the right to modify the terms under which we may operate at certain events. The refusal by individual clients to permit the sale of some products at their venues, or the imposition by clients of limits on prices which are not economically feasible for us, could adversely affect our sales and results of operations.

   Claims of illness or injury associated with the service of food and beverage to the public could adversely affect us.

   Claims of illness or injury relating to food quality or handling are common in the food service industry, and a number of these claims may exist at any given time. As a result, we could be adversely affected by negative publicity resulting from food quality or handling claims at one or more of the facilities that we serve. In addition to decreasing our sales and profitability at our facilities, adverse publicity could negatively impact our service reputation, hindering our ability to renew contracts on favorable terms or to obtain new business. In addition, broader trends in food consumption, such as the recent concern about beef consumption in Europe, may from time to time disrupt our business.

   One distributor provides approximately 55% of our U.S. food and non-food products (approximately 37% of our consolidated purchases of food and non-food products), and if our relationship or their business were to be disrupted, we could experience short term disruptions to our operations and cost structure.

   If our relationship with, or the business of, our main U.S. distributor of our food and non-food products were to be disrupted, we would have to arrange alternative distributors and our operations and cost structure could be adversely affected in the short-term.

   Governmental regulations may subject us to significant liability.

   Our operations are subject to various governmental regulations, including those governing:

  .  the service of food and alcoholic beverages;

  .  minimum wage and employment;

  .  governmentally funded entitlement programs;

  .  environmental protection; and

  .  human health and safety.

   The regulations relating to each of our food and support service sectors are many and complex. For example, while there are a variety of regulations at various governmental levels relating to the handling, preparation and serving of food (including in some cases requirements relating to the temperature of food), and the cleanliness of food production facilities and the hygiene of food-handling personnel, these regulations are enforced primarily at the local public health department level. While we attempt to fully comply with all applicable laws and regulations, we cannot assure you that we are in full compliance with all applicable laws and regulations at all times or that we will be able to comply with any future laws and regulations. Furthermore, additional or amended regulations in this area may significantly increase the cost of compliance.

   We serve alcoholic beverages at many facilities, and must comply with applicable licensing laws, as well as state and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to certain persons such as an individual who is intoxicated or a minor. If we violate dram shop laws, we may be liable to third parties for the acts of the patron. Although we sponsor regular training programs in cooperation with state authorities to minimize the likelihood of such a situation, we cannot guarantee that intoxicated or minor patrons will not be served or that liability for their acts will not be imposed on us. There can be no assurance that additional regulation in this area would not limit our activities in the future or significantly increase the cost of regulatory compliance. We must also obtain and comply with the terms of licenses in order to sell alcoholic beverages in the states in which we serve alcoholic beverages. Some of our contracts require us to pay liquidated damages during any period in which our liquor license for the facility is suspended, and most contracts are subject to termination if we lose our liquor license for the facility.

 Uniform and Career Apparel

   Competition in the uniform rental industry could adversely affect our results of operations.

   We have a number of major national competitors with significant financial resources. In addition there are strong regional and local uniform suppliers, whom we believe may have strong customer loyalty. While most customers focus primarily on quality of service, uniform rental is a price-sensitive service and if existing or future competitors seek to gain or retain market share by reducing prices, we may be required to lower prices, which would reduce our sales and profits. The uniform rental business requires investment capital for growth. Failure to maintain capital investment in this segment would put us at a competition disadvantage.

   Environmental regulations may subject us to significant liability and limit our ability to grow.

   Our uniform rental segment is subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, industrial laundries use and must dispose of detergent wastewater and other residues through publicly operated treatment works or similar government facilities and are subject to volume and chemical discharge limits and penalties and fines for non-compliance. In the past, we have settled, or contributed to the settlement of, actions or claims brought against us relating to the disposal of hazardous materials. Although past settlements and contributions have not been material, there can be no assurance that we will not have to expend material amounts to rectify the consequences of any such disposal in the future. Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. While we conduct diligence investigations on acquired properties and attempt to fully comply with all applicable laws and regulations, there can be no assurances that acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third-party actions such as tort suits. In addition, such regulations may limit our ability to identify suitable sites for new or expanded plants.

 Educational Resources

   Competition in the childcare and early education industry is extensive and competitors may price their offerings below ours, which could cause a reduction in our sales and profits.

   Local nursery schools, childcare centers and in-home providers generally charge less for their services than we do. Many church-affiliated and other non-profit childcare centers have lower operating expenses than we do and may receive donations and/or other funding to subsidize operating expenses. Consequently, operators of such centers often charge tuition rates that are less than our rates. In addition, fees for home-based care are normally substantially lower than fees for center-based care because providers of home-based care are not always required to satisfy the same health, safety, insurance or operational regulations as our centers. Our competition also includes other large, geographically broad-based, for-profit early education and childcare companies. In addition, a number of states and local governments are operating or considering operating public preschools. In recent periods, reduced enrollment at mature centers and competitive pricing pressures have reduced our sales and profits.

   Adverse publicity and litigation concerning incidents at childcare centers could adversely affect our business and results of operations.

   Parent trust and referrals by other parents are very significant in the maintenance and growth of our business, and any decrease in trust or referrals can adversely affect our business. This trust is directly related to our reputation and favorable brand identity. However, like many other childcare providers, we are periodically subject to litigation alleging negligent hiring, training or supervision, inappropriate contact with children or other acts arising out of alleged incidents at our centers. Any adverse publicity concerning such incidents at one of our childcare centers, or childcare centers generally, could damage our reputation and could have an adverse effect on enrollment at our centers. Claims in the past have been covered by insurance. We believe our current claims will be covered by insurance. However, our insurance premiums may increase substantially in the future as a consequence of conditions in the insurance business generally, or our situation in particular, and continuing publicity with respect to alleged instances of child abuse in our industry could result in our inability to obtain insurance without a substantial increase in cost. Furthermore, our current or future insurance coverage may not protect us against all such claims.

   The childcare industry is heavily regulated and our failure to comply with those regulations could subject us to substantial liability or inhibit our ability to operate.

   Childcare centers are subject to numerous state, local and federal regulations and licensing requirements which generally cover the fitness and adequacy of buildings and equipment, the ratio of staff to enrolled children, staff training, record keeping, the dietary program, the curriculum and compliance with health and safety standards, and if we fail to comply with these, we may be prohibited from operating one or more of our childcare centers. Some changes, such as increasing the ratio of staff to enrolled children, can result in significantly increased costs to operate our business. If one of our centers fails to comply with applicable regulations, that center could be subject to state sanctions. These sanctions may include fines, corrective orders, probation or, in more serious cases, suspension or revocation of the center's license to operate. Changes in the regulatory frameworks within which we operate may cause us to incur substantial increases in costs in order to comply. While we attempt to fully comply with all applicable laws and regulations, we cannot assure you that we are in full compliance with all applicable laws and regulations at all times or that we will be able to comply with any future laws and regulations. If we fail to comply with applicable laws and regulations, civil remedies, including fines, could be imposed on us. The cost of compliance or the consequences of non-compliance could have a material adverse effect on our business and results of operations.

                 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "aim," "anticipate," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

   These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of the September 11th terrorists' attacks, increased operating costs, shortages of qualified personnel, costly compliance with governmental regulations, currency risks and other risks associated with international markets, risks associated with acquisitions, competition, decline in attendance at client facilities, unpredictability of sales and expenses due to contract terms, high leverage, claims relating to the provision of food services, liability associated with non-compliance with governmental regulations, including regulations pertaining to food services, the environment and childcare service, seasonality and adverse publicity concerning incidents at childcare centers.

   In this proxy statement/prospectus and particularly in "Risk Factors", we have estimated the impact that unfavorable economic conditions, including competition for labor, the labor stoppage that disrupted the 1994 and 1995 Major League Baseball seasons, and the effect of event cancellations, have had on our expected sales and results of operations. The actual impact of such estimates may vary from those stated in this proxy statement/prospectus.

   Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement/prospectus or that may be made elsewhere from time to time by, or on behalf of, us.

                                DIVIDEND POLICY

   We have not distributed any cash dividends on our common stock during the fiscal years 1996 through 2000. We have no current plans to distribute cash dividends. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

                                 CAPITALIZATION

   The following table sets forth our consolidated capitalization as of June 29, 2001:

  . actual, without giving effect to any adjustments resulting from the merger, the public offering or the stock buyback;

  . as adjusted for the merger and the public offering, assuming 28.0 million shares offered, an offering price of $22.00 per share and gross proceeds of $616.0 million; and

  . as adjusted, pro forma for the stock buyback, assuming the use of 60% of the gross proceeds from the initial public offering in the stock buyback at a price per share equal to the public offering price per share of our unrestricted class B common stock, which would result in the purchase of up to 16.7 million shares of class A common stock, which represents 10% of our class A common stock prior to the stock buyback. Shares purchased in the stock buyback are reflected as treasury stock in the table below. We will determine the tender offer price, which may be at or above the initial public offering price or at, above or below the market price at the time of the tender offer. We anticipate that the price per share under the contract with the 401(k) plans will equal the public offering price. In exchange for entering into the share purchase contract, trustee for the 401(k) plans will agree not to tender in the tender offer. The repurchase from the 401(k) plans will close on the same day as the initial public offering, which will be prior to the commencement of the tender offer. If we tender for shares of class A common stock in the tender offer at a price higher than the public offering price, we will either make an additional payment to the trustee for the difference on the date the tender offer closes or we will return a portion of the shares of class A common stock sold to us by the 401(k) plans so that the effective price per share paid by us under the contract equals the tender offer price. Using the same 60% of the gross proceeds from the initial public offering in the stock buyback and a stock buyback price of $25.00 per share, as compared to a stock buyback price per share equal to the public offering price per share of our unrestricted class B common stock, would result in there being about 2.0 million fewer shares of our class A common stock purchased in the stock buyback. This analysis assumes that we return shares to the trustee of the 401(k) plans to increase the effective price per share paid by us to the 401(k) plans to equal the tender offer price. We cannot assure you that the tender offer will occur or that it will occur on the terms described in this proxy statement/prospectus.

   The net proceeds from the public offering not used in the stock buyback are assumed for purposes of this table to be used to repay borrowings under our senior revolving credit facility. This table does not reflect the exercise of appraisal rights by holders of class A common stock in connection with the merger. You should read this table in conjunction with the consolidated and condensed consolidated financial statements and the notes to those statements which are incorporated by reference in this proxy statement/prospectus.

                                                       June 29, 2001
                                              ---------------------------------
                                                                    As Adjusted
                                               Actual   As Adjusted  Pro Forma
                                              --------  ----------- -----------
                                              (in millions, except share data)
Cash and cash equivalents.................... $   29.3   $   29.3    $   29.3
                                              ========   ========    ========
Debt:
  Current maturities of long-term debt....... $   39.0   $   39.0    $   39.0
  Long-term debt(1)..........................  1,713.2    1,136.4     1,504.2
                                              --------   --------    --------
    Total debt...............................  1,752.2    1,175.4     1,543.2
Common stock subject to potential
 repurchase(2)...............................     20.0        --          --
Shareholders' Equity:
  Common stock(3)............................      0.6        --          --
  Class A common stock: $0.01 par value; no
   shares authorized and no shares
   outstanding (actual); 600,000,000 shares
   authorized (as adjusted and as adjusted
   pro forma) and 167,170,916 shares issued
   (as adjusted) and 150,453,824 shares
   issued (as adjusted pro forma)(4).........      --         1.7         1.7
  Class B common stock: $0.01 par value; no
   shares authorized and no shares
   outstanding (actual); 1,600,000,000 shares
   authorized (as adjusted and as adjusted
   pro forma) and 28,000,000 shares issued
   (as adjusted) and 28,000,000 shares issued
   (as adjusted pro forma)(5)................      --         0.3         0.3
  Earnings retained for use in the business..    223.0      223.0       223.0
  Treasury stock at cost; no shares (actual
   and as adjusted) and 16,717,092 shares (as
   adjusted pro forma).......................      --         --       (367.8)
  Capital surplus............................      --       575.4       575.4
  Accumulated other comprehensive loss.......    (20.8)     (20.8)      (20.8)
  Impact of potential repurchase feature of
   common stock(2)...........................    (20.0)       --          --
                                              --------   --------    --------
    Total shareholders' equity...............    182.8      779.6       411.8
                                              --------   --------    --------
      Total capitalization................... $1,955.0   $1,955.0    $1,955.0
                                              ========   ========    ========

--------
(1) The reduction in long-term debt in the as adjusted and as adjusted pro forma columns is due to the repayment of our senior revolving credit facility. That payment will not reduce the commitments under that facility.
(2) Excludes shares subject to purchase in the stock buyback. Reflects shares of our stock that may have to be repurchased under our stockholders' agreement, subject to a limit on such repurchases in our senior revolving credit facility. In connection with the stockholder vote on the merger, we are seeking the termination of the stockholders' agreement.
(3) Common stock at June 29, 2001 consisted of our old class A common stock, par value $0.01, with 25,000,000 shares authorized and 2,385,438 shares outstanding and our old class B common stock, par value $0.01, with 150,000,000 shares authorized and 59,731,078 shares outstanding.
(4) Class A common stock includes class A-1, class A-2 and class A-3 common stock.
(5) Class B common stock includes unrestricted class B common stock and restricted class B-1, class B-2 and class B-3 common stock.

   Unless we specifically state otherwise, the information in this prospectus does not take into account:

  . our issuance of up to 4,200,000 shares of unrestricted class B common stock that the underwriters of the public offering have the option to purchase from us solely to cover over-allotments;

  . 32,447,738 shares of class A common stock issuable upon the exercise of outstanding options at a weighted average exercise price at $6.61 per share; of these shares, 1,454,786 are subject to currently vested options at a weighted average price of $3.41 per share;

  . 3,573,340 shares of class A common stock issuable upon conversion of deferred stock units; and

  . 38,000,000 additional shares of class A common stock authorized and reserved for issuance under our various stock plans, consisting of:

    -- 30,000,000 shares available for future options to be granted under the 2001 Equity Incentive Plan; and

    -- 8,000,000 shares available for future deferred stock units to be issued under the 2001 Stock Unit Retirement Plan.

   Upon completion of the offering, we will amend the 2001 Stock Ownership Plan, the 1991 Stock Ownership Plan, the Stock Unit Retirement Plan and the 1996 Directors' Stock Ownership Plan, each of which existed prior to the offering, so that no additional options or deferred stock units can be issued under those plans. Those plans will continue to govern the terms of options and deferred stock units currently outstanding.

   If the underwriters in the public offering exercise their over-allotment option in full, 32,200,000 shares of unrestricted class B common stock will be outstanding after the public offering.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table presents our selected consolidated financial and other data. Throughout this proxy statement/ prospectus, our fiscal years ended on September 27, 1996, October 3, 1997, October 2, 1998, October 1, 1999 and September 29, 2000 are referred to as fiscal 1996, fiscal 1997, fiscal 1998, fiscal 1999 and fiscal 2000, respectively. The data for each of the fiscal years in the five year period ended September 29, 2000 are derived from our consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The data for the nine month periods ended on June 30, 2000 and June 29, 2001 have been derived from our unaudited condensed consolidated financial statements which include all adjustments, consisting of only normal adjustments that management considers necessary for the fair presentation of the consolidated financial position and results of operations for these interim periods. You should not consider results for the nine month periods to be indicative of full year results. The following data should be read in conjunction with the consolidated and condensed consolidated financial statements and the related notes thereto and Management's Discussion and Analysis of Results of Operations and Financial Condition, each incorporated by reference herein.

                                             Fiscal                         Nine Months Ended
                          ------------------------------------------------  ------------------
                                                                            June 30,  June 29,
                            1996    1997(1)     1998      1999      2000      2000      2001
                          --------  --------  --------  --------  --------  --------  --------
                                     (in millions, except per share amounts)
Income Statement Data:
Sales...................  $6,368.9  $6,576.1  $6,638.9  $6,742.3  $7,262.9  $5,349.5  $5,809.2
Costs and expenses:
 Cost of services
  provided..............   5,811.4   5,981.1   6,022.3   6,087.4   6,531.0   4,847.9   5,246.1
 Depreciation and
  amortization..........     182.8     191.7     195.8     193.7     220.8     159.3     179.5
 Selling and general
  corporate expense.....      82.4      83.1      82.7      86.0      91.5      65.3      77.0
 Other expense
  (income)..............      (2.9)    (11.7)      5.0       --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
Operating income (2)....     295.2     331.9     333.1     375.2     419.6     277.0     306.6
Interest and other
 financing costs........     116.0     116.0     117.3     135.8     147.8     108.2     119.7
                          --------  --------  --------  --------  --------  --------  --------
Income before income
 taxes..................     179.2     215.9     215.8     239.4     271.8     168.8     186.9
Provision for income
 taxes..................      67.0      69.8      82.1      89.2     103.8      65.4      71.7
                          --------  --------  --------  --------  --------  --------  --------
Income before
 extraordinary item
 (4)....................    $112.2    $146.1    $133.7    $150.2    $168.0    $103.4    $115.2
                          --------  --------  --------  --------  --------  --------  --------
Net income..............    $109.5    $146.1    $129.2    $150.2    $168.0    $103.4    $115.2
                          ========  ========  ========  ========  ========  ========  ========
Earnings per share:
 Income before
  extraordinary item:
 Basic..................     $0.84     $1.16     $1.17     $1.59     $1.88     $1.15     $1.34
 Diluted................      0.79      1.10      1.10      1.48      1.77      1.08      1.27
 Net Income:
 Basic..................     $0.82     $1.16     $1.14     $1.59     $1.88     $1.15     $1.34
 Diluted................      0.77      1.10      1.06      1.48      1.77      1.08      1.27

Balance Sheet Data (at
 period end):
Total assets............  $2,844.8  $2,753.6  $2,741.3  $2,870.5  $3,199.4            $3,133.1
Long-term borrowings:
 Senior.................   1,160.8   1,084.9   1,678.3   1,583.0   1,777.7             1,713.2
 Subordinated...........     161.2     129.0      26.7      26.7       --                  --
Common stock subject to
 potential
 repurchase (3).........      18.6      23.3      20.0      20.0      20.0                20.0
Shareholders' equity
 (deficit) (5)..........     296.2     370.0     (78.9)    126.6     111.5               182.8

Other Financial Data:
EBITDA (6)..............    $478.0    $523.6    $528.9    $568.9    $640.4    $436.3    $486.1
Net cash provided by
 operating activities...     239.3     230.1     276.7     293.2     407.1     237.8     319.8
Net cash used in
 investing activities...    (247.6)    (59.7)   (189.6)   (216.2)   (483.6)   (442.7)   (181.2)
Net cash provided
 by/(used in) financing
 activities.............      10.6    (168.3)    (93.8)    (69.9)     73.4     216.2    (133.9)

--------
(1) Fiscal 1997 is a fifty-three week period.
(2) Operating income is net of goodwill amortization of $20.8 million in fiscal 1996, $22.2 million in fiscal 1997, $22.1 million in fiscal 1998, $21.3 million in fiscal 1999, $22.2 million in fiscal 2000, $16.3 million in the nine month period ended June 30, 2000 and $18.8 million in the nine month period ended June 29, 2001.
(3) Excludes shares subject to purchase in the stock buyback. Reflects shares of our common stock that may have to be repurchased under our stockholders' agreement, subject to a limit on such repurchases in our senior revolving credit facility. In connection with the stockholder vote on the merger, we are seeking the termination of the stockholders' agreement.
(4) During fiscal 1996 and fiscal 1998, we redeemed or replaced certain of our indebtedness, resulting in extraordinary charges, net of taxes, of $2.7 million in fiscal 1996 and $4.5 million in fiscal 1998.
(5) Fiscal 1998 shareholders' equity (deficit) reflects the repurchase of approximately $530 million of our old class A common stock pursuant to a cash tender offer in June 1998.
(6) EBITDA represents net income before interest, taxes, depreciation and amortization, a measurement used by management to measure operating performance. EBITDA is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies calculate EBITDA identically, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

                                    BUSINESS

Overview

   We are a leading provider of a broad range of outsourced services to business, educational, healthcare and governmental institutions and sports, entertainment and recreational facilities. We have leadership positions in food and support services, uniform and career apparel services and childcare and early education. Our strong presence in food service allows us to serve clients in many of the key industrial countries, whose economies represent over 60% of world GDP and which continue to experience substantial growth in the outsourcing services we provide. We plan to continue our growth by capitalizing on this worldwide outsourcing trend, providing our clients with innovative and high quality services and by pursuing acquisitions.

   Our objective is to be a world leader in managed services by exceeding our customers' expectations, continuing to grow our business and providing an environment where exceptional people want to work. In the United States, we are the second largest food service company, and in most of the other countries in which we operate, we are among the top three. Our uniform and career apparel business is the second largest in the United States and provides both rental and direct marketing services. Our education business is the second largest in the United States, providing childcare and early education to over 100,000 children. Through our expansive service offerings and geographic presence, our approximately 200,000 employees serve millions of clients and customers in 15 countries around the world, providing services that are key to the successful operations of our clients.


   For the fiscal year ended September 29, 2000, we reported sales of approximately $7.3 billion and net income of approximately $168 million. Over the past five years, by expanding our food and support service offerings, maintaining a diverse base of existing client relationships and high retention rates, and increasing our uniform capabilities, we have achieved compound annual sales growth of 8.1% and compound annual operating income growth of 12.8%, adjusted to exclude two divested non-core business lines.

   The following diagram provides a brief overview of our business:

                                    [GRAPH]
                                    ARAMARK
Business                  Food and                       Uniform and
  Groups:             Support Services                  Career Apparel

Operating       United States     International            Rental
Segments:

Fiscal
 2000(a):
   Sales:          $4,396.3         $1,001.9               $969.6

Operating
  Income:            $244.5            $40.2               $118.5

Services:  Food, refreshment,     Food, refreshment,    Rental, sale cleaning,
           support services,      support services,     maintenance and delivery
           facility maintenance   facility maintenance  of personalized
           and housekeeping       and housekeeping      uniform and career
                                                        apparel and other items

 Sectors:  Business, educational, Principally business  Business, manufacturing
           governmental and       operations are con-   transportation and
           healthcare institu-    ducted in 14          service industries
           tions, sports and      countries, including
           entertainment fac-     the U.K., Germany,
           ilities and recre-     Canada, Spain, Mexico,
           ational and other      Japan, Ireland and
           facilities             Korea(b)

                                      Educational
                                       Resources

              Direct                  Educational
            Marketing                  Resources


              $455.7                    $439.4


               $10.8                     $32.3

Services:  Direct marketing of       Infant, toddler,
           personalized uniforms,    preschool and
           career apparel and        school age learning
           public safety equipment   programs

Sectors:   Business, public          Community based
           safety institutions and   childcare centers,
           individuals               programs in public
                                     elementary schools,
                                     employer on site
                                     child care centers
                                     and private elementary
                                     schools
___________
(a) Dollars in millions. Operating income excludes $26.7 million of corporate and other expenses
(b) Minority investments in Japan, Ireland and Korea.


History

   Our business traces its history back to the 1930's, when we began providing vending services to plant employees in the aviation industry in Southern California. In 1959, our founders, Davre J. Davidson and William S. Fishman combined their two businesses to form our predecessor company, which became public in 1960. In the ensuing years, we broadened our service offerings and expanded our client base while retaining our entrepreneurial character. These increased service offerings included our uniform services business, acquired in 1977, and education services, acquired in 1980. Our present ownership structure resulted from a 1984 management buyout. Since 1984, our management and employees have continued to increase their ownership of the company and, directly and through our employee benefit plans, currently own approximately 89% of our equity capital.

Business Strengths

 Leading Provider to Growing Outsourced Services Market

   We are a leading provider of a broad range of outsourced services to business, educational, healthcare, governmental, sports, entertainment and recreational clients. As a leading provider, we believe we are well positioned to capitalize on the growth of outsourcing worldwide, which we believe has outpaced and will continue to outpace overall economic growth. As many organizations focus on their core activities, they are increasingly outsourcing support functions to improve the quality and consistency of service, provide service innovation and increase cost-effectiveness through the economies of scale achieved by a large service provider. Given the large percentage of these functions that remain self-operated worldwide, we believe this trend represents a substantial growth opportunity for us.

   We have a top three market position in food and support services in key developed countries, including the United States, Canada, United Kingdom, Germany, Spain, Mexico and Korea and, in Japan and Ireland, through ownership of minority interests in large food service providers. We believe our capabilities as one of the world's leading providers of outsourced food and support services and our recognized brand name allow us to:

  . creatively and effectively meet the needs of our clients at either single or multiple client locations, contributing to high client retention rates;

  . expand our existing client relationships by providing additional services; and

  . successfully compete for new accounts, including large regional or multi-regional accounts and for special events, such as the Olympic Games, that draw on our international experience.

   We are the second largest U.S. provider of uniforms and career apparel services and one of only a small number of uniform providers able to provide a full range of uniform services to our clients across product lines and across the United States. We offer this coast-to-coast service through a network of pick-up and delivery routes, cleaning facilities, distribution centers, as well as through a direct sales force, catalog mailings and telemarketing.

   Our Educational Resources business, which accounts for 6% of our sales, is the second largest provider of childcare services in the United States, serving children and their families in 27 states and the District of Columbia.

 Broad Portfolio of Services

   We believe that the breadth and creativity of our service capabilities, including customized, client specific solutions, position us to meet the needs of clients who increasingly seek a single provider of multiple services. Our food and support services business offers not only food and refreshment services, but, for many clients, also provides a number of other services which enhance the efficient use and maintenance of their facilities. For example, we provide:

  . food, dormitory, convenience store and entertainment services to many offshore drilling rigs in the North Sea and the Gulf of Mexico;

  . lodging and recreational activities such as tours and boating at many U.S. National Parks, state parks and other recreational locations, including Glen Canyon National Recreation Area at Lake Powell and Denali National Park and Preserve; and

  . merchandise and housekeeping services at sports and entertainment facilities such as Fenway Park and Turner Field.

   The consumers of our services are primarily employees, students, patients or patrons at our client locations. We match these consumers' diverse preferences with a variety of internally developed and third party brands.

   We believe our uniform and career apparel business provides one of the broadest arrays of such products and services available in the United States, serving mechanics for American Airlines, route drivers for Coca-Cola bottling companies, customer service workers at McDonald's and Pizza Hut, nurses, police officers, firefighters and many others. Our comprehensive selection of services enables us to meet the spectrum of our clients' uniform needs, from protecting workers to promoting corporate image. We are well positioned to capitalize on the growing trend of service companies to use personalized employee uniforms to convey a desired company image. Our capabilities include:

  . a nationwide pick-up, cleaning and delivery network for rented uniforms and ancillary items consisting of a fleet of vehicles serving approximately 2,700 routes which operate from over 200 laundry and distribution facilities throughout the United States;

  . a broad range of career apparel available for purchase, which is sold via catalog, outbound telemarketing, a direct sales force and across the Internet; and

  . the ability to design customized uniform programs, manufacture uniforms and personalize our products through direct embroidery of company logos and employee names.

 Diverse Client Base and Strong Client Retention

   Our large client base, high retention rates and broad array of customers provide us with a diversified source of sales, earnings and cash flow. We have increased operating income in all but one of the last 15 years (in fiscal 1994 operating income declined less than 1%). This performance is due in part to:

  . our large client base, which currently includes over two million clients in 15 countries. In fiscal 2000, no individual client represented more than 2% of our sales;

  . the diversity of our clients' activities, which include operations in business and industry, education, government, healthcare, sports, entertainment, recreation and corrections; and

  . high client retention rates, which are approximately 95% for our food and support service clients and 93% for our uniform rental customers.

   Although many contracts are cancelable upon short notice, we believe most clients remain loyal due to our high quality service, and numerous clients have used our services for many years. Clients may also be reluctant to change due to the effort involved, the potential disruption of services provided to their employees and, in some cases, the costs associated with a change in service provider.

 Significant Scale and Strong Operating Infrastructure

   Our ability to improve operating performance is derived in part from our ability to create economies of scale. Each year we purchase over $1.7 billion of food and related items and purchase or self-manufacture over $400 million of uniform and career apparel. Our size and resulting importance to vendors, manufacturers and distributors allow us to obtain high quality products and services at attractive prices. In our food and support services business, our operating performance benefits from our flexible cost structure and low overall capital needs.

   We have developed sophisticated operating systems and procedures, including labor scheduling, route dispatch, computerized menu management and inventory control systems, as well as internal communication and administrative systems. This operating and logistical infrastructure enables us to:

  . efficiently manage labor, one of the main components of our cost structure, by providing just-in-time labor deployment to our many locations to meet day-to-day, seasonal and event-specific demands;

  . provide efficient administrative support to our managers in the field so they may concentrate on serving clients' needs and identifying and capturing opportunities to expand our service relationships;

  . provide facility design services to our clients to improve the customer appeal and effectiveness of their food service facilities; and

  . reduce delivery costs in uniform rental and refreshment services by designing efficient route structures.

   In addition, our technology infrastructure and centralized administration allow us to efficiently add and integrate new customer locations. For example, following our purchase of Ogden Entertainment in June 2000, during the height of the summer baseball and concert season, we deployed our systems in over 80 sites in a period of four months, transitioned 10,000 employees to our payroll and took over the management of the operations of the business without disruption.

   Our uniform services business includes approximately 2,700 pick-up and delivery routes supported by 73 laundry plants and 132 satellite plants and depots in a hub-and-spoke configuration covering all of the top 50 metropolitan statistical areas in the United States. This extensive network allows us to easily and rapidly add clients at low marginal delivery cost.

 Entrepreneurial Management Culture and Significant Employee Ownership

   Our entrepreneurial culture is fostered by our distinctive management and employee ownership programs, which began over 15 years ago.

  .  Over 3,500 managers collectively own over 70% of our equity.

  . Over 15,000 of our managers and employees collectively own approximately 89% of our equity, directly and through their participation in our benefit plans.

   Following the public offering and assuming we purchase 10% of our outstanding shares of class A common stock in the anticipated stock buyback, management and employees will continue, directly and through their participation in our benefit plans, to own approximately 76% of our common stock. Since our December 1984 going private transaction, our employee ownership program has been a critical component of our entrepreneurial culture. Importantly, this high level of ownership has developed in large part through voluntary employee stock purchases. We believe that the high level of continuing ownership effectively aligns our management's and employees' interests with those of our company and its other stockholders. Together with our philosophy of placing profit and loss responsibility at the local manager level and linking managers' compensation to operating performance, this alignment has contributed significantly to our success by focusing our people on the creation of shareholder value through the efficient growth of the business.

Business Strategy

   Building on these strengths, we will continue our growth through the following strategies, while maintaining our focus on meeting and exceeding our customers' requirements.

 Capitalize on Favorable Outsourcing Trends

   Worldwide demand for outsourced food and support services is estimated to exceed $350 billion annually. Notwithstanding this significant demand, a substantial majority of these services worldwide remain self-operated. Our markets continue to grow as more organizations decide to outsource non-core support services, and we believe we are well positioned to capitalize on this trend. Our strategy includes identifying and educating existing and potential clients in current and new sectors on the benefits of outsourcing non-core activities.

   The increasing demand for outsourcing services is supported by several factors, led by the increasing strategic desire of business, healthcare, educational, governmental and other organizations to focus on their core activities. Most of our services are provided directly to key constituencies of our clients such as their employees in the case of business and governmental organizations, students in the case of universities, colleges and schools, patients, staff and visitors in the case of healthcare institutions, and fans and patrons in the case of stadiums, arenas, amphitheaters, convention centers and national and state parks. As these consumers' demands have become more sophisticated and as the responsiveness of our clients to these demands has increased, our clients have increasingly turned to outside service providers to meet these needs. Outsourcing support functions allows our clients to:

  . improve the quality and consistency of support services through professional management;

  . increase satisfaction of their key constituencies such as employees, students, patients and customers;

  . benefit from current, innovative trends in the quality, variety and delivery of these services; and

  . improve cost effectiveness through the economies of scale and efficiencies achieved by a leading service provider.

   In certain of our sectors, large organizations are increasingly deciding to outsource, having previously provided such services themselves. Some recent examples of our success in capitalizing on new or expanded outsourcing opportunities include the following:

  . The Department of Corrections for the State of Florida decided to outsource to us a virtually statewide foodservice contract, increasing the number of facilities we serve from less than 10 to 129. We believe this is a significantly underpenetrated sector, as only a few states and the District of Columbia fully outsource their statewide correctional food service.

  . In the last two years, we have been awarded national uniform contracts by Boeing, Safeway, and Wal-Mart. To our knowledge, there are few national contracts of similar size and scale and, as other companies recognize the benefits of a single source provider, we are well positioned to serve them.

 Increase Base Sales Through Expanded Client Partnerships

   A key element of our growth strategy is to increase our sales at our existing client locations by:

  . increasing the participation in our service offerings by our clients' employees, students, patients, patrons and customers;

  .  increasing the per capita spending of these consumers; and

  .  providing additional services to our clients.

   We seek to increase consumer participation and per capita spending primarily through innovative marketing and merchandising programs directed at the ultimate consumers of our services. These programs include the extensive use of both internally developed and third party brands. Internally developed brands include PanGeos(R), Bene Pizza(R), One World CafeSM and Euro BaguettesSM. These brands are implemented across multiple client locations using proprietary menus, signage and merchandising programs. At our client locations, we also serve established third party branded products from Pizza Hut(R), Taco Bell(R), Subway(R), Dunkin' Donuts(R) and from other well recognized national, regional and local brands.

   An example of our product enhancement capability and ability to increase per capita spending is the strategic use of nationally recognized specialty coffee brands such as Starbucks(R), Seattle's Best(R) and Java CityTM, which satisfies the demand by clients' employees and other constituents for popular brand name products and provides us higher pricing and margin opportunities at our client locations. We believe that by using this strategy, we will continue to increase sales to our existing clients, improve our high retention rates and expand our client base.

   We provide a broad array of services and products and plan to expand our sales to existing clients through the provision of additional services. In the food and support services business, our leadership position and quality reputation position us to provide our clients with facilities, related support services, such as facility operations and maintenance, energy management, housekeeping, custodial, and groundskeeping, among other services we offer.

   Our success in continuing to add new services to existing clients is illustrated by the development of our relationship with a prestigious northeastern U.S. university:

  . 1987--we began managing the conference center of the university's business school;

  . 2000--we added a broad range of food and facilities management services to the university's affiliated healthcare system, serving several hospitals throughout the network; and

  . 2001--we contracted to provide food and concession services at the university's athletic fields.

   Primarily because of these additional activities, annual sales from this client have grown to more than $15 million. We believe we have many similar opportunities to provide additional services to many of our clients.

 Expand Margins by Realizing Additional Operating Efficiencies

   From fiscal 1996 through fiscal 2000 we increased our operating income margin by more than 110 basis points. We plan to continue to expand our margins by capitalizing on our increasing scale and further improving our strong operating infrastructure. Our scale and infrastructure allow us to manage effectively our key costs of labor, food and uniforms, which together represented approximately 73% of our operating costs in fiscal 2000. We believe we can continue to expand margins through:

  . Labor: Many of our operating initiatives are designed to more efficiently use our work force such as better use of labor scheduling practices, cross training employees to engage in multiple tasks and using technology to simplify food preparation and automate laundry plants.

  . Technology: We have implemented food service systems allowing managers at client locations to manage inventory, labor, menu planning and financial reporting more efficiently, so that they may concentrate their efforts on client-related activities. In the uniform businesses, as we expand and upgrade our operations, we are automating our plants to reduce handling, enhance energy efficiency, and simplify processes and procedures. We have also upgraded, and are continuing to invest in, many of the systems we rely on for our centrally administered services such as payroll, billing, receivables management and vendor management.

  . Purchasing and inventory management: Through expanded use of centrally negotiated contracts with food manufacturers and distributors, we expect to continue to control quality and consistency in food preparation and simplify operations in order to reduce food costs. In the uniform direct marketing business, we have standardized styles, colors, and sizes available, and regularly review our offerings in order to simplify our operations, improve customer fulfillment and reduce costs.

  . Self-manufacturing: As we have developed and expanded our garment manufacturing capability during the last few years, we have reduced the cost of garments. We continue to increase the percentage of garments manufactured and should continue to realize related cost reductions.

 Increase Penetration of International Markets

   We believe that the size of international markets and their relatively low rates of outsourcing present a substantial growth opportunity. This opportunity has three key elements:

  . further penetration in the countries and sectors in which we currently operate, many of which have relatively low penetration rates;

  . expansion into additional countries through acquisitions and investments; and

  . expansion of our service offerings to include services we provide in the United States.

   We plan to expand our presence and penetration in each of the 14 countries outside the United States in which we operate. For example, in Germany, we believe there is substantial opportunity to grow our services in the business sector, where the penetration by outside service providers continues to be relatively low. In addition, we have recently entered both the healthcare and sports, entertainment and recreation sectors in Germany which also have low outsourcing rates. In Japan, through our ownership of a minority interest in the country's second largest food service company, we believe we are well positioned to participate in the considerable future opportunities as outsourcing continues to develop. We expect that the ability to service our clients in multiple countries may grow in importance, and accordingly, our international presence will assist us in meeting these needs.

   We believe that acquisitions, strategic alliances and joint ventures are effective in facilitating our entry into new countries. We seek partners based on their existing services, customer relationships, expertise and market prominence. One recent example of this strategy is our entry in fiscal 2001 into a partnership with Dublin-based Campbell Bewley Group, facilitating our entrance into Ireland and expanding our presence in the United Kingdom. We believe that additional opportunities exist for us to make minority investments in independent service providers in markets we seek to penetrate. Our strategy provides us with the benefit of having the continued involvement of an established local partner and may allow us the opportunity to purchase the entire business at an appropriate time. In addition, larger acquisitions are also likely to continue to be a part of our strategy for future growth.

 Pursue and Integrate Strategic Acquisitions

   We anticipate that a continued consolidation in the worldwide food and support services business and the uniform and career apparel business will create opportunities for us to acquire businesses with complementary geographic and product profiles. We intend to continue to strengthen our existing business through disciplined, selective acquisitions and strategic investments in both the United States and other countries. We have a history of successful acquisitions, including six in the last three years, which we have integrated into our existing operations, while achieving targeted synergies with minimal client losses. We believe our acquisition strategy differentiates us from some of our key competitors who typically do not fully integrate acquisitions, which we believe allows us to achieve efficiencies and deliver high quality services.

   Historically, our lack of a publicly traded equity security, our need for funds to repurchase stock from our employee stockholders and our leverage have limited our ability to make some acquisitions. While we will continue to critically evaluate acquisitions subject to strict financial criteria, we believe that this offering will better position us to take advantage of strategic opportunities by providing a publicly traded security and by increasing our financial flexibility.

Food and Support Services

   Our food and support services group manages a growing number of interrelated services--including food, refreshment, facility and other support services--for businesses, healthcare facilities, school districts, colleges and universities, conference and convention centers, national and state parks, sports, entertainment and recreational venues and correctional institutions. In fiscal 2000, our Food and Support Services--United States segment generated $4.4 billion in sales, or 61% of our total sales. In fiscal 2000, our Food and Support Services--International segment generated $1.0 billion in sales or 14% of our total sales. Serving tens of thousands client locations, we believe we are a leader in size, capability, quality and innovation in the contract food and support services industry.

   We are the exclusive provider of food and beverage management services at most of the facilities we serve and are responsible for hiring, training and supervising substantially all of the food service personnel in addition to ordering, receiving, preparing and serving food and beverage items sold at those facilities. In governmental, business, educational and healthcare facilities (for example, offices and industrial plants, schools and universities and hospitals), our client generally provides us access to customers in the form of employees, students and patients. At sports, entertainment and recreational facilities, which include convention centers, our clients are responsible for attracting patrons on an event-specific basis. We focus strongly on new business development, client retention and sales growth at existing locations through marketing efforts directed toward customers and potential customers at the client locations we serve. We focus our marketing on increasing customer traffic flow and therefore sales at facilities that we serve.

   Industry Overview

   The food and support service industry consists of the supply of food and beverage services and facilities services management to a range of clients, including businesses, educational, governmental, correctional and healthcare institutions, and operators of sports, entertainment and recreational facilities in a variety of formats, service levels and price points. We believe that the worldwide food and support service market represents over $350 billion in potential annual sales, the substantial majority of which is currently self-operated.

   Although the markets in which we operate are highly fragmented, in recent years the contract food service industry has experienced consolidation and multi-national expansion. We believe that other recent market dynamics in the food and support services industry include:

  . continued growth in the outsourcing of food service and facilities management as a result of:

   -- clients focusing on their core competencies and outsourcing their non-core activities and services;

   -- clients addressing the need to satisfy demanding customers; and

   -- clients facing increasing cost pressures and looking for cost-effective alternatives to self-administered food and support activities;

  . increasing market penetration by large, well-capitalized participants due to their ability to:

   -- offer a broader range of modern, innovative services than local and regional competitors can;

   -- provide multi-regional coverage to clients who have a multi-regional or multi-national presence;

   -- make infrastructure investments in client locations as necessary; and

   -- provide cost-effective services as a result of economies of scale;

  . an increase in the retail orientation of food service management due to the proliferation of alternative retail outlets, including quick serve restaurants; and

  . a trend toward a single source alternative for all facilities-related outsourcing needs, including food service and facilities support management.

  Customers and Services--United States Segment

   Our Food and Support Services--United States segment serves a number of customer sectors, distinguished by the types of customers they serve and types of services they offer. No individual client represents more than 2% of our sales, other than, collectively, a number of U.S. government agencies.

                 Fiscal    % of
                   2000    Fiscal
                  Sales    2000
                   ($     Segment      Types of            Types of             Sample
Client Sectors  millions)  Sales       Services             Clients             Clients
--------------  --------- ------- ------------------- ------------------- -------------------
Business         $1,554     35%   On-site restaurants Business/industry   The Boeing Company
                                  Catering                                Electronic Data
                                  Executive dining                        Systems
                                  rooms                                    Corporation (EDS)
                                  Conference center                       Eli Lilly and
                                   management                             Company
                                  Vending and coffee                      Sears, Roebuck & Co
                                  services
                                  Retail operations

Education         1,227     28%   Student and faculty Colleges            Boston University
                                  dining              Universities        Baylor University
                                  Retail operations   Preparatory schools Duval County School
                                                      School districts    Board
                                                                           (Jacksonville, FL)
                                                                          Houston Independent
                                                                          School  District

Sports &            902     21%   Food and beverage   Sports and          Atlanta
 Entertainment                     concessions        entertainment       Braves/Turner Field
                                  Premium and banquet  facilities         Denali National
                                   catering           Convention centers  Park and  Preserve
                                  Retail sales        National and state  Gund Arena
                                  National park       parks               Las Vegas
                                  concessions                             Convention and
                                                                           Visitors Authority

Other               713     16%

 Healthcare:                      Patient and staff   Medical centers     Atlantic Health
                                  dining              Hospitals           System, Inc.
                                  Environmental       Regional healthcare  (NJ)
                                  services             systems            Johns Hopkins
                                  Patient transport                       Bayview  Medical
                                  Retail gift shops                       Center, Inc.
                                                                          St. Vincent's
                                                                          Hospital and
                                                                           Medical Center
                                                                          (NY)

 Correctional:                    Food services       States and counties Arlington County,
                                  Commissary services Municipalities      Virginia
                                  Laundry services                        Monmouth County,
                                                                           New Jersey
                                                                          State of Kansas
                                                                           Department of
                                                                          Corrections

 Facilities                       Facilities          Businesses
  Services:                       management          Colleges and
                                  Plant operations    schools             The American Museum
                                  Energy management   Healthcare          of  Natural History
                                  Capital program     institutions        Baylor University
                                   management         Sports and          Seattle
                                                      entertainment       Mariners/Safeco
                                                       venues              Field
                 ------    ----
Total            $4,396    100%
                 ======    ====

   Business. We satisfy the business dining needs of several million people annually at over 1,200 locations, delivering customized solutions to over 500 clients in business and industry. We provide a range of services which includes on-site restaurants, catering, convenience stores, executive dining rooms and conference center management. In addition, we provide many of our food service clients with facilities management services.

   We are a leader in vending and coffee services providing over one billion cups of coffee, 140 million cold beverage servings and 100 million snacks a year for business and industry clients at tens of thousands of locations in the United States. We have expanded our service and product offerings to include gourmet coffee and beverage offerings, "grab and go' food operations, convenience stores, home meal replacement programs and a proprietary drinking water filtration system.

   We believe that food services to business and industrial organizations, including vending services but excluding support services, represent at least $30 billion of potential sales annually in the United States. While this sector is well developed relative to others in which we participate, approximately 40% is not yet outsourced.

   Sports & Entertainment. We serve the concessions, premium banquet and catering, retail, merchandise and novelty sales, recreational and lodging needs of millions of people annually at approximately 170 sports, entertainment and recreational facilities. We serve over 35 professional sports arenas and stadiums, 28 convention centers, 12 national and state parks, plus numerous concert venues, entertainment complexes, resorts and other popular tourist attractions across the United States. We are the leading provider to major league sports, serving 45 teams in Major League Baseball, the National Basketball Association, the National Football League and the National Hockey League. We have provided services at many of the highest visibility sporting events in the United States, including the World Series, the Major League Baseball All-Star Game, the Stanley Cup Finals, the NBA All-Star Game and the National Basketball Association Championship Series. We also provide services at highly visible special events, including serving food to the athletes at ten Olympic Games since 1968, including most recently in Sydney, Australia.

   We believe that concessions services in the sports and entertainment sector in the United States represent approximately $17 billion of potential sales annually, of which more than 50% are not yet outsourced. A significant source of growth in the sports facilities category has been the increased level of per capita spending on food, beverages and merchandise by attendees of events held at newly constructed or refurbished sports facilities. We estimate that 24 new stadiums and arenas are currently under development or being planned, which does not include existing stadiums and arenas which may be undergoing refurbishment. Management believes that the sports facilities category of the industry will continue to benefit from the construction of new, and the refurbishment of existing, sports facilities.

   We own 50% of SMG, a leader in providing outsourced management of public assembly facilities including arenas, stadiums and theaters, as well as convention, exhibition and trade centers. SMG offers its clients services such as overall facility management, event booking and management and facility marketing while seeking to maximize the number of events and attendance at such facilities. The approximately 133 facilities managed by SMG are located throughout the United States and also include facilities in Europe, the United Kingdom and Canada.

   Education. We are a leading provider to colleges, universities and preparatory schools, serving over 200 million meals annually to students, faculty and visitors at over 350 institutions. The campus dining marketplace, which was historically focused on residential board plans, has expanded to include more diverse and convenience-oriented retail operations that operate as gourmet coffee outlets and other new points of service offering traditional convenience store items, health and beauty items, and snacks and beverages. We believe campus administrators increasingly recognize students as paying customers with sophisticated tastes and preferences who demand greater quality, more menu choices and greater flexibility. Based on these trends, we seek to create an appealing, healthy and attractive dining experience that is designed to enhance the school's reputation while integrating our services into the school's structure and campus life.

   We are a leading provider of food services to school districts. We serve more than 325 school systems and districts. We offer our clients solutions to their goal of increasing student participation in school lunch programs, improving service, increasing student satisfaction and achieving cost reductions. Our One World CafeSM has been established in more than 100 school districts offering student-friendly merchandising, branded concepts and promotional programs. We believe this is an underpenetrated market and that a large number of school districts do not currently outsource their food service. Following the successful outsourcing of food services at school systems in several major cities, such as Chicago, Atlanta and Houston, increasingly large metropolitan school systems are considering outsourcing their food services, and we believe this is a substantial growth opportunity. As an example, the Detroit school district in 2001 made the decision to outsource its food service needs and we were successful in winning this business.

   We believe that food and support services to educational institutions represent approximately $18 billion of potential sales annually, and approximately 70% are not yet outsourced.

   Healthcare. We are a leader in providing innovative non-clinical support services solutions to hospitals, long-term care facilities and regional healthcare systems. We believe that major healthcare systems will increasingly look to a single supplier for their three primary non-clinical service needs: food service, environmental services and laundry and linen distribution. We estimate that U.S. food and support services to healthcare institutions, not including other non-clinical support services, represent approximately $12 billion of sales annually, with approximately 75% not yet outsourced.

   Facilities Services. We are a leader in providing facilities management services that support our business, educational, correctional, healthcare and recreational clients. We work closely with our clients to efficiently maintain and operate their facilities, lower their operating costs and provide quality support services which permits our clients to focus on managing their core activities rather than on managing their environment. Our services include physical plant management and janitorial services, as well as design and consulting services, including capital management consulting services, to enhance the operation of client facilities at the most economical cost. The market is significantly underpenetrated as only a limited number of existing clients outsource these services.

   Correctional. We are a leader in correctional food services, providing state, county and municipal clients with improved quality and lower operating costs at more than 300 correctional facilities in over 30 states and serving over 235,000 inmates. We believe that food and support services to correctional facilities represent over $2 billion annually, with approximately 70% not yet outsourced. Public demands for increased public sector cost efficiency is prompting many correctional facilities to outsource many of their needs. The size of inmate populations, the number of correctional facilities in the United States and the low outsourcing penetration rates have made this segment one of the fastest growing of the outsourced food service industry. In addition, we believe this is an underpenetrated sector as only a few states currently outsource their statewide correctional systems' food services. We have increased our presence in this sector by recently acquiring certain assets of Correctional Foodservice Management, the food service division of The Wackenhut Corporation.

  Customers and Services--International Segment

   Our Food and Support Services--International segment provides substantially the same range of customized, high quality managed services provided to our United States clients, but primarily to business and industry clients. In addition, in the international segment, we also provide lodging, food service, commissary and facilities management in remote sites, such as offshore drilling platforms and mining camps. Our international services are provided in three geographical areas: Europe, North America and Asia. Our largest international operations are in Canada, the U.K. and Germany, where we are among the top three largest food service providers. The clients served in each country are typically similar to those served in the United States and vary by country depending upon local market dynamics and conditions. Our sales in this segment were approximately $1.0 billion in fiscal 2000. Not included in our segment sales are the sales of AIM Services, our 27% affiliate and one of the largest food service providers in Japan, the sales of Campbell Catering, our 45% affiliate in Ireland, and the sales of ARAKOR, our South Korean subsidiary, which had been a 49% affiliate until we acquired the remaining 51% in August 2001. We believe that the international market for food and support services is approximately double the size of the United States market, with substantially lower current outsourcing penetration rates.

  Purchasing

   We negotiate the pricing and other terms for the majority of our purchases of food and related products directly with national manufacturers. We purchase these and other items through SYSCO Corporation pursuant to a national master distribution agreement as well as from other distributors. SYSCO is responsible for tracking our orders and delivering products to our specific locations. This relationship provides our location managers with the ability to order high quality food and non-food products at competitive prices while relieving our managers of many of the details of purchasing and distribution activities. We receive volume discounts from SYSCO, based on the overall volume of purchases we make from SYSCO, including SYSCO-based products. Our location managers also purchase a number of items, including bread, dairy products and alcoholic beverages from local suppliers and we purchase certain items directly from manufacturers.


   Our distribution agreements with our suppliers are generally for an indefinite term, subject to termination by either party after a notice period, which is generally 120 days. The pricing and other financial terms of these agreements are negotiated periodically. We have had distribution agreements with SYSCO for more than 10 years. Our current agreement with SYSCO is terminable by either party with 120 days notice.


   Our relationship with SYSCO is important to our operations. In fiscal 2000, SYSCO distributed approximately 55% of our food and non-food products in the United States (approximately 37% of our consolidated purchases of food and non-food products), and we believe that we are one of SYSCO's largest customers. However, we believe that the products acquired through SYSCO can, in all significant cases, be purchased through other sources and that termination of our relationship with SYSCO or any disruption of SYSCO's business would cause only short-term disruptions to our operations.

  Sales and Marketing

   We maintain sales organizations focused on each specific client or service sector that are responsible for: identifying and pursuing potential new business opportunities, analyzing and evaluating such opportunities together with our operational and financial management and developing specific contract proposals. In addition to our professionals dedicated exclusively to sales efforts, our food and support field management shares responsibility for identifying and pursuing new sales opportunities, both with the clients for which they are directly responsible and for potential clients in their geographic area of responsibility. In addition, in several of our markets we also have dedicated sales retention teams.

   Our marketing efforts are directed primarily toward increasing our business with existing clients as well as obtaining business from new clients. We regularly develop and offer innovations in products and services for our clients that allow us to grow sales at existing locations while enhancing value to those clients and their customers or employees by tailoring new offerings to their needs.

  Types of Contracts

   We use three general contract types in our food and support services segments: profit and loss contracts, profit sharing contracts and management fee contracts. These contracts differ in their provision for the amount of risk that we bear and potential compensation, profits or fees we may receive. Many of our contracts contain characteristics of more than one of the three general types of contracts described below. Commission rates and management fees, if any, may vary significantly among contracts based upon various factors, including the type of facility involved, the term of the contract and the services we provide and the amount of capital we invest. Generally, our contracts require that the client's consent be obtained in order to raise prices on the food, beverages and merchandise we sell within a particular facility.

   Profit and Loss Contracts. Under profit and loss contracts, we receive all of the revenue from and bear all of the expenses of the provision of our services at a client location. Under this type of contract, we assume the downside risk of the operation while benefiting from any potential upside benefit. Expenses under profit and loss contracts sometimes include commissions paid to the client, typically calculated as a percentage of various categories of sales, and, in some cases, require minimum guaranteed commissions. While we often benefit from greater upside potential with a profit and loss contract, we are responsible for the operating costs and consequently bear greater risk than with a management fee or profit sharing contract. The majority of our contracts fall into this category.

   Profit Sharing Contracts. Under profit sharing contracts or limited profit and loss contracts, we may receive either a percentage of any profits earned from the provision of our services at the facility or a fixed fee after deducting expenses, and we generally receive no payments if there are losses. Approximately half of our business service clients partially subsidize our food service operations for the benefit of their employees.

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   Management Fee Contracts. Under management fee contracts, we receive a management fee, typically calculated as a fixed dollar amount or a fixed or variable percentage of various categories of sales. Some management fee contracts entitle us to receive incentive fees based upon our performance under the contract, as measured by factors such as sales or operating costs. We are reimbursed for substantially all of our costs and charges under these contracts. Both our upside potential and downside risk are reduced.

   The length of contracts that we enter into with clients varies. Business, campus and healthcare support services are generally provided under contracts of indefinite duration, which may be subject to termination on short notice by either party without cause. Contracts in other businesses generally are for fixed terms, some of which may be well in excess of one year. Client contracts for sports, entertainment and recreational services typically require capital investments, but have correspondingly longer and fixed terms, usually from five to 15 years.

   When we enter into new contracts, or extend or renew existing contracts, particularly those for stadiums, arenas, convention centers and other sports, entertainment and recreational facilities, we are sometimes contractually required to make some form of up-front or future capital investment to help finance facility improvement construction or renovation. Contractually required capital expenditures typically take the form of investment in leasehold improvements, food service equipment and/or grants to clients. At the end of the contract term or its earlier termination, assets such as equipment and leasehold improvements typically become the property of the client, but generally the client must reimburse us for any undepreciated or unamortized capital expenditures.

   Contracts within the food and support services group are generally obtained and renewed either through a competitive process or on a negotiated basis. We selectively bid on contracts to provide services at facilities within the private and public sectors with contracts in the public sector frequently being awarded on a competitive bid basis under the requirements of applicable law. Contracts for food services with school districts and correctional clients are typically awarded through a formal bid process. Contracts in the private sector may be entered into on a less formal basis, but we and other companies will compete in the process leading up to the contract.

  Competition

   There is significant competition in the food and support services business from local, regional, national and international companies, as well as from businesses, healthcare institutions, colleges and universities, correctional facilities, school districts and public assembly facilities. These institutions may decide to operate their own services following the expiration or termination of contracts with us or with our competitors. In our U.S. Food and Support Services business, our major external competitors include other multi-regional food service providers, such as Compass Group plc, Delaware North Companies Inc., Fine Host Corporation, Sodexho Alliance SA and Volume Services America, Inc., and, in support services, The ServiceMaster Company. Internationally, our major food service and support service competitors in the outsourced market include Compass Group plc, Elior SA, International Service System A/S, Pedus Service and Sodexho Alliance SA. We also face competition from many regional and many local service providers, some of which are well-established within a specific region or country.

   While the markets in which we operate continue to be highly fragmented, in recent years the contract food service industry has experienced consolidation and multi-national expansion. Recently, Sodexho Alliance has completed significant acquisitions in the United States and France and recently completed a tender offer to acquire the majority position of Sodexho Marriott Services Inc., which it did not already own. Likewise, Compass Group recently completed several transactions in the United Kingdom and the United States.

   We believe that the principal competitive factors in our business include:

  .  quality and breadth of services and management talent;

  .  service innovation;

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  .  reputation within the industry;

  .  pricing; and

  .  the ability to make capital investments.

   We believe that the breadth and creativity of our food and support services capabilities are competitive strengths, enabling us to meet the needs of clients seeking a single provider of multiple services. We also believe that our entrepreneurial stockholder/managers enhance these strengths by driving service innovations to improve the quality and consistency of our services. These factors lead to a level of customer satisfaction that fosters a reputation for excellence in the industry. We further believe that our scale and strong operating infrastructure are competitive strengths.

  Seasonality

   Our sales and operating results have varied, and are expected to continue to vary, from quarter to quarter as a result of different factors. Within our United States Food and Support Services segment, there is a lower level of activity during the first and second fiscal quarters in the generally higher margin sports, entertainment and recreational services. This lower level of activity is partially offset during our first and second fiscal quarters by the increased provision of campus and school support services. Conversely, there is a significant increase in the provision of sports, entertainment and recreational services during the third and fourth fiscal quarters, which is partially offset by the effect of summer recess at colleges, universities and schools. Similar, but less pronounced seasonal factors, affect our international Food and Support Services segment.

Uniform and Career Apparel

  Overview

   Our Uniform and Career Apparel Group provides uniforms, career and image apparel, equipment, work clothes and accessories to meet the needs of clients in a wide range of industries in the United States, including manufacturing, transportation, construction, restaurants and hotels, public safety and healthcare industries and many others. We supply garments, other textile and paper products, public safety equipment and other accessories through rental, purchase and direct mail programs to approximately two million individuals and businesses each year. The combined rental and direct sales market in the United States totals approximately $18 billion, including garments and other textile products but not including an additional $6 to $7 billion of uniforms sold to individuals through retail channels.

   Customers use our uniforms to meet a variety of needs, including:

  . establishing corporate identity and brand awareness--uniforms help identify employees working for a particular company or department and promote a company's brand identity. Uniformed employees are perceived as trained, competent and dependable, and uniforms provide a professional image of employees by enhancing the public appearance of those employees and their company;

  . protecting workers--uniforms help protect workers from difficult environments such as heavy soils, heat, flame or chemicals;

  . protecting products--uniforms help protect products against contamination in the food, pharmaceutical, electronics and health care industries; and

  . retaining employees--uniforms enhance worker morale and help promote teamwork.

Uniform and Career Apparel--Rental Segment

   Our Uniform and Career Apparel--Rental segment provides a full service employee uniform solution, including design, sourcing and manufacturing, delivery, cleaning and maintenance. We rent or lease uniforms, career and image apparel, work clothing, outerwear, particulate-free garments and additional textile and related products to businesses in a wide range of industries throughout the United States. Our uniform products include

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shirts, pants, jackets, coveralls, jumpsuits, smocks, aprons and specialized protective wear. We also offer non-garment items and related services, including industrial towels, floor mats, mops, linen products, as well as paper products and safety products. Our uniform business is the second largest in the United States, generating $970 million in sales, or 13% of our total fiscal 2000 sales. In addition to our United States operations, we own a minority interest in ARATEX Corporation, which provides uniform rental services in Japan.

   The outsourcing of career apparel needs through a uniform rental program offers customers advantages over ownership. Renting eliminates investment in uniforms and the related costs associated with employee turnover, offers flexibility in styles, colors and quantities as customer requirements change, assures consistent professional cleaning, finishing, repair and replacement of items in use and decreases expense and management time necessary to administer a uniform program. Centralized services, specialized equipment and economies of scale generally allow us to be more cost effective in providing garments and garment services than customers could be by themselves. We believe that of the approximately 140 million person U.S. civilian workforce, approximately 30 million workers wear some type of uniform, and of these only 20% currently use a rental service for their uniforms.

  Customers and Services

   Our Uniform and Career Apparel--Rental segment serves businesses of all sizes in many different industries. We have a diverse customer base, serving more than 300,000 customer locations in 39 states from over 200 service locations and distribution centers nationwide. Our customers include companies such as American Airlines, Inc., Safeway, Inc. and Wal-Mart Stores, Inc. We offer a range of garment rental service options, from full-service rental programs in which we clean and service garments and replace uniforms as needed, to lease programs in which garments are cleaned and maintained by individual employees. We also clean and service customer-owned uniforms.

   As part of our full service rental business, we design and choose fabrics, styles and colors specific to a customer's needs. We stock a broad product line of uniforms and career apparel. We typically visit our customers' sites weekly, delivering clean, finished uniforms and, at the same time, removing the soiled uniforms or other items for cleaning, repair or replacement as necessary. Under our leasing program, we provide the customer with rental garments which are cleaned either by the customer or individual employees. This program is ideal for customers operating in low soil environments. This program also benefits clients by reducing their capital investment in garments. We administer and manage the program, and repair and replace garments as necessary.

   Our cleanroom service offers advanced static dissipative garments, barrier apparel, sterile garments and cleanroom application accessories for customers with contamination-free operations in the technology, food, healthcare and pharmaceutical industries. We provide reusable and disposable garment programs and were the first national cleanroom garment provider to have ISO-9002 certification at all of our cleanrooms. We believe we are a recognized leader in the highly specialized and exacting cleanroom garment industry.

  Operations

   We operate our uniform rental business as a hub-and-spoke network of plants and depots in strategic locations. This network is comprised of 73 laundry plants and 132 satellite plants and depots supporting over 2,700 pick-up and delivery routes. We lease and operate a fleet of approximately 4,300 service vehicles that pick up and deliver uniforms for cleaning and maintenance.

   We operate a fabric cutting facility in Georgia and sewing plants in Puerto Rico and Mexico, which satisfy a substantial amount of our standard uniform inventory needs. We also purchase additional uniform and textile products as well as equipment and supplies from several domestic suppliers and, to some extent, from non-domestic suppliers. The loss of any one vendor would not have a significant impact on us.

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   We have undertaken several initiatives in the last several years to improve operating efficiency and cut costs in our uniform rental business. For example, in fiscal 2000 we opened new manufacturing facilities to source more of our garments in-house and reduce garment costs. Further, we have invested, and continue to invest, in automated equipment and processes in our laundry facilities, which we believe will improve throughput and reduce labor costs.

  Sales and Marketing

   We locate our plants and depots in areas characterized by expanding industries and economic growth. We employ more than 300 trained sales representatives whose sole function is to sell our services to potential customers and develop new accounts through the use of an extensive, proprietary database of pre-screened and qualified business prospects. However, our more than 3,000 customer service representatives and approximately 500 district managers are active salespersons as well. We build our brand identity through local advertising, promotional initiatives and through our distinctive service vehicles. Our customers frequently come to us through client referrals, either from our uniform rental business or from our other service sectors. Our customer service representatives generally interact on a weekly basis with their clients, while our support personnel are charged with expeditiously handling customer requirements regarding the outfitting of new customer employees and other customer service needs.

   In connection with the provision of our services, we have developed or acquired long-standing brand name recognition through our ApparelOne(R), WearGuard and Crest(R) uniform programs. Our ApparelOne program assists customers in meeting their specific needs by offering quality and brand name products through a combination of rental, lease or purchase options. We customize the program on an individual client basis to offer a single catalog and/or website specifically tailored to the client's needs.

  Types of Contracts

   We typically serve our rental customers pursuant to written service contracts for an initial term of three to five years. While customers are not required to make an up-front investment for their uniforms, in the case of non-standard uniforms and certain specialty products or programs, customers do agree to reimburse us for our costs if they terminate their agreement before completion of the current service term.

  Competition

   Although there is a continuing trend towards consolidation in the United States, the rental markets we serve are highly fragmented, and competition varies from location to location. Much of the competition consists of smaller local and regional firms, however, our major competitors include Cintas Corporation, G&K Services, Inc. and Unifirst Corporation. We believe that the primary competitive factors that affect our operations, in order of importance, are quality, service, design consistency of product, garment cost and distribution capability, particularly for large multi-location customers, and price. We believe that our ability to compete effectively is enhanced by the quality and breadth of our product line.

Uniform and Career Apparel--Direct Marketing Segment

   Our Uniform and Career Apparel--Direct Marketing segment designs, sells and distributes personalized uniforms, rugged work clothing, outerwear, business casual apparel, and footwear, public safety equipment and accessories through mail order catalogs, websites, telemarketing and field sales representatives. In fiscal 2000, this segment generated $455 million in sales, or 6% of our total company sales, substantially all in the United States. Teamed with our rental business, our direct marketing enables us to provide a total uniform solution to our clients.

   After experiencing declines in operating results in fiscal 1998 and 1999, we have recently repositioned our direct marketing businesses. At WearGuard, we reduced the number of our catalog mailings while increasing our telemarketing efforts to shift our emphasis to business-to-business sales. In our Galls business we recently completed the integration of a new warehouse into our distribution network and, after a year of operating

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difficulties, we have increased the efficiency of this unit. We also have recently completed the integration of WearGuard with Crest. Our operating performance in our direct marketing business improved in fiscal 2000 and the first nine months of fiscal 2001.

  Customers and Services

   WearGuard-Crest. We are a leading national distributor of distinctive image apparel, which include uniforms and work clothing, to workers in a wide variety of industries including construction, utilities, repair and maintenance services, restaurant and hospitality and healthcare. The combination of these two operations allows us to deliver expanded services to customers through catalog, web and telemarketing sectors.

  . WearGuard. With its recognized brand name, WearGuard is America's largest direct mail and telemarketing retailer of work clothes, serving personalized work clothing needs for almost 50 years. WearGuard designs and embroiders personalized uniforms and logos for customers through an extensive computer assisted design center and distributes work clothing, outerwear, business casual apparel and footwear throughout the United States. Our customer service function is further supported by our management information systems, which provide our personnel with access to information on the status of customers' orders, inventory availability and shipping information, as well as information regarding customers' individual employees, including names, sizes, uniform styles and colors.

  . Crest. Crest is a leading designer and distributor of uniform apparel programs to the restaurant, hotel and healthcare industries. Crest is a leading supplier to the quick service restaurant industry and is the largest domestic supplier of uniforms to McDonald's Corporation.

   Galls. Galls is the country's largest mail order supplier of uniforms and equipment to public safety professionals and is currently celebrating its 30th year of service. This business caters to the special needs of people involved in public safety, fire fighting, correctional, and emergency medical services. Galls markets uniforms, equipment and accessories under the Galls(R), DynaMed and other well-known brand names to over one million individuals and public safety departments and private safety agencies.

  Operations

   We conduct our direct marketing activities principally from our facilities in Norwell, Massachusetts, Roanoke, Virginia and Lexington, Kentucky. Customer orders are filled by our warehouse personnel and generally shipped directly to customers within one business day. We manufacture a significant portion of our uniform requirements and offer a variety of customized personalization options such as embroidery and logos. We also purchase uniforms and other products from a number of domestic and international suppliers.

   In the last few years, we have undertaken several initiatives to reduce operating costs in our direct marketing operations and provide better service to our clients. By reducing the number of WearGuard catalogs in circulation and increasing our business telemarketing sales force, we shifted our sales focus from the less profitable individual consumer to the business purchaser. We have also sourced more of our garments from our own manufacturing facilities to reduce the cost of garments and simplify operations. We have integrated and streamlined our WearGuard and Crest operations, consolidating operating personnel and distribution at one location. As part of this process, we reviewed our product offering and reduced the number of items offered by eliminating redundant and low-volume items.

  Sales and Marketing

   Our direct marketing operations distribute approximately 25 million catalogs annually to approximately ten million existing and prospective customers. Catalog distribution is based on the selection of recipients in accordance with predetermined criteria from customer lists developed by WearGuard and Galls as well as those purchased or rented from other organizations. Our substantial in-bound and out-bound telemarketing operations are staffed by approximately 150 trained professionals. We also sell across the Internet at www.wearguard.com and www.galls.com.

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  Types of Contracts

   Because the bulk of our customers purchase on a recurring basis, our backlog of orders at any given time consists principally of orders in the process of being filled. With the exception of certain governmental bid business, most of our direct marketing business is conducted under invoice arrangement with repeat customers.

  Competition

The direct sales markets we serve are highly fragmented. We believe that the primary competitive factors that affect our direct marketing operations are quality, service, design consistency of products, distribution and price. There are other companies in the uniform, work clothing or public safety direct marketing business that have financial resources comparable to ours. Much of the competition consists of smaller local and regional companies and numerous retailers, including some large chain apparel retailers, as well as numerous catalog sales sources.

  Seasonality

   Due to a number of factors, primarily related to the weather in the northern tier of the United States and the Thanksgiving-Christmas holiday period, there is a seasonal increase in the sales of directly marketed work clothing during our first fiscal quarter.

Educational Resources

   We are the second largest provider of for-profit childcare services in the United States, operating community-based and employer on-site childcare centers and elementary schools and before and after school programs on the premises of elementary schools. Since 1969 we have served the childcare and early education markets, providing education to children between the ages of six weeks and 12 years. We operate the highest percentage of childcare centers accredited by the National Association for the Education of Young Children (NAEYC) among the major community childcare providers. Our Educational Resources segment employs approximately 17,000 individuals across 27 states and the District of Columbia, serving more than 100,000 children at more than 1,200 locations. In fiscal 2000, our Educational Resources segment generated $440 million in sales, or 6% of our total sales.

  Customers and Services

   Our Educational Resources segment provides parents with a comprehensive set of educational choices: early care and education, work/life partnerships and school partnerships. We also operate eight private elementary schools in seven states under the Meritor Academy and Warren Walker brand names.

   Early Care and Education. Branded under the name Children's World, our early care and education business serves approximately 75,000 children from 50,000 households at approximately 606 centers. Our largest presence is in Minneapolis (43 centers), Denver/Boulder (44 centers), Chicago (45 centers) and Dallas/Fort Worth (42 centers). We seek to differentiate ourselves from our competitors by focusing on enriched educational content, particularly when compared with the standard childcare option offered by local providers.

   Our typical Children's World center is configured for 100 to 180 children, contains five to seven classrooms and a full-service kitchen and outdoor play area. We are pursuing a strategy to build or acquire new centers in newer upper-middle to upper income suburban areas with high concentrations of dual-income families. Generally, our customers have had a previous childcare experience and choose center-based care within a two-to-five mile radius of their homes in order to provide their children with educational preparation, socialization and safety.

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   We believe that a significant percentage of new business is the result of direct referrals from existing customers. In addition to marketing directly to families, we also seek to enter into preferred customer agreements with particular employers, which provide a discount for their employees.

   Work/Life Partnerships. Our work/life partnerships business offers a variety of childcare services to employers at 32 employer-based sites, and corporate relationships are offered at our community locations under the brand name ARAMARK Work/Life Partnerships.

   School Partnerships. Our school partnerships business provides before and after-school enrichment programs, pre-school programs, such as pre-math, pre-reading and early science, kindergarten enrichment and summer camps at 593 sites under the brand name Medallion. These services are usually provided on-site at elementary schools.

  Competition

   The childcare and early educational services market is highly fragmented and competitive. We believe the significant competitive factors for educational services include quality of care, reputation, location, physical appearance at facilities, types of programs offered and price. We face significant competition from local nursery schools and childcare centers, including church-affiliated and other non-profit centers, such as the YMCA; other for-profit, center-based childcare providers; providers of childcare services operating out of homes; in-home care provided primarily by nannies and relatives; and preschool, kindergarten and before and after school programs provided by public schools, as well as state or locally operated preschools. There are also several national, such as KinderCare Learning Centers and La Petite Academy, or regional for-profit companies with sizeable numbers of centers and similar economies of scale in curriculum development, marketing and site development.

  Seasonality

   Operations of our Educational Resources segment typically follow a seasonal cycle linked to the elementary school calendar and holiday periods. New enrollments are highest in the mid-August to mid-September period, coinciding with the start of the school year. Enrollment typically builds throughout the school year, reaching a peak in April or May. Enrollment in the summer months is generally lower as parents choose from a greater number of summer camp and other childcare options.

Employees of ARAMARK

   As of September 28, 2001, we had a total of approximately 200,000 employees, consisting of approximately 124,000 full-time and approximately 76,000 part-time employees in our five business segments. The number of part-time employees varies significantly from time to time during the year due to seasonal and other operating requirements. We generally experience our highest level of employment during the fourth quarter. The approximate number of employees by segment is as follows: Food and Support Services--United States: 133,000; Food and Support Services--International: 35,000; Uniform and Career Apparel--
Rental: 13,000; Uniform and Career Apparel--Direct Marketing: 2,200; and Educational Resources: 16,500. In addition, the ARAMARK corporate staff is approximately 115 employees. Approximately 33,000 employees in the United States are covered by collective bargaining agreements. We have not experienced any material interruptions of operations due to disputes with our employees and consider our relations with our employees to be satisfactory.

Governmental Regulation

   We are subject to various governmental regulations, such as environmental, employment and health and safety. In addition, our facilities and products are subject to periodic inspection by federal, state, and local authorities. We have installed various internal controls and procedures designed to maintain a high level of compliance with these regulations. The cost of our compliance programs is not material, but is subject to additions to or changes in federal or state legislation, or changes in regulatory implementation or interpretation of government regulations. If we fail to comply with applicable laws, we could be subject to civil remedies, including fines and injunctions, as well as potential criminal sanctions.

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  Food and Support Services Segments

   Our operations are subject to various governmental regulations, such as those governing:

  .  the service of food and alcoholic beverages;

  .  minimum wage and employment;

  .  governmentally funded entitlement programs;

  .  environmental protection; and

  .  human health and safety.

   While there are a variety of regulations at various governmental levels relating to the handling, preparation and serving of food, including in some cases requirements relating to the temperature of food, and the cleanliness of the kitchen and the hygiene of its personnel, these regulations are enforced primarily at the local public health department level. We cannot assure you that we are in full compliance at all times with all applicable laws and regulations. Furthermore, additional or amended regulations in this area may significantly increase the cost of compliance.

   In addition, various federal and state agencies impose nutritional guidelines and other requirements on us at certain of the education and corrections facilities we serve. There can be no assurance that federal or state legislation, or changes in regulatory implementation or interpretation of government regulations, would not limit our activities in the future or significantly increase the cost of regulatory compliance.

   Since we serve alcoholic beverages at many sports, entertainment and recreational facilities, including convention centers, we also hold liquor licenses incidental to our contract food service business and are subject to the liquor license requirements of the states in which we hold a liquor license. As of March 30, 2001, we and our subsidiaries held liquor licenses in 40 states.

   Typically, liquor licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of our operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. We have not encountered any material problems relating to alcoholic beverage licenses to date. The failure to receive or retain a liquor license in a particular location could adversely affect our ability to obtain such a license elsewhere. A few of our contracts require us to pay liquidated damages during any period in which our liquor license for the relevant facility is suspended and most contracts are subject to termination in the event that we lose our liquor license for the relevant facility.

   Our service of alcoholic beverages must also comply with applicable state, provincial and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to certain persons such as one who is intoxicated or a minor. If we violate dram shop laws, we may be liable to third parties for the acts of the patron. We sponsor regular training programs to minimize the likelihood of such a situation although we cannot guarantee that intoxicated or minor patrons will not be served or that liability for their acts will not be imposed on us.

  Uniform and Career Apparel Segments

   Our uniform rental segment is subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, industrial laundries use and must dispose of detergent wastewater and other residues through publicly operated treatment works or similar government bodies and are subject to volume and chemical discharge limits and penalties and fines for non-compliance. We are attentive to the environmental concerns surrounding the disposal of these materials and have through the years taken measures

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to avoid their improper disposal. In the past, we have settled, or contributed to the settlement of, actions or claims brought against us relating to the disposal of hazardous materials and there can be no assurance that we will not have to expend material amounts to rectify the consequences of any such disposal in the future. Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. There can be no assurances that acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third party actions such as tort suits.

   We do not anticipate any material capital expenditures for environmental remediation that would have a material effect on our financial condition, and we are not aware of any material non-compliance with environmental laws.

  Educational Resources Segment

   Center Licensing Requirements. Our childcare centers are subject to numerous state and local regulations and licensing requirements which generally cover the fitness and adequacy of buildings and equipment, the ratio of staff personnel to enrolled children, staff training, record keeping, the dietary program, the curriculum and compliance with health and safety standards. Some changes, such as increasing the ratio of staff to enrolled children, can result in significantly increased costs to operate our business. If one of our centers fails to comply with applicable regulations, that center could be subject to state sanctions. These sanctions may include fines, corrective orders, placement on probation or, in more serious cases, suspension or revocation of the center's license to operate or all of our centers' licenses to operate in that state. Changes in the regulatory frameworks within which we operate may cause us to incur substantial costs in order to comply.

   Childcare Tax Incentives. Tax incentives for childcare programs potentially can benefit us. Section 21 of the Internal Revenue Code of 1986 provides a federal income tax credit ranging from 20% to 30% of specified childcare expenses. For eligible taxpayers with one child, a credit can be claimed on a maximum of $2,400 of eligible expenses. For eligible taxpayers with two or more children, a credit can be claimed on a maximum of $4,800 of eligible expenses. The fees paid to us by eligible taxpayers for childcare services qualify for these tax credits, subject to the limitations of Section 21 of the Code. However, these tax incentives are subject to change.

   Childcare Assistance Programs. During fiscal 2000, approximately 15% of this segment's net sales were generated from federal and state childcare assistance programs, primarily the Childcare and Development Block Grant and Social Services Block Grant. These programs are designed to assist low-income families with childcare expenses and are administered through various state agencies. Although additional funding for childcare may be available for low-income families as part of welfare reform, there is no assurance that we will benefit from any such additional funding.

Intellectual Property

   We have the patents, trademarks, trade names and licenses that are necessary for the operation of our business as we currently conduct it. Other than the ARAMARK name, we do not consider our patents, trademarks, trade names and licenses to be material to the operation of our business.

Information Systems

   We believe the timely and accurate measurement and reporting of client activity is important to our success and, therefore, technology is a key part of our infrastructure. Information about customer preferences is

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

used primarily to customize our service offerings to the needs of our clients. Each of our segments operates separate, and in some cases numerous, systems tailored to meet the specific service needs of their client base.

   Our various business groups have worked to develop specific applications for their and their clients' particular requirements. Examples include labor scheduling, food production and inventory management, cashless payments, point of sale, suite catering, childcare center management and uniform rental route accounting systems. In addition to our general management information systems, we utilize Hyperion financial tools to aggregate financial data across our business segments. This data is used to develop and analyze our consolidated financial results, as well as for control, budgeting and planning.

   During 1999 and 2000, our Food and Support Services--United States segment invested more than $65 million to completely upgrade its information technology infrastructure. In addition, our Uniform and Career Apparel--Rental segment is currently upgrading its systems, and this project is scheduled for completion within the next 12 months at an estimated cost of $8 million.

Properties

   Our principal executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our principal real estate is comprised primarily of educational and childcare facilities, of which a significant number are held under long-term operating leases. As of August 24, 2001, we operated approximately 656 facilities in our educational resources segment. Of these, 506 are leased, 124 are owned and 26 are managed for third parties. Some leases provide for contingent rent if the center's operating revenue exceeds a specified base level. Generally, the leases provide for renewal options under the same terms and conditions. We believe that if we were unable to renew the lease on any of these facilities, other suitable facilities would be available to meet our needs. As of May 25, 2001, we operated approximately 200 facilities in our uniform and career apparel segments. Of these, approximately half are leased and approximately half are owned. We also maintain other real estate and leasehold improvements, which we use in the uniform and career apparel and food and support services segments. No individual parcel of real estate owned or leased is of material significance to our total assets.

Legal Proceedings



   From time to time, we are a party to various legal actions involving claims incidental to the normal conduct of our business, including actions by clients, customers and employees, but we do not believe that any such actions are likely to be, individually or in the aggregate, material to our business, financial condition, results of operations or cash flows.


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                            RECENT DEVELOPMENT


The Proposed ServiceMaster Acquisition


   On October 3, 2001, we signed a definitive agreement to acquire ServiceMaster Management Services. The aggregate consideration of the transaction is approximately $800 million in cash for ServiceMaster Management Services. The transaction is subject to customary consents, approvals, conditions and clearances, including under the Hart-Scott-Rodino Act. Under the Hart-Scott-Rodino Act, our acquisition of ServiceMaster Management Services cannot be consummated until the expiration or early termination of a 30-calendar day period following filings we and The ServiceMaster Company have made. The waiting period may be terminated early only by action of both the Antitrust Division of the Department of Justice and the Federal Trade Commission. If within the 30-calendar day period the Antitrust Division of the Department of Justice or the Federal Trade Commission issues a formal request for additional information, which is called a second request, from us or The ServiceMaster Company, the waiting period will be extended for an additional 30 calendar days following substantial compliance with that request. The initial 30-calendar day waiting period applicable to our acquisition of ServiceMaster Management Services expires on November 19, 2001, subject to early termination or a second request.




   We believe that the ServiceMaster Management Services acquisition is a significant strategic acquisition for us. We believe the acquisition will further enhance our leadership position in outsourced services by making us a more effective competition for facility management services accounts. We believe the acquisition will provide us with significant strategic benefits, including:


  . Opportunities to cross-sell; facility management services to our existing clients, clinical equipment maintenance services to our existing healthcare clients, and food and support services and other outsourced services to ServiceMaster Management Services' existing clients.


  . Cost synergies including selling, general and administrative synergies, and synergies resulting from sharing of best practices, such as our purchasing practices.


  . Infusing our entrepreneurial culture and our business-to-business focus to improve service quality and client retention for ServiceMaster Management Services' existing clients.






   Business of ServiceMaster Management Services. ServiceMaster Management Services and its related entities provide a variety of facility management services to three client sectors, namely the healthcare, education and business and industry client sectors. These services are provided nationwide and include the management of housekeeping, plant operations and maintenance, laundry and linen, groundskeeping and landscaping, clinical equipment maintenance, food service, engineering consulting services relating to building operations, materials management and total facility management. ServiceMaster Management Services also has operations in Canada and maintains licensing arrangements with local service providers in approximately 30 other countries.


   Healthcare. ServiceMaster Management Services is a leading provider of supportive management services, including the management of housekeeping, clinical equipment maintenance, food services, plant operations and maintenance, laundry and linen, grounds and landscaping and the provision of total facility management to hospitals, healthcare systems, long term care communities and other healthcare organizations. ServiceMaster Management Services also provides consulting services to healthcare clients, including assessments of supply chain, equipment, food service and other hospital-based services. ServiceMaster Management Services serves approximately 900 clients in the healthcare sector at approximately 1,200 healthcare facilities. Significant clients in the healthcare sector include Mt. Sinai Hospital in New York and University of Virginia Medical Center.


   Education. ServiceMaster Management Services is a leading provider of plant operations and maintenance, custodial and grounds management and landscape services to primary schools, secondary schools


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


and school districts, private specialty schools and colleges and universities. ServiceMaster Management Services serves approximately 350 educational clients at approximately 4,000 facilities. Significant clients in the education sector include Princeton University and Houston Independent School District.


   Business and Industry. ServiceMaster Management Services is a leading provider of plant operations and maintenance and custodial and grounds management services to business and industry clients, serving approximately 400 clients at more than 1,000 business and industrial facilities and sites.


   Services provided include facility operations and maintenance, groundskeeping and landscaping, housekeeping, production equipment maintenance and cleanroom services to corporate headquarters, manufacturing plants and distribution centers. Services provided to the business and industry client sector also include housekeeping, facility maintenance, contract staffing, pest management and grounds care, as well as other specialized services, to clients in the food processing industry. In addition, ServiceMaster Management Services provides certain airport auxiliary services, transportation related services and temporary placement services.




   ServiceMaster Management Services generally provides management services to supervise clients' labor force under fixed price or similar contracts. In a portion of the contracts, it shares with the client the benefit from cost savings and efficiencies it realizes over the agreed budget but bears the risk of costs incurred in excess of the agreed budget. However, the majority of its client contracts are fee only arrangements.




   Financings. We intend to finance our acquisition of ServiceMaster Management Services and related expenses in an aggregate of approximately $806 million in cash by borrowing approximately an additional $206 million under our existing senior revolving credit facility and $600 million under a new bridge financing facility with a group of banks arranged by J.P. Morgan Securities Inc. We expect the bridge financing facility to be unsecured and to have a one-year term, beginning on the date that we close the acquisition. We expect that ARAMARK Services, Inc., our wholly owned subsidiary, will be the borrower under the bridge financing facility and that we and certain other subsidiaries will guaranty the obligations in the same manner as our senior revolving credit facility. We expect interest under the bridge financing facility to be based on, at our option, LIBOR plus a spread ranging from 1.125% to 1.875% per annum and an initial spread of 1.375% (with the spread increasing by 0.25% after six months and by an additional 0.25% after nine months) or the higher of the prime rate or 0.5% per annum over the federal funds rate. We expect the bridge financing facility to have restrictive covenants, financial covenants and events of default substantially similar to those included in our senior revolving credit facility.


   We expect to repay a portion of the bridge financing with a portion of the proceeds from this offering. In addition, we may consider several different types of financing arrangements to replace the remainder of the borrowings under the bridge financing prior to its expiration date. These arrangements may include a publicly or privately offered debt financing and accounts receivable financing.


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       PROPOSAL 1--THE MERGER, THE PUBLIC OFFERING AND THE STOCK BUYBACK

The Merger

 How It Will Work

   ARAMARK Worldwide Corporation currently is a wholly owned subsidiary of ARAMARK. Prior to the public offering, ARAMARK will merge with and into ARAMARK Worldwide Corporation. ARAMARK Worldwide Corporation will survive the merger and will be renamed "ARAMARK Corporation". Immediately following this merger:

  . each share of outstanding old class A common stock will convert into twenty shares of new class A-1 common stock,

  . each share of outstanding old class B common stock will convert into two shares of new class A common stock. Of each stockholder's old class B shares, as nearly as possible,

   .  one-third will be converted into shares of new class A-1 common stock,

   . one-third will be converted into shares of new class A-2 common stock,

   . one-third will be converted into shares of new class A-3 common stock,

  . each share of new class A common stock will be identical except for applicable restricted periods, and each share of class B-1, B-2 and B-3 common stock into which class A common stock will be converted in the event of the termination of employment by the holder thereof upon the earlier of 180 days after the pricing of the public offering and the date the tender offer is completed or if termination of employment occurs after that date, on the date of termination of employment or, in the case of any permitted transferee, the termination of employment of the transferring employee, or, in the case of the 401(k) plans, distributions and sales from those plans, will be identical except for applicable restricted periods. Shares of class A common stock will not be transferable other than in a permitted transfer until the applicable restricted period expires. Following the expiration of the applicable restricted period, shares of class A common stock will automatically convert into freely transferable shares of class B stock upon transfer, with certain limited exceptions. See "Description of Capital Stock, Certificate of Incorporation and Bylaws--Comparison of our class A common stock and class B common stock" for a description of the restricted periods and conversion provisions applicable to our class A common stock. Pursuant to ARAMARK's new certificate of incorporation, stockholders also will be prohibited from entering into any swap or other arrangement (including contracting to sell, selling, transferring, pledging, granting of any option to purchase, making any short sale or otherwise disposing of any shares) that transfers to another, in whole or in part, any of the economic consequences of ownership of any class of common stock, in each case other than permitted transfers. However, if such person holds during the entire time of the relevant transaction, shares with respect to which restricted periods have expired or do not apply, such transaction may involve only up to the number of such unrestricted shares,

  . each stock purchase opportunity and stock option for shares of old class B common stock will convert into a stock purchase opportunity or stock option for two times the number of shares of new class A common stock and the exercise price per share will be appropriately adjusted, and

  . each deferred stock unit for a share of old class B common stock or old series D preferred stock in the Stock Unit Retirement Plan (SURP) will convert into two deferred stock units for shares of new class A common stock or one deferred stock unit for shares of new series D preferred stock.

   The result will be that you will own new class A common stock instead of old common stock. ARAMARK will have a new certificate of incorporation and bylaws. A copy of the merger agreement is included as Annex A to this proxy statement/prospectus. After the merger and the offering:

  . shares of class A common stock will constitute about 86% of our total outstanding common stock and about 98% of our total voting power;

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

  . shares of class B common stock will constitute about 14% of our total outstanding common stock and about 2% of our total voting power.

   We believe that our new capital structure will help preserve the best aspects of our employee-owned and owner-managed culture while providing us with a publicly traded equity security that we can use for strategic alliances and acquisitions around the world. In addition, following the merger and the termination of the stockholders' agreement, you no longer will be required to offer your shares to us before you can sell them to third parties.

ARAMARK's New Certificate of Incorporation

   Our new certificate of incorporation will be different from our current certificate of incorporation in the following principal ways:

  . it will authorize a class of common stock, called class A common stock, that will be entitled to ten votes per share and will be issued to you in exchange for your current shares of our common stock

  . it will authorize a class of common stock, called class B common stock, that will have the same economic rights as the class A common stock, but will be entitled to one vote per share

  . it will add provisions that restrict the transferability of our class A common stock, class B-1 common stock, class B-2 common stock and class B-3 common stock for a period of time to allow us to complete a successful public offering and encourage our people to maintain an investment in us as they did prior to the merger and the IPO

  . it will add provisions that help protect ARAMARK from the risk of unsolicited takeovers by third parties that are not approved by your board of directors, including by:

   .  prohibiting stockholder action by written consent

   . providing that special meetings of our stockholders may be called only by our board of directors or the chairman of our board of directors

   .  providing for a classified board of directors and

   . providing that a vote of 80% or more of all of the outstanding shares of our stock entitled to vote will be required to amend the bylaws or to amend certain anti-takeover provisions of the certificate of incorporation

   There are additional changes in the new certificate of incorporation. In addition, our new bylaws will provide for advance notice requirements for stockholder proposals and director nominations. You should read "Description of Capital Stock, Certificate of Incorporation and Bylaws" and the new certificate of incorporation, which is included as Annex C to this proxy statement/prospectus.

 Voting Rights

   Holders of class A common stock will be entitled to ten votes per share on all matters voted upon by our stockholders. Holders of class B common stock will have the same economic rights as holders of class A common stock and will be entitled to one vote per share on all matters voted upon by our stockholders.

 What You Will Receive

   When we effect the merger, each share of our outstanding class A common stock will convert automatically into twenty shares of new class A-1 common stock, and each share of our outstanding class B common stock will convert automatically into two shares of new class A common stock, divided as equally as possible among class A-1, class A-2 and class A-3 common stock. Each share of new class A common stock will be identical except for the applicable restricted periods.

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

 Transfer Restrictions on Shares of Class A Common Stock

   You will not be able to sell or transfer shares of class A common stock, other than in "permitted transfers," or convert shares of class A common stock into class B shares, until the applicable restricted period expires. Except for permitted transfers, class A-1 shares may not be transferred until 180 days after the public offering, class A-2 shares may not be transferred until 360 days after the public offering and class A-3 shares may not be transferred until the 540 days after the public offering.

   "Permitted transfers" include:

  . conversion transfers, which have the effect of allowing the shares to convert into shares of unrestricted class B common stock;

  . non-conversion transfers, which have the effect of retaining both the applicable restricted periods and the multiple voting rights; and

  . charity transfers, which have the effect of retaining the applicable restricted periods but not the multiple voting rights.

   In conversion transfers, shares of class A common stock, regardless of whether they represent class A-1, class A-2 or class A-3 common stock, will be converted into shares of unrestricted class B common stock. Conversion transfers include:

  . with respect to no more than 1,000,000 shares of common stock donated and transferred, prior to May 25, 2001, to charitable organizations (including foundations, schools, colleges, universities, charitable remainder trusts and charitable lead trusts) sales by such charitable organizations following 90 days after the pricing of the public offering;

  .  transfers to us; and

  . transfers approved as conversion transfers by our board of directors, including without limitation, transfers by Mr. Neubauer of up to 1.5 million shares to private or public foundations and charities, transfers upon the death of an employee stockholder in order to pay any estate taxes or expenses on a date as close as practicable to the tax payment date or transfers in the case of employee stockholder hardship (such as medical necessity, family emergencies, etc.)

   During the first 180 days after the pricing of the initial public offering, transfers approved by our board of directors as conversion transfers will be restricted by the lock-up arrangements with the underwriters. However, approved transfers by Mr. Neubauer of up to 1.5 million shares to private and public foundations and charities and approved transfers to pay estate taxes and expenses will not be restricted by the lock-up arrangements with the underwriters; transfers in the case of employee stockholder hardship will be restricted by the lockup arrangements with the underwriters until 180 days after the public offering.

   In non-conversion transfers, shares of class A common stock, regardless of whether they represent class A-1, class A-2 or class A-3 common stock, will not convert into shares of class B common stock. Non-conversion transfers include:

  . transfers to and among family members of class A stockholders and entities (including trusts, partnerships and limited liability companies) established for estate planning or educational purposes;

  . bona fide pledges to us, a commercial bank, a savings and loan institution or any other lending or financial institution as security for indebtedness of the holder of the shares of class A common stock being pledged; the pledgees shall be bound by the applicable transfer restrictions; and

  . transfers approved as non-conversion transfers by our board of directors.

   During the first 180 days after the pricing of the initial public offering, transfers approved by our board of directors as non-conversion transfers will be restricted by lock-up arrangements with the underwriters.

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

   In a charity transfer, shares of class A-1, class A-2 or class A-3 common stock will convert into shares of class B-1, B-2 and B-3 common stock. Charity transfers include transfers to charitable organizations (including private foundations, schools, colleges, universities, charitable remainder trusts and charitable lead trust).

   Shares of class B-1, class B-2 and class B-3 common stock are subject to the same transfer restrictions and have the benefit of the same exceptions for conversion transfers, non-conversion transfers and charity transfers, as appropriate as shares of class A-1, class A-2 and class A-3 common stock, respectively, but do not have multiple voting rights. At the conclusion of the applicable restricted periods, shares of class B-1, class B-2 and class B-3 common stock convert into shares of unrestricted class B common stock that are freely transferable.

   Pursuant to our new certificate of incorporation, holders of restricted shares of class A-1, class A-2, class A-3, class B-1, class B-2 and class B-3 common stock are also prohibited from entering into any swap or other arrangement (including contracting to sell, selling, transferring, pledging, granting of any option to purchase, making any short sale or otherwise disposing of any shares) that transfers to another, in whole or in part, any of the economic consequences of ownership of any class of common stock, in each case other than permitted transfers. However, if such person holds during the entire time of the relevant transaction, shares with respect to which restricted periods have expired or do not apply, such transaction may involve only up to the number of such unrestricted shares.

   Shares of class A-1, class A-2 and class A-3 common stock held by an employee or a transferee of such employee (including transferees who acquired their shares from employees prior to the merger) will automatically convert into class B-1, class B-2 and class B-3 common stock, respectively, in the event of termination of employment by such employee upon the earlier of 180 days after the pricing of the public offering and the date the tender offer is completed or if termination of employment occurs after that date, on the date of termination of employment.

   Except as described above, shares of class A common stock will not be converted into shares of unrestricted class B common stock for a period of 180 days, 360 days and 540 days, respectively, after the pricing of the initial public offering.

   Subject to restrictions on persons deemed to be our affiliates, you will be able to transfer shares of class A common stock freely after the applicable restricted period expires. Management thinks that it is important for our people to have a significant investment in our common stock in order to be truly motivated to strive for our continued success.

 Listing

   The class A common stock will not be listed on a national securities exchange or traded in the organized over-the-counter market. We have applied to list the class B common stock on the New York Stock Exchange. Listing is subject to fulfilling all applicable listing requirements.

The Public Offering

   Soon after the merger is approved, subject to market conditions, we plan to make a public offering of new class B common stock.

   After the public offering and the tender offer, assuming we make the tender offer at the initial public offering price and the maximum number of shares are tendered:

  . class A common stock will constitute about 84% of our total outstanding common stock and about 98% of our total voting power

  . class B common stock will constitute about 16% of our total outstanding common stock and about 2% of our total voting power

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

   The range within which we expect the class B common stock to be priced in the initial public offering. We reserve the right, however, to complete the initial public offering, even if our initial public offering price is below or above that range.

The Stock Buyback

   After the initial public offering, we intend to use approximately 60% of the gross proceeds of the public offering to fund the stock buyback, which consists of a cash tender offer for a portion of our outstanding shares of class A common stock outstanding after the merger and a repurchase of shares of our class A common stock from the 401(k) plans. We intend for the stock buyback to comprise the second step of a "synthetic secondary offering," a primary offering followed by stock purchases using the proceeds of the public offering to accomplish substantially the same goal as allowing existing stockholders to participate in the public offering. We will purchase up to 10% in the aggregate of the outstanding shares of our class A common stock in the stock buyback, and the aggregate funds to be used in the stock buyback will not exceed 75% of the gross proceeds from this offering.


   We currently intend to launch the tender offer as soon as practicable after the close of the initial public offering. We will determine the tender offer price, which may be at or above the public offering price and at, above or below the market price at the time of the tender offer. In the tender offer, each class A stockholder will be permitted to tender up to 13% of his or her shares of class A common stock. If the tender offer is fully subscribed by all class A stockholders we will accept no more than 10% of each class A stockholder's shares. In this manner, tenders of up to 10% of a stockholder's shares will be accepted, and to the extent some stockholders tender less than 10% of their shares of class A common stock, then this shortfall will be allocated to the stockholders that have tendered more than the 10% amount (but no more than 13%) on a pro rata basis. In setting the percentage which stockholders will be permitted to tender, our board will consider the amount of net proceeds received in the initial public offering and the market price per share of the class B common stock at the time of the tender offer. The amount tendered by a class A stockholder in the tender offer may consist of no more than one-third of class A-2 common stock and no more than one-third of class A-3 common stock; however, a holder may tender stock that consists entirely of class A-1 common stock. The class B common stock sold in the public offering cannot be tendered in the tender offer.


   In the repurchase from the 401(k) plans, currently we intend to agree, on the date we execute the underwriting agreement relating to the public offering, to acquire approximately 10% of the class A common stock held by the 401(k) plans. In exchange for entering into this contract, the trustee for the 401(k) plans will agree not to tender in the tender offer. We anticipate that the price per share under the contract with the 401(k) plans will equal the public offering price. However, if we tender for shares of class A common stock in the tender offer at a price higher than the public offering price, we will either make an additional payment to the trustee for the difference on the date the tender offer closes or we will return a portion of the shares sold to us by the 401(k) plans so that the effective price per share we pay under the contract equals the tender offer price. Since the repurchase of shares under the contract with the 401(k) plans will close prior to the commencement of the tender offer, we will complete the repurchase of shares from the 401(k) plans, even in the unlikely event we elect not to proceed with the tender offer.


   If the price per share in the stock buyback exceeds the public offering price per share of our unrestricted class B common stock by an amount such that the aggregate consideration for all shares purchased in the stock buyback would exceed 75% of the gross proceeds from the initial public offering, we will reduce the maximum number of shares of our class A common stock that may be tendered in the tender offer and return shares of class A common stock to the 401(k) plans to limit the aggregate consideration for all shares purchased in the stock buyback to 75% of the gross proceeds from the initial public offering.

   We will purchase shares in the tender offer pursuant to an offer to purchase and related materials, which we will distribute when we commence the tender offer. We will also file a Schedule TO with the SEC in

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

connection with the tender offer. We cannot assure you that the tender offer will occur or that it will occur on the terms described in this proxy statement/prospectus.

How We Will Effect the Merger and the Public Offering

   If approved, we will effect the merger immediately prior to the closing of the public offering. At that time, we will file a certificate of merger with the Secretary of State of the State of Delaware. We currently expect that this will occur before calendar year end but the timing could vary.

   Your shares will be converted automatically, without any action on your part, into new class A common stock. We will continue our current practice of issuing shares in uncertificated form, and you will receive a statement of the shares that you own after the consummation of the merger. As a stockholder, you may request that a physical stock certificate be issued in place of the uncertificated shares at any time.

Conditions to the Merger

   We will complete the merger only if each of the following conditions are satisfied or waived:

  . More than 50% of the outstanding voting power of ARAMARK common stock entitled to vote, voting together as a single class, shall have voted to adopt the merger agreement;

  . ARAMARK Worldwide Corporation simultaneously has consummated an initial public offering of shares of its class B common stock;

  . No statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the merger;

  . The number of shares of our old class A common stock that are issued and outstanding on the record date for the special stockholder meeting and that are held by dissenting stockholders who have not voted in favor of or consented to the adoption of the merger agreement and who are entitled to demand and have delivered a written demand for appraisal of such shares of our old class A common stock shall not exceed 5% of the issued and outstanding shares of our old class A common stock immediately prior to the effective time of the merger; and

  . Management investors who hold, in combination with their permitted transferees, at least a majority of the shares held by management investors and their transferees, and holders of at least three-fourths of the shares held by stockholders that are outside investors, shall have executed written consents to the amendment of the stockholders agreement to provide that the stockholders agreement will terminate upon the consummation of the merger.

   We do not believe that any material federal or state regulatory requirements must be complied with or that any material approvals must be obtained in connection with the merger.

Termination of the Merger

   At any time before the merger becomes effective, the Board of Directors of either ARAMARK or ARAMARK Worldwide Corporation may abandon the merger.

Federal Income Tax Consequences of the Merger

   The merger, the conversion of your shares into new class A common stock and the public offering will not be taxable transactions for you for U.S. federal income tax purposes. You should read the section of this proxy statement/prospectus entitled "Federal Income Tax Consequences to
Stockholders."

   The Board of Directors of ARAMARK recommends that the stockholders vote FOR Proposal 1.

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                PROPOSAL 2--ARAMARK's 2001 EQUITY INCENTIVE PLAN

   General. Our Board of Directors has adopted the ARAMARK 2001 Equity Incentive Plan which is attached to this proxy statement/prospectus as Annex E. The 2001 Equity Incentive Plan will form a part of the existing ARAMARK Ownership Program described below, and will be the source of new equity-based awards following the offering. The 2001 Equity Incentive Plan will permit us to grant to our key employees, directors and consultants incentive stock options, non-qualified stock options, reload stock options, stock appreciation rights, restricted stock, performance-based awards and other awards based on our class A and class B common stock.

   Administration. Our Human Resources, Compensation and Public Affairs Committee (the "committee") will administer the 2001 Equity Incentive Plan. The committee may delegate its authority under the 2001 Equity Incentive Plan in whole or in part as it determines, including to a subcommittee consisting solely of at least two outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The committee will determine who will receive awards under the 2001 Equity Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the award consistent with the terms of the Plan.

   Shares Reserved for Awards and Limits on Awards. The total number of shares of class A and class B common stock available under the 2001 Equity Incentive Plan initially will be 30 million, with an additional 3% of the outstanding common stock as of the end of the prior calendar year becoming available under the plan on each January 1 following the adoption of the plan. Awards may be issued in respect of class B common stock, in lieu of class A common stock.

   Under the 2001 Equity Incentive Plan, no participant may receive an award that relates to more than 3 million shares of our class A or class B common stock in any calendar year; the maximum amount of a performance-based award is limited to $10 million in any calendar year; and the maximum number of shares that may be used to award incentive stock options under the 2001 Equity Incentive Plan is 30 million shares in the aggregate.

   The number of shares of class A or class B common stock issued or reserved pursuant to the 2001 Equity Incentive Plan, the maximum individual award and the number of shares issuable pursuant to outstanding awards, are subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the relevant class of common stock. Class A common stock and class B common stock covered by awards that terminate, lapse, or are cancelled will again be available for the grant of awards under the 2001 Equity Incentive Plan.

   Stock Options. The 2001 Equity Incentive Plan will permit the committee to grant key employees incentive stock options, which qualify for special tax treatment in the U.S., and to key employees, directors and consultants nonqualified stock options. The committee will establish the duration of each option at the time it is granted. The maximum duration of an incentive stock option is ten years after the date of grant. The exercise price of an incentive stock option may not be less than the fair market value of the underlying common stock on the date of grant. The committee may establish vesting and performance requirements that must be met prior to the exercise of options.

   Stock option grants may include provisions that permit the option holder to exercise all or part of the holder's vested options, or to satisfy withholding tax liabilities, by tendering shares of class A common stock or class B common stock, as applicable, already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price. Stock option grants also may include provisions that permit the option holder to exercise all or part of the holder's vested options through a cashless exercise procedure, which requires the delivery of irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to us the proceeds of the sale equal to the exercise price of the common stock being purchased plus any required tax withholding.

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   Stock Appreciation Rights. The committee also may grant stock appreciation rights, either singly or in tandem with underlying stock options. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash or shares of class A or class B common stock (as determined by the committee) equal in value to the excess of the fair market value of the shares over the grant price.

   Performance Standards and Section 162(m). Performance criteria for performance-based awards under the 2001 Equity Incentive Plan may relate to any combination of the total corporation, a subsidiary, and/or any business unit. Performance targets may be set at a specific level or may be expressed relative to measures at comparison companies or a defined index. The committee can establish specific targets for recipients.

   In general, Section 162(m) of the Internal Revenue Code prevents the deductibility of compensation in excess of one million dollars paid in any taxable year to an individual who on the last day of that year is the company's chief executive officer or is among its four other most highly compensated executive officers, except that a deduction may be taken for compensation that qualifies as performance-based compensation under Section 162(m). Options granted at fair market value ordinarily satisfy the performance-based requirements of Section 162(m), if stockholder disclosure and approval requirements are met. If restricted stock or performance-based awards are intended to satisfy Section 162(m) deductibility requirements, payments under such awards must be conditioned on attainment of pre-established objective performance measures that have been established and certified by a committee of outside directors and approved by stockholders. The performance criteria that may be utilized under the 2001 Equity Incentive Plan are: earnings before interest and taxes, income, net income, earnings per share, book value per share, total shareholder return, return on stockholder's equity, expense management, return on investment, improvements in capital structure, profitability, profit margins, stock price, market share, sales, revenues, cost, cash flow, operating cash flow, free cash flow, working capital, return on assets, total business return and return on gross investment.

   Reload Options. The committee may grant a reload option that permits the option holder to purchase a number of shares of class A common stock or class B common stock, as applicable, equal to the number of shares of common stock delivered by the option holder to exercise the underlying option.

   Other Stock-Based Awards. The 2001 Equity Incentive Plan also will permit the committee to grant awards that are valued by reference to, or otherwise based on the fair market value of, class A common stock and/or class B common stock. These awards will be in such form and subject to such conditions, as the committee may determine, including the satisfaction of performance goals, the completion of periods of service or the occurrence of events.

   Change-in-Control Provisions. The committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable, and may, in its sole discretion, provide for the termination of an award upon the consummation of the change of control and the payment of a cash amount in exchange for the cancellation of an award, and/or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award.

   Amendment. Our board of directors may amend the 2001 Equity Incentive Plan at any time, provided that no amendment will be made that (i) would increase the number of shares available for awards under the Plan or (ii) diminishes the rights of the holder of any award, and except that the committee may amend the Plan in such manner as it deems necessary to permit awards to meet the requirements of the Internal Revenue Code or other applicable laws.

   United States Federal Income Tax Consequences of the Exercise of Options and Stock Appreciation Rights under the 2001 Equity Incentive Plan. The following discussion of the United States federal income tax consequences relating to the 2001 Equity Incentive Plan is based on present United States federal tax laws and regulations and does not purport to be a complete description of the United States federal tax laws. Participants may also be subject to certain U.S. state and local taxes and non-U.S. taxes, which are not described below.

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   When a nonqualified stock option is granted, there are no income tax consequences for the option holder or us. When a nonqualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the option holder.

   When an incentive stock option is granted, there are no income tax consequences for the option holder or us. When an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The option holder, however, must treat the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder disposes of the shares after the option holder has held them for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. We are not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the stock by disposing of the stock before the stock has been held for the holding period described above, the option holder generally recognizes compensation income equal to the excess, if any, of (1) the fair market value of the stock on the date of exercise, or, if less, the amount received on the disposition, over (2) the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the option holder.

   When a stock appreciation right is granted, there are no income tax consequences for the participant or us. When a stock appreciation right is exercised, in general, the participant recognizes compensation equal to the cash and/or the fair market value of the stock received on exercise. We are entitled to a deduction equal to the compensation recognized by the participant.

   In general, other types of awards that may be issued under the 2001 Equity Incentive Plan are taxable to the individual upon receipt, except that awards of restricted stock are taxable to the individual on the date the shares vest, or on the date of receipt if the individual makes an election under Section 83(b) of the Internal Revenue Code.

   The Board of Directors of ARAMARK recommends that stockholders vote FOR Proposal 2.

STOCKHOLDER CONSENT TO TERMINATION OF STOCKHOLDERS' AGREEMENT

   In addition to seeking your vote on Proposal 1 and Proposal 2 at the special meeting, we are also requesting that you sign the consent included on the attached proxy card to amend the stockholders' agreement to provide that it will terminate upon the consummation of the merger. It is a condition to the merger that we receive sufficient consents to terminate the stockholders' agreement. This condition is in addition to the stockholder vote required under Delaware law to approve the merger. In order to cancel the stockholders' agreement, a specified number of management investors and outside investors must approve an amendment to the stockholders' agreement to provide for such termination.

   Pursuant to the terms of the stockholders' agreement, we must receive the written consents approving this amendment of the management investors who, together with their permitted transferees under the stockholders' agreement, hold a majority of the shares held by management investors and their transferees. Management investors are employees or former employees who own shares or whose transferees own shares. Please note that the management investor is the employee only, rather than his or her transferees or spouse when the shares are held jointly. Therefore, the consent should be signed by the employee only, unlike the proxy for Proposal 1 and Proposal 2, which should be signed by the record owner of the shares, whether the record owner is a transferee or two individuals who hold the shares jointly.

   Under the stockholders' agreement we also must receive the written consents of stockholders holding at least three-fourths of the shares held by outside investors. Outside investors are those stockholders who own

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shares of class A common stock, other than the 401(k) plans and management investors. The 401(k) plans are not parties to the stockholders' agreement and former employees who own shares of class A common stock are still considered management investors.

   An executed consent to the amendment of the stockholders' agreement will be irrevocable. Even if you revoke your proxy with respect to Proposals 1 and 2, you may not withdraw your consent to the termination of the stockholders' agreement. If we do not receive the number of executed consents required under the terms of the stockholders' agreement by the time of the special meeting, we may adjourn the special meeting in order to seek consents from additional stockholders. Regardless of whether or not we adjourn the special meeting, an executed consent will remain valid. In addition, if necessary we may continue to seek executed consents even after the special meeting.

   PLEASE NOTE THAT YOU MUST EXECUTE THE WRITTEN CONSENT SEPARATELY. EXECUTING THE ATTACHED PROXY CARD ONCE OR VOTING BY TELEPHONE OR THE INTERNET WILL NOT BE SUFFICIENT.

   The Board of Directors of ARAMARK has approved the termination of the stockholders' agreement and requests that the management investors and outside investors consent to the termination of the stockholders' agreement.


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                             PURPOSES OF THE MERGER

   The purposes of the merger are:

  . to put in place a capital structure that will give us greater financial flexibility to respond to changes in market conditions

  . to give us a publicly traded equity security that we can use when appropriate for strategic alliances and acquisitions in important markets around the world, and simultaneously to preserve the best aspects of our employee-owned and owner-managed culture and to provide some liquidity to our stockholders.

   Since our management buyout in 1984, as our needs and circumstances have changed, our capital structure and certificate of incorporation have been changed to help us grow and succeed. The merger is another step in the same process. The transfer restrictions that apply to all of our voting stock have ensured that we remained owned and controlled by our managers and employees. We have provided limited liquidity to our stockholders by offering to purchase shares at prices set by an independent appraiser on a quarterly basis.

   But as we enter the 21st century, we face a rapidly changing competitive and operating environment. The industries in which we operate are consolidating. We believe that we should have a publicly traded equity security that we could use when appropriate for strategic alliances and acquisitions in order to maintain our favorable position.

   We have determined that we and our stockholders would benefit from having a publicly traded equity security. We also have determined that employee ownership and owner management are important facets of our corporate identity that should not be sacrificed. Therefore, we have designed the merger and related transactions and the new certificate of incorporation to continue our historical culture of employee ownership and owner management, while allowing us to simultaneously issue our stock to the public.

   The new certificate of incorporation accomplishes these goals by concentrating both our existing equity ownership and voting power in our newly created class A common stock, while offering to the public our newly created class B common stock, which has the same economic rights but has less voting power and represents less of our total equity. Because we initially will issue our class A common stock only to our current stockholders, and because we intend to issue our class A common stock primarily to our managers and employees in the future, this structure will maintain and enhance our historical ownership profile. Simultaneously, our class B common stock will be publicly traded, providing us with a market pricing mechanism for all of our stock and a publicly traded equity security that we can use when appropriate for strategic alliances and acquisitions in the future.

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                 THE SPECIAL MEETING; VOTING RIGHTS AND PROXIES

   We are furnishing this proxy statement/prospectus to you in connection with our solicitation of proxies at the special meeting. We are first mailing this proxy statement/prospectus and the accompanying form of proxy on or about
, 2001. We also are furnishing this proxy statement/prospectus as a prospectus in connection with the issuance of new class A common stock as a result of the merger.

Time, Place and Purposes

   We will hold the special meeting on the sixteenth floor of ARAMARK Tower,
1101 Market Street, Philadelphia, PA, on       , 2001, at     A.M. At the
special meeting, we will ask you to vote to:

  1)  adopt an Agreement and Plan of Merger, dated as of           , 2001,
      between ARAMARK and our wholly owned subsidiary, ARAMARK Worldwide Corporation, pursuant to which ARAMARK will merge with and into ARAMARK Worldwide Corporation, with ARAMARK Worldwide Corporation surviving the merger and changing its name to ARAMARK Corporation, and each share of our currently outstanding class A common stock will be converted into twenty shares of new class A-1 common stock and each share of our currently outstanding class B common stock will be converted into two shares of new class A common stock, divided as equally as possible among class A-1, class A-2 and class A-3 common stock; and

  2)  approve the ARAMARK Corporation 2001 Equity Incentive Plan.

Record Date; Voting Rights; Votes Required for Approval

   Our board has fixed the close of business on        , 2001 as the record
date for determining stockholders entitled to receive notice of and to vote at the special meeting. Only stockholders of record as of the close of business on the record date will be entitled to vote at the special meeting.

   We had        shares of class A common stock and        shares of class B
common stock outstanding and entitled to vote, respectively, as of the close of business on the record date. These shares are the only securities that may be voted at the special meeting. Each share is entitled to one vote. U.S. Trust Company, N.A., as trustee under our 401(k) plans owns 16,383,500 shares of class A common stock, which constitute 2.6% of our outstanding common stock entitled to vote as of August 24.

   Our executive officers and directors as a group currently own 29.6 % of our common stock and it is currently expected that they will vote in favor of the adoption of the merger agreement and the 2001 Equity Incentive Plan.

   Holders of a majority of the issued and outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. A majority of all outstanding shares of our common stock entitled to vote and voting together as one class is required to adopt the merger agreement. A majority of the shares present in person or by proxy and entitled to vote at the special meeting is required to approve the ARAMARK Corporation 2001 Equity Incentive Plan.

   Votes cast by proxy or in person at the special meeting will be tabulated and will determine whether or not a quorum is present. Abstentions will be treated as shares present in determining whether there is a quorum for the special meeting, but abstentions will have the same effect as a vote against adoption of the merger agreement and against approval of the 2001 Equity Incentive Plan.

   Because an affirmative vote is required for adoption of the merger agreement and approval of the 2001 Equity Incentive Plan, abstentions will have the same effect as a vote against adoption of the merger agreement and the 2001 Equity Incentive Plan. Accordingly, the Board of Directors urges stockholders to complete, sign and date and return the enclosed proxy card as promptly as possible in the enclosed, postage-prepaid envelope.

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Voting and Revocation of Proxies

   All shares represented by valid proxies that we receive before the special meeting will be voted at the special meeting as specified in the proxy, unless the proxy has been previously revoked. If no specification is made on a proxy with respect to a proposal, the related shares will be voted FOR that proposal.

   Unless you indicate otherwise, your proxy card also will confer discretionary authority on the board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the special meeting.

   You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to our Secretary, by submitting a subsequent later-dated proxy or by voting in person at the special meeting.

   If you are a participant in either of our 401(k) plans, you may direct voting of shares allocated to your account by executing and returning to U.S. Trust Company, N.A. voting instructions that are included with this proxy statement/prospectus. If you do not return instructions to U.S. Trust Company, N.A. with respect to shares allocated to your account under the relevant plan, U.S. Trust Company, N.A. will vote your shares in the same proportion as other allocated shares are voted.

Costs of Solicitation

   We will pay the expenses of printing, assembling and mailing this proxy statement/prospectus. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies without additional compensation, except for reimbursement of actual expenses. They may do so using the mails, in person, by telephone, by facsimile transmission or by other means of electronic communication.

   We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending these proxy materials to, and obtaining instructions from, beneficial owners.

Appraisal Rights

   In connection with the merger or the conversion of our outstanding common stock into new class A common stock, holders of old class A common stock will be entitled to appraisal rights and holders of old class B common stock will not be entitled to appraisal rights. Under Section 262 of the DGCL, as a result of the consummation of the merger, holders of shares of old class A common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have the "fair value" of their shares at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to them in cash by complying with the provisions of Section
262. We are required to send a notice to that effect to each stockholder not less than 20 days prior to the special meeting. This proxy statement/prospectus shall constitute the notice to the holders of old class A common stock entitled to appraisal rights.

   The following is a brief summary of Section 262 which sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex B.

   Stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions.

   A written demand for appraisal of shares must be delivered to the Corporate Secretary of ARAMARK before the vote on the merger agreement.

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   A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificates representing shares, or if the shares are held as uncertificated shares, as such stockholders' name appears on the books and records of the transfer agent as the owner of shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, he is acting as agent for the record owner. The stockholder must continuously hold the shares from the date of making the demand through the effective time.

   A record owner, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In such case the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.

   Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the merger agreement.

   As required by Section 262, a demand for appraisal must reasonably inform the corporation of the identity of the record holder and of such holder's intention to seek appraisal of such shares.

   Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107 Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares owned, and that the stockholder is thereby demanding appraisal of his or her shares.

   The stockholder must not vote its shares of common stock in favor of the merger agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wished to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262.

   Within 120 days after the effective time of the merger, either ARAMARK or any stockholder who has timely and properly demanded appraisal of his or her shares and who has complied with the required conditions of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as

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of the date of merger which throw any light on future prospects of the merged corporation. . . ." The Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

   Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the shares of the new common stock they are entitled to receive pursuant to the merger agreement if they seek appraisal of their shares and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Stockholders should also bear in mind that the appraisal process under Section 262 is different from the quarterly appraisal process performed by our independent appraiser.

   The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

   At any time within 60 days after the effective time of the merger, any stockholder who has demanded appraisal shall have the right to withdraw his or her demand for appraisal and to accept the shares of new common stock to which such stockholder is entitled pursuant to the merger. After this period, such holder may withdraw his or her demand for appraisal only with the consent of ARAMARK, as the surviving corporation in the merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, stockholders' rights to appraisal shall cease and all stockholders shall be entitled only to receive the shares of class A-1 common stock as provided for in the merger agreement. Inasmuch as ARAMARK has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

   The foregoing is a brief summary of Section 262 which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex .

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     DESCRIPTION OF CAPITAL STOCK, CERTIFICATE OF INCORPORATION AND BYLAWS

   The following is a description of the terms of our certificate of incorporation and bylaws as each will be in effect following the merger. We also refer you to our certificate of incorporation and bylaws, copies of the forms of which have been filed with the SEC as exhibits to the registration statement of which this proxy statement/prospectus is a part or are available from us.

Authorized Capitalization

   Our capital structure consists of

  . 300,000,000 authorized shares of class A-1 common stock;

  . 150,000,000 authorized shares of class A-2 common stock;

  . 150,000,000 authorized shares of class A-3 common stock;

  . 1,000,000,000 authorized shares of class B common stock;

  . 300,000,000 authorized shares of class B-1 common stock;

  . 150,000,000 authorized shares of class B-2 common stock;

  . 150,000,000 authorized shares of class B-3 common stock; and

  . 100,000,000 authorized preferred stock including 600,000 authorized shares of Series C Junior Participating Preferred Stock and 20,000 authorized shares of Series D preferred stock.


   After the merger and the public offering, but prior to the stock buyback there will be approximately 87,529,479 shares of class A-1, 39,820,719 shares of class A-2, 39,820,719 shares of class A-3, 28,000,000 shares of unrestricted class B common stock, no shares of class B-1, no shares of class B-2, no shares of class B-3 common stock and no preferred shares outstanding. This assumes that the underwriters do not exercise their over-allotment option in connection with the public offering. Shares of class A common stock that are converted to shares of class B common stock will resume the status of authorized but unissued shares of class A common stock.

   After the public offering, there will be outstanding stock purchase opportunities, options and deferred stock units for about 36,021,078 shares of class A common stock and deferred stock units for about 2,163 shares of Series D preferred stock.

   After the expiration of the periods during which transfer restrictions apply to the class A-1, class A-2, class A-3, class B-1, class B-2 and class B-3 common stock, our certificate of incorporation will be amended to combine the unrestricted classes of class A common stock into one class and to combine the unrestricted classes of class B common stock into one class. After this amendment, our authorized common stock will consist of 600,000,000 authorized shares of class A common stock and 1,000,000,000 authorized shares of class B common stock. ARAMARK Corporation, as the sole stockholder of ARAMARK Worldwide Corporation, has already executed a written consent to this amendment and, therefore, no further stockholder action will be required.


Description of Our Certificate of Incorporation

   This section describes other key provisions of our certificate of incorporation.

  . No Stockholder Action by Written Consent. Our certificate of incorporation prohibits stockholder action by written consent.

  . No Stockholder Ability to Call a Special Meeting. Our certificate of incorporation provides that special meetings of our stockholders may be called only by our board of directors or the chairman of our board of directors.

  . Limitation of Director Liability. Our certificate of incorporation provides that our directors are not liable to our stockholders for monetary damages for breach of fiduciary duty, except for liability:

   .  for breach of duty of loyalty;

   . for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

   . under Section 174 of the Delaware General Corporation Law (unlawful dividends); and

   . for transactions from which the director derived improper personal benefit.

  . Indemnification of Directors and Officers. Our certificate of incorporation provides for indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

  . Classified Board of Directors. Our certificate of incorporation provides for a classified board of directors.

Comparison of Our Currently Outstanding Common Stock to New Class A Common Stock and New Class B Common Stock

   The following table compares our currently outstanding common stock and new class A common stock and new class B common stock.

                       New Class A Common Stock
                       and Class B-1, Class B-2
                         and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
                                Stock               Common Stock(1)            Common Stock
                       ------------------------ ------------------------ ------------------------
Public Market          None.                    None.                    Will be listed on the
                                                                         New York Stock Exchange,
                                                                         subject to official
                                                                         notice of issuance.

Voting Rights          Ten votes per share on   One vote per share on    One vote per share on
                       all matters voted upon   all matters voted upon   all matters voted upon
                       by our stockholders      by our stockholders.     by our stockholders.
                       (except for class B-1,
                       B-2 and B-3 common stock
                       which will only have one
                       vote per share).

                       No cumulative voting in  No cumulative voting in  No cumulative voting in
                       the election of our      the election of our      the election of our
                       directors.               directors.               directors.

Transfer Restrictions  Except for permitted     Except for our 401(k)    Unrestricted class B
                       transfers:               plans, all holders of    common stock has no
                                                old common
                       .  Class A-1 common      stock are subject to     transfer restrictions.
                          stock may not be      transfer restrictions
                          transferred until 180 pursuant to the
                          days after the        stockholders' agreement.
                          pricing of the public
                          offering;

                       .  Class A-2 common      "Permitted transfers"
                          stock may not be      include certain
                          transferred until 360 transfers to family
                          days after the        members and affiliates.
                          pricing of the public
                          offering; and

--------
(1) The principal differences between the rights of holders of old class A common stock and old class B common stock are with respect to liquidation rights, distribution of dividends and conversion of old class B common stock into old class A common stock. Holders of old class A common stock and old class B common stock are entitled to receive the same dividends, ratably, with the holder of one share of old class A common stock entitled to receive ten times what the holder of one share of old class B common stock is entitled to receive. Upon the liquidation of ARAMARK, assets of ARAMARK will be distributed among the holders of common stock, ratably, with the holder of one share of old class A common stock entitled to receive ten times what the holder of one share of old class B common stock is entitled to receive. Each share of old class B common stock may at any time, but only with the prior approval of the Board of Directors, be converted at the election of the holder thereof in one-tenth of a fully paid and non-assessable share of old class A common stock.

         New Class A Common Stock
       and Class B-1, Class B-2 and       Old Class A and Class B        Unrestricted Class B
          Class B-3 Common Stock              Common Stock(1)                Common Stock
       -----------------------------    ----------------------------   ------------------------
         .  Class A-3 common stock may    If a holder of common stock
            not be transferred until      proposes to transfer shares
            540 days after the pricing    in other than a permitted
            of the public offering.       transfer, the transfer is
                                          subject to ARAMARK's right
                                          of first offer.

         Permitted transfers include:     Subject to other contractual
         .  Conversion transfers,         restrictions on share
            which have the effect of      repurchase or retirement,
            allowing the shares to        the stockholders agreement
            convert into shares of        also allows management and
            unrestricted class B          individual stockholders or
            common stock;                 their representatives, upon
                                          the death, complete
                                          disability or normal
                                          retirement of those
                                          stockholders, to demand, by
                                          written notice within 30
                                          days of such qualifying
                                          event, that ARAMARK
                                          repurchase up to 30% of the
                                          shares held by such
                                          stockholder at the appraisal
                                          price.

         .  Non-conversion transfers,     In addition, ARAMARK also
            which have the effect of      has the exclusive and
            retaining both the            irrevocable option, within
            applicable restricted         10 years of the termination
            period and the multiple       of a management
            voting rights, and            stockholder's employment for
                                          any reason, to make a
                                          purchase or purchases of up
                                          to all the shares owned by
                                          that
         .  Charity transfers, which      management stockholder or
            have the effect of            his permitted transferees.
            retaining the applicable      The repurchase shall be made
            restricted periods but not    in cash and promissory notes
            the multiple voting           at the lower of the
            rights.                       appraisal price at the time
                                          of ARAMARK's notice that it
                                          is exercising its option or
                                          the appraisal price at the
                                          time of termination of
                                          employment plus 8% simple
                                          interest if ARAMARK's notice
                                          that it is exercising its
                                          option is given more than
                                          120 days after such
                                          termination.

     New Class A Common Stock
     and Class B-1, Class B-2
               and            Old Class A and Class B    Unrestricted Class B
      Class B-3 Common Stock      Common Stock(1)            Common Stock
     ------------------------ ------------------------ ------------------------
     In a conversion
     transfer, shares of
     class A common stock,
     regardless of whether
     they represent shares of
     class A-1, class A-2 or
     class A-3 common stock,
     will be converted into
     shares of unrestricted
     class B common stock.
     Conversion transfers
     include:
     .  with respect to no
        more than 1,000,000
        shares of common
        stock donated and
        transferred, prior to
        May 25, 2001, to
        charitable
        organizations
        (including
        foundations, schools,
        colleges,
        universities,
        charitable remainder
        trusts and charitable
        lead trusts), sales
        by such charitable
        organizations
        following 90 days
        after the pricing of
        the public offering:
     .  transfers to us; and
     .  transfers approved as
        conversion transfers
        by our board of
        directors, including,
        without limitation:
     --transfers by Mr.
     Neubauer of up to 1.5
     million shares to
     private or public
     foundations and
     charities;
     --transfers upon the
     death of an employee
     stockholder in order to
     pay any estate taxes and
     expenses on a date as
     close as practicable to
     the tax payment date; or
     --transfers in the case
     of employee stockholder
     hardship (such as
     medical necessity,
     family emergencies,
     etc.).

     New Class A Common Stock
     and Class B-1, Class B-2
       and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
              Stock               Common Stock(1)            Common Stock
     ------------------------ ------------------------ ------------------------
     During the first 180
     days after the pricing
     of the public offering,
     transfers approved by
     our board of directors
     as conversion transfers
     will be restricted by
     the lock-up arrangements
     with the underwriters.
     However, approved
     transfers by Mr.
     Neubauer of up to 1.5
     million shares to
     private and public
     foundations and
     charities and approved
     transfers to pay estate
     taxes and expenses will
     not be restricted by the
     lock-up arrangements
     with the underwriters.
     In a non-conversion
     transfer, shares of
     class A common stock,
     regardless of whether
     they represent shares of
     class A-1, class A-2 or
     class A-3 common stock,
     will not convert into
     shares of class B common
     stock. Non-conversion
     transfers include:
     .  transfers to and
        among family members
        of class A
        stockholders and
        entities (including
        trusts, partnerships
        and limited liability
        companies)
        established for
        estate planning or
        educational purposes;
     .  bona fide pledges to
        us, a commercial
        bank, savings and
        loan institution or
        any other lending or
        financial institution
        as security for
        indebtedness of the
        holder of the shares
        of class A common
        stock being pledged;
        the pledgee shall be
        bound by the
        applicable transfer
        restrictions; and

     New Class A Common Stock
     and Class B-1, Class B-2
       and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
              Stock               Common Stock(1)            Common Stock
     ------------------------ ------------------------ ------------------------
     . transfers approved as
       non-conversion
       transfers by our board
       of directors.
     During the first 180
     days after the pricing
     of the public offering,
     transfers approved by
     our board of directors
     as non-conversion
     transfers will be
     restricted by the lock-
     up arrangements with the
     underwriters.
     In a charity transfer,
     shares of class A-1,
     class A-2 or class A-3
     common stock will
     convert into shares of
     class B-1, class B-2 and
     class B-3 common stock.
     Charity transfers
     include transfers to
     charitable organizations
     (including foundations,
     schools, colleges,
     universities, charitable
     remainder trusts and
     charitable lead trusts).
     Shares of class B-1,
     class B-2 and class B-3
     common stock are subject
     to the same transfer
     restrictions and have
     the benefit of the same
     exceptions for
     conversion transfers,
     non-conversion transfers
     and charity
     transfers, as
     appropriate, as shares
     of class A-1, class A-2
     and class A-3 common
     stock, respectively, but
     do not have multiple
     voting rights. At the
     conclusion of the
     applicable restricted
     periods, shares of class
     B-1, class B-2 and class
     B-3 common stock convert
     into shares of
     unrestricted class B
     common stock that are
     freely transferable.

            New Class A Common Stock
            and Class B-1, Class B-2
              and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
                     Stock               Common Stock(1)            Common Stock
            ------------------------ ------------------------ ------------------------

            Holders of restricted
            shares of class A-1,
            class A-2, class A-3,
            class B-1, class B-2 and
            class B-3 common stock
            are also prohibited from
            entering into any swap
            or other arrangement
            (including contracting
            to sell, selling,
            transferring, pledging,
            granting of any option
            to purchase, making any
            short sale or otherwise
            disposing of any shares)
            that transfers to
            another, in whole or in
            part, any of the
            economic consequences of
            ownership of any shares
            of any class of common
            stock, in each case
            other than the permitted
            transfers. However, if
            such person holds,
            during the entire time
            of the relevant
            transaction, shares with
            respect to which
            restricted periods have
            expired or do not apply,
            such transaction may
            involve only up to the
            number of such
            unrestricted shares.

Conversion  Shares of class A common Each share of old class  Not applicable.
            stock automatically will B common stock may at
            convert into shares of   any time, but only with
            unrestricted class B     the prior approval of
            common stock upon any    the Board of Directors,
            transfer, except for a   be converted at the
            non-conversion transfer  election of the holder
            or a charity transfer.   thereof into one-tenth
                                     of a fully paid and non-
                                     assessable share of old
                                     class A common stock.

                     New Class A Common Stock
                     and Class B-1, Class B-2
                       and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
                              Stock               Common Stock(1)            Common Stock
                     ------------------------ ------------------------ ------------------------

                     Shares of class A-1,     At any time when the
                     class A-2 and class A-3  Board of Directors
                     common stock held by an  authorizes and directs
                     employee or a transferee the conversion of all of
                     of such employee         the old class B common
                     (including transferees   stock into old class A
                     who acquired their       common stock, then, at
                     shares from employees    the time designated by
                     prior to the merger),    the Board for the
                     will automatically       occurrence of such
                     convert into class B-1,  event, each outstanding
                     class B-2 and class B-3  share of old class B
                     common stock,            common stock shall be
                     respectively, in the     converted into one-tenth
                     event of termination of  of a share of old class
                     employment by such       A common stock and no
                     employee, (a) upon the   further shares of old
                     earlier of 180 days      class B common stock may
                     after                    be issued thereafter.
                     the pricing of the
                     offering and the date
                     the tender offer is
                     completed or (b) if
                     termination of
                     employment occurs after
                     that date, on the date
                     of termination of
                     employment.

                     Except as described
                     above, shares of class A
                     common stock may not be
                     converted into
                     unrestricted shares of
                     class B common stock for
                     a period of 180 days,
                     360 days and 540 days,
                     respectively, after the
                     pricing of the public
                     offering.

Rights upon Merger,  In the event that we     ARAMARK can enter into   In the event that we
Consolidation or     reorganize, merge or     any agreement of merger  reorganize, merge or
Reorganization       consolidate with one or  to merge with or into    consolidate with one or
                     more other corporations, any other corporation,   more other corporations,
                     holders of shares of     subject to its           holders of shares of
                     class A common stock     certificate of           class B common stock
                     will be entitled to      incorporation and any    will be entitled to
                     receive the same kind    loan agreements or       receive the same kind
                     and amount of securities instruments to which it  and amount of securities
                     or property that is to   is a party. In such      or property that is to
                     be received by holders   event, the rights of     be received by holders
                     of shares of class B     first offer of shares    of shares of class A
                     common stock.            discussed above shall    common stock.
                                              not be applicable to
                                              such merger and all
                                              shares may be
                                              transferred for such
                                              consideration as
                                              approved by the Board of
                                              Directors and

              New Class A Common Stock
              and Class B-1, Class B-2
                and Class B-3 Common   Old Class A and Class B    Unrestricted Class B
                       Stock               Common Stock(1)            Common Stock
              ------------------------ ------------------------ ------------------------

                                       the stockholders in
                                       accordance with
                                       applicable law.

Other Rights  No preemptive rights or  See the Put and Call     No preemptive rights or
              other subscription       rights described above   other subscription
              rights.                  under "Transfer          rights.
                                       Restrictions".

     The following table compares key provisions of the old certificate of incorporation and by-laws and the new certificate of incorporation and by-laws.


                               Old Certificate of            New Certificate of
                                  Incorporation                 Incorporation
                                   and By-laws                   and By-laws
                          ----------------------------  ----------------------------
Stockholder Action by     Yes                           None
Written Consent

Stockholder Ability to    None                          None
Call a Special Meeting

Limitation of Director    To the fullest extent         Our directors are not liable
 Liability                permitted by the DGCL, our    to our stockholders for
                          directors are not held        monetary damages for breach
                          liable to our stockholders    of fiduciary duty, except
                          for monetary damages for      for liability:
                          breach of fiduciary duty as
                          directors.

                                                        . for breach of duty of
                                                          loyalty;

                                                        . for acts or omissions not
                                                          in good faith or involving
                                                          intentional misconduct or
                                                          knowing violation of law;

                                                        . under Section 174 of the
                                                          DGCL (unlawful dividends);
                                                          and

                                                        . for transactions from
                                                          which the director derived
                                                          improper personal benefit.

Indemnification of        Our directors and officers    Our directors and officers
Directors and Officers    are indemnified to the        are indemnified to the
                          fullest extent authorized by  fullest extent authorized by
                          the DGCL.                     the DGCL.

Classified Board of       No                            Yes
 Directors

Supermajority Provisions  None                          The DGCL provides generally
                                                        that the affirmative vote of
                                                        a majority in interest of
                                                        the shares entitled to vote
                                                        on any matter is required to
                                                        amend a corporation's
                                                        certificate of incorporation
                                                        or bylaws, unless the
                                                        certificate of incorporation
                                                        requires a greater
                                                        percentage. The new
                                                        certificate of incorporation
                                                        of ARAMARK will provide that
                                                        the following provisions may
                                                        be

                               Old Certificate of            New Certificate of
                                  Incorporation                 Incorporation
                                   and By-laws                   and By-laws
                          ----------------------------  ----------------------------
                                                        amended only by a vote of
                                                        80% or more of all of the
                                                        outstanding shares of the
                                                        stock entitled to vote:
                                                        .  the prohibition on
                                                           stockholder action by
                                                           written consent;

                                                        .  the ability to call a
                                                           special meeting of
                                                           stockholders being vested
                                                           solely in the board of
                                                           directors and the chief
                                                           executive officer;
                                                        .  the amendment of the
                                                           bylaws;
                                                        .  the limitation on
                                                           directors' liability; and
                                                        .  the obligation to
                                                           indemnify the directors
                                                           and officers to the
                                                           fullest extent authorized
                                                           by DGCL.
Advance Notice            Stockholders seeking to       Stockholders seeking to
Requirements for          bring business or nominate    bring business or nominate
Stockholder Proposals     directors before an annual    directors before an annual
and Director Nominations  meeting of stockholders must  meeting of stockholders must
                          provide timely notice of      provide timely notice of
                          their proposal in writing to  their proposal in writing to
                          the corporate secretary. To   the corporate secretary. To
                          be timely, a stockholder's    be timely, a stockholder's
                          notice must be delivered or   notice must be delivered or
                          mailed and received at the    mailed and received at the
                          principal executive offices   principal executive offices
                          not less than 45 days in      not less than 45 nor more
                          advance of the anniversary    than 75 days in advance of
                          date of the proxy statement   the anniversary date of the
                          in connection with the        proxy statement in
                          previous year's annual        connection with the previous
                          meeting.                      year's annual meeting.


Dividends; Subdivision and Combinations

   Subject to the rights of the holders of preferred stock, holders of shares of class A common stock and shares of class B common stock will be entitled to receive dividends and other distributions in cash, stock of any corporation, other than our common stock, or our property as our board of directors may declare from time to time out of our legally available assets or funds and will share equally on a per share basis in all such dividends and other distributions. If dividends or other distributions are payable in our common stock, including distributions pursuant to stock splits or divisions of our common stock, only shares of class A common stock will be paid or distributed with respect to shares of class A common stock and only shares of class B common stock will be paid or distributed with respect to shares of class B common stock. The number of shares of class A common stock and shares of class B common stock so distributed will be equal on a per share basis.

   Neither our shares of class A common stock nor our shares of class B shares may be reclassified, subdivided or combined, except for reclassifications after the expirations of the applicable restricted periods to combine classes of our class A-1, class A-2 and class A-3 common stock into one class of class A common stock and classes of our class B, class B-1, class B-2 and class B-3 common stock into one class of class B common stock pursuant to an amendment to our certificate of incorporation, except for reclassifications after the expirations of the applicable restricted periods to combine classes of our class A-1, class A-2 and class A-3 common stock into one class of class A common stock and classes of our class B, class B-1, class B-2 and class B-3 common stock into one class of class B common stock pursuant to an amendment to our certificate of incorporation, unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.


   When the merger is completed, all the outstanding shares of class A common stock will be validly issued, fully paid and nonassessable. When the public offering is completed, all the outstanding shares of class B common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

   Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide preferred stock into one or more classes or series, and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each class or series, and the qualifications, limitations or restrictions of each class or series, to the fullest extent permitted by Delaware law. The issuance of preferred stock could have the effect of decreasing the market price of our common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of common stock.

   Each share of our common stock has associated with it the right to purchase one share of Series C junior participating preferred stock under our rights agreement. See page 85 of this proxy statement/prospectus for a summary of the terms of our rights agreement.


   Our board of directors has the authority to issue shares of Series C junior participating preferred stock from time to time and to increase the number of authorized shares of Series C junior participating preferred stock. The Series C junior participating preferred stock shall rank junior to all other preferred stock, but senior to any of our common stock. The holders of Series C junior participating preferred stock shall vote with the holders of our common stock as a single class, unless otherwise required by law, and are entitled to 1,000 votes per share. The board of directors may not effect any amendment to the terms of the Series C junior participating preferred stock which would adversely affect the rights, powers and preferences thereof without the prior approval of the holders of two-thirds of the then outstanding Series C junior participating preferred stock. The holders of our Series C junior participating preferred stock shall be entitled to receive quarterly cash dividends payable in an amount per share equal to the greater of (1) $10 or (2) 1,000 times the aggregate per share amount of all quarterly cash dividends and 1,000 times the cash value of the aggregate per share amount of all quarterly non-cash dividends declared on the common stock. In the event we are subject to any liquidation, dissolution or winding up, the holders of Series C junior participating preferred stock shall be entitled to receive a minimum per share payment in cash of $1,000, but will be entitled to an aggregate per share liquidation payment of 1,000 times the payment made per share of common stock. The Series C junior participating preferred stock may not be redeemed.

   Our board of directors has the authority to issue shares of Series D preferred stock from time to time and to increase the number of authorized shares of Series D preferred stock. The Series D preferred stock shall rank senior to any of our other capital stock unless the terms of our other stock shall specifically provide that such stock shall rank senior to or on parity with the Series D preferred stock. The holders of Series D preferred stock shall have no right to vote at, participate in or receive notice of any meeting of our stockholders, unless otherwise required by law. However, in the event dividends that have been declared and that are payable upon the Series D preferred stock shall be in arrears, the number of directors constituting the board of directors shall be increased by two, and the holders of the Series D preferred stock voting separately as a single series shall be entitled to elect two directors to the board of directors. Such voting rights shall continue until all declared and payable dividends shall have been paid in full. The shares of Series D preferred stock shall not be transferable except with the consent of the board of directors. The holders of our Series D preferred stock shall be entitled to receive, as and if declared by the board of directors, cumulative cash dividends at a per annum rate currently of $30 per share, reset annually at a rate equal to $1,000 multiplied by 50% of the one year U.S. treasury rate. In the event we are subject to any liquidation, dissolution or winding up, the holders of Series D preferred stock shall be entitled to receive payment in cash of $1,000 per share plus an amount equal to unpaid cumulative dividends. The Series D preferred stock may be redeemed in whole or in part at our option at any time upon notice by the payment of a redemption price equal to $1,000 per share plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the board of directors as the redemption date.

   Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

   Our new certificate of incorporation and bylaws contain provisions that may have some anti-takeover effects. Provisions of Delaware law may have similar effects under our certificate of incorporation.

 Delaware Anti-Takeover Statute

   We are subject to Section 203 of the DGCL. Subject to specific exceptions,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . the "business combination," or the transaction in which the stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

  . upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

  . on or subsequent to the date a person became an "interested stockholder," the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

   "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to us and, therefore, may discourage attempts to acquire us.

   The board of directors has approved each of Joseph Neubauer, his associated entities and the 401(k) plans as "interested stockholders" for purposes of
Section 203 of the DGCL.

   In addition, various provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

 No Cumulative Voting

   The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly address cumulative voting.

 No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

   Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the board of directors or the chief executive officer.

 Advance Notice Requirements for Stockholder Proposals and Director Nominations

   Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices not less than 45 nor more than 75 days in advance of the anniversary date of our proxy statement in connection with our previous year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

 Limitations on Liability and Indemnification of Officers and Directors

   The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  . for breach of duty of loyalty;

  . for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

  . for transactions from which the director derived improper personal benefit.

   Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

   The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

   There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

 Authorized But Unissued Shares

   Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

 Supermajority Provisions

   The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 80% or more of all of the outstanding shares of our stock entitled to vote:

  .  the prohibition on stockholder action by written consent;

  . the ability to call a special meeting of stockholders being vested solely in our board of directors and the chairman of our board;

  . the obligation to indemnify the directors and officers to the fullest extent authorized by the DGCL; and

  . the limitation on the liability of our directors to us and our stockholders.

In addition, our certificate of incorporation provides that our bylaws may be amended only by the same 80% vote.

 Rights Agreement

   Under the rights agreement that will be entered into after the merger, each share of our new class A and class B common stock will have associated with it one preferred stock purchase right. Each of these rights entitles its holder to
purchase, at a purchase price of $   , subject to adjustment, one one-
thousandth of a share of Series C junior participating preferred stock under circumstances provided for in the rights agreement.

   The purpose of our rights agreement is to:

  . give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

  . deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our stockholders; and

  . prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our stockholders.

   The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors and therefore would significantly increase the price that person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer.

   Until a "distribution date" occurs, the rights will:

  .  not be exercisable;

  . be represented by the same certificate that represents the shares with which the rights are associated or by a statement of ownership with respect to uncertificated shares; and

  .  trade together with those shares.

   The rights will expire at the close of business on       , unless earlier
redeemed or exchanged by us.

   Following a "distribution date," the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from the shares of our common stock.

   A "distribution date" would occur upon the earlier of:

  . ten business days after a public announcement that the person has become an "acquiring person;" or

  . ten business days after a person commences or announces its intention to commence a tender or exchange offer that, if successful, would result in the person becoming an "acquiring person."

   Under our rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 15% or more of the outstanding shares of our class B common stock.

However, an "acquiring person" shall not include us, any of our subsidiaries, any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans or any person who immediately after the merger owns more than 15% of the shares of our common stock such as Mr. Neubauer. In addition, an "acquiring person" shall not include Mr. Neubauer and his estate and affiliates for so long as he or it does not beneficially own more than
    % of the outstanding shares of our class B common stock, and any of our equity securities acquired by Mr. Neubauer after the implementation of our rights agreement pursuant to our employee benefit plans will not be counted towards such limitation. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other stockholders.


   If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our shares of common stock having a market value two times the purchase price. If, following a public announcement that a person has become an acquiring person:

  . we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

  . 50% or more of our assets, cash flow or earning power is sold or transferred,

   each holder of a right, other than the acquiring person, will be entitled to purchase a number of shares of common stock of the surviving entity having a market value equal to two times the purchase price.

   After a person becomes an acquiring person, but prior to such person acquiring 50% of the outstanding shares of our class B common stock, our board of directors may exchange the rights, other than rights owned by the acquiring person, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series C preferred stock, or of a share of our preferred stock having equivalent rights, preferences and privileges, for each right.

   At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

   A holder of rights will not, as such, have any rights as our stockholder, including rights to vote or receive dividends.

   At any time prior to the distribution date, our board of directors may amend any provisions in the rights agreement. After the distribution date, our board of directors may amend the provisions of our rights agreement in order to:

  .  cure any ambiguity;

  .  shorten or lengthen any time period under our rights agreement; or

  . make changes that will not adversely affect the interests of the holders of rights;

   provided, that no amendment may be made when the rights are not redeemable.

   The distribution of the rights will not be taxable to our stockholders or us. Our stockholders may recognize taxable income when the rights become exercisable for our common stock or an acquiring company.

Transfer Agent and Registrar

   First Union National Bank is the transfer agent and registrar for our class A common stock and our restricted class B common stock.

             TRANSACTIONS IN OUR COMMON EQUITY PRIOR TO THE MERGER

   Prior to the completion of the merger, we have been a party to a stockholders' agreement with all holders of our common stock except our 401(k) plans (collectively, restricted investors) whereby they, and their transferees, were subject to certain transfer restrictions. In connection with the stockholder vote on the merger, we are seeking termination of the stockholders' agreement.

   Under the stockholders' agreement we generally exercised our right to call all the shares held by a former employee upon such employee's departure. In fiscal 1998, 1999 and 2000, we made payments of $14.2 million, $1.5 million and $157.9 million to former employees under the stockholders' agreement. From fiscal 1998 to early fiscal 2000, we elected to delay the exercise of our right to call shares of terminated employees until October 1999. This election resulted in a decrease in our repurchases in fiscal 1998 and 1999 and an increase in our repurchases in fiscal 2000.

   Except for permitted transferees, we have been the sole purchaser of our common stock pursuant to the stockholders' agreement. These repurchases have been primarily upon termination of employment, as provided by the stockholders' agreement. Our board of directors also authorized the repurchase of shares of our common stock pursuant to which management stockholders were able to sell a portion of their shares to us. These repurchases were approved by the board of directors and have occurred during quarterly repurchase periods from December 15 to January 15, March 15 to April 15, June 15 to July 15 and September 15 to October 15. During those periods we repurchased shares of our common stock from management stockholders at the quarterly appraisal price determined 15 days prior to the beginning of each repurchase period by a nationally recognized independent appraisal firm. During fiscal 1998, 1999 and 2000, we repurchased $9.2 million, $2.0 million and $27.8 million of shares from current employees. We have suspended these repurchases for the most recent June 15 to July 15 period and anticipate suspending the September 15 to October 15 period.

   From time to time, upon the occurrence of extenuating circumstances, we also have repurchased shares from our management stockholders through an emergency buyback program. We anticipate that we will continue the emergency buyback program after completion of stock buyback until the expiration of the transfer restrictions on class A-1 common stock at prices and circumstances to be determined on a case-by-case basis. Requests for these types of repurchases have been reviewed on an individual basis. After the public offering is completed, we intend to discontinue our general practice of repurchasing shares from management stockholders, but we may, under certain circumstances, repurchase our stock from time to time.

   Our practice has been to have our common stock appraised quarterly at December 1, March 1, June 1 and September 1. For the purpose of determining the appropriate price for the repurchase of our common stock from former employees and restricted investors, our appraiser has considered a variety of factors, including the history and nature of our business, financial data from audited and interim financial statements, long-term financial forecasts, our operating segments, industry and capital market information deemed relevant to the assessment of investment risk and return of the common stock and other factors affecting our business. The appraiser determined the appropriate methodology for its appraisal, which has been based on market capitalization approaches and relative value in comparison to public traded companies in our business segments and market multiples in merger and acquisition transactions in similar businesses and on income approaches, including discounted cash flow analysis. The appraiser also considered various qualitative considerations, including our diverse business segments, level of indebtedness and limitations on the marketability of the common stock, resulting in part from the transfer restrictions imposed by the stockholders' agreement.

   The prices of common stock set forth in the table below are the historical quarterly appraisal prices of common stock since March 1, 1999.


                                         Old Class A            Old Class B
                                    ---------------------- ---------------------
                                             After Giving          After Giving
                                            Effect to the         Effect to the
                                                Merger                Merger
Date                                Actual  Exchange Ratio Actual Exchange Ratio
----                                ------- -------------- ------ --------------
September 1, 2001.................. $297.00     $14.85     $28.20     $14.10
June 1, 2001.......................  239.00      11.95      20.80      10.40
March 1, 2001......................  231.00      11.55      19.90       9.95
December 1, 2000...................  220.00      11.00      18.70       9.35
September 1, 2000..................  206.00      10.30      17.50       8.75
June 1, 2000.......................  194.00       9.70      16.50       8.25
March 1, 2000......................  187.10       9.35      15.90       7.95
December 1, 1999...................  178.70       8.94      15.20       7.60
September 1, 1999..................  166.80       8.34      14.20       7.10
June 1, 1999.......................  153.50       7.68      13.05       6.53
March 1, 1999......................  146.00       7.30      12.40       6.20

                                   MANAGEMENT

Directors

   The following table presents the names and positions of the persons who will be our directors upon closing of the offering, their ages as of September 28, 2001 and the length of time they have been directors:

Name                             Age Position                             Since
----                             --- --------                             -----
Joseph Neubauer.................  59 Chairman and Chief Executive Officer
                                     and Director (2)(3)                  1979
Lawrence T. Babbio, Jr. ........  56 Director (3)(4)                      1999
Patricia C. Barron..............  58 Director (1)                         1997
Robert J. Callander.............  70 Director (2)(3)(4)(5)                1986
Leonard S. Coleman, Jr. ........  52 Director (1)                         2000
Ronald R. Davenport.............  65 Director (1)(4)(5)                   1980
Edward G. Jordan................  71 Director (1)(2)(3)                   1980
Thomas H. Kean..................  66 Director (3)(4)                      1994
James E. Ksansnak...............  61 Director (3)                         1997
James E. Preston................  68 Director (2)(3)(4)                   1993
Karl M. von der Heyden..........  65 Director                             2001

--------
The numbers following the positions held by the directors indicate membership in the following board committees at September 28, 2001:
(1) Audit and Corporate Practices
(2) Executive
(3) Finance
(4) Human Resources, Compensation and Public Affairs
(5) Stock

   Joseph Neubauer has been our chief executive officer since February 1983 and the chairman since April 1984; he was our president from February 1983 to May 1997. He is a director of Verizon Communications Inc., formerly Bell Atlantic Corporation, CIGNA Corporation, Federated Department Stores, Inc. and Wachovia Corporation.


   Lawrence T. Babbio, Jr. has been vice-chairman and president of Verizon Communications Inc., formerly Bell Atlantic Corporation, since July 2000. He was president and chief operating officer of Verizon from December 1998 until July 2000. He was president and chief executive officer of Verizon's Network Group and chairman of Verizon's Global Wireless Group from August 1997 until December 1998. From January 1995 to August 1997 he was vice chairman of Verizon Communications and prior to that was executive vice president and chief operating officer of Verizon. He is a director of Compaq Computer Corporation.

   Patricia C. Barron has been clinical associate professor at the Leonard N. Stern School of Business of New York University since September 1999 and prior to that was an executive-in-residence and senior fellow. She was vice president of Business Operations Support of Xerox Corporation from April 1997 to July 1998. From 1995 to 1997, she was president of Engineering Systems of Xerox Corporation and from 1992 to 1994, was president of Office Document Products of Xerox Corporation. She is a director of Quaker Chemical Corporation, Teleflex Corporation, Ultralife Batteries, Inc. and United Services Automobile Association.

   Robert J. Callander was executive-in-residence at the Business School of Columbia University from 1992 to June 2000. He was president of Chemical Bank and Chemical Banking Corporation from August 1990 to June 1992. He is a director of Omnicom Group, Inc., Scudder Global High Income Fund Inc., Scudder New Asia Fund Inc., The Korea Fund Inc., The Brazil Fund Inc. and The Argentina Fund Inc.

   Leonard S. Coleman, Jr. has been Senior Advisor, Major League Baseball since November 1999. He was President, The National League of Professional Baseball Clubs from 1994 to 1999. He is a director of Cendant Corporation, Electronic Arts Inc, H.J. Heinz Company, New Jersey Resources Corporation, Omnicom Group, Inc., Owens Corning and Radio Unica Communications Corp.

   Ronald R. Davenport has been the chairman of Sheridan Broadcasting Corporation since 1972. He is a director of Mellon Private Asset Management.

   Edward G. Jordan was the chairman and chief executive officer of Consolidated Rail Corporation from 1975 to 1981 and served as the president of The American College from 1982 until 1987.

   Former Governor Thomas H. Kean was the Governor of the State of New Jersey from 1982 until 1990. He has been the president of Drew University since 1990. He is a director of Amerada Hess Corporation, Fiduciary Trust Company International, The Pepsi Bottling Group, Inc. and United HealthCare Corporation.

   James E. Ksansnak was our vice chairman from May 1997 until February 2001. From February 1991 to May 1997, he was our executive vice president; from May 1986 to February 1991, he was our senior vice president; and from May 1986 to May 1997, he was our chief financial officer. He is a director of Advanta Corp. and CSS Industries, Inc. He also serves as a consultant to one of our businesses.

   James E. Preston was the chairman of Avon Products, Inc. from 1989 to 1999 and president and chief executive officer from September 1988 until June 1998. He is a director of Reader's Digest Association, and Venator Group, Inc.

   Karl M. von der Heyden was the vice chairman of PepsiCo, Inc. from February 1998 until February 2001 and vice chairman and chief financial officer from September 1996 to February 1998. Between December 1993 and August 1994 he was president and chief executive officer of Metallgesellschaft Corp. In May 1993, he retired as co-chairman and chief executive officer of RJR Nabisco Inc. He is a director of AstraZeneca PLC and Federated Departments Stores, Inc.

   Our board of directors is divided into three classes. One class of directors will be elected each year at the annual meeting of stockholders for terms of office expiring after three years. Each director serves until the expiration of his term and thereafter until his successor is duly elected and qualified.

Executive Officers

   The following table presents the names and positions of the persons who will be our executive officers upon closing of the offering, their ages as of September 28, 2001 and the length of time they have been officers:


                                                                                               Officer
Name                     Age Position                                                           Since
----                     --- --------                                                          -------
Joseph Neubauer.........  59 Chairman and Chief Executive Officer and Director                  1979
William Leonard.........  53 President and Chief Operating Officer                              1992
Bart J. Colli...........  53 Executive Vice President, General Counsel and Secretary            2000
Brian G. Mulvaney.......  45 Executive Vice President, Human Resources and Public Affairs       1993
L. Frederick
 Sutherland.............  49 Executive Vice President and Chief Financial Officer               1983
John J. Zillmer.........  46 Executive Vice President                                           2000
Barbara A. Austell......  48 Senior Vice President and Treasurer                                1996
John M. Lafferty........  57 Senior Vice President, Controller and Chief Accounting Officer     2000
Dean E. Hill............  50 Vice President, Taxes                                              1993
Donald S. Morton........  53 Vice President, Assistant Secretary and Associate General Counsel  1984
Michael R. Murphy.......  44 Vice President                                                     1995
Richard M. Thon.........  46 Assistant Treasurer                                                1994

   Except as set forth below, the principal occupation of each executive officer throughout the past five years has been the performance of the functions of the corporate offices shown above.

   William Leonard has been our president and chief operating officer since May 1997. He was our executive vice president from May 1992 until May 1997.

   Bart J. Colli joined us in February 2000 as general counsel and was elected as our executive vice president and secretary in March 2000. Prior to joining us, he was a partner with McCarter & English LLP since 1985.

   Brian G. Mulvaney was elected our executive vice president in August 1996. He was our senior vice president from February 1995 to August 1996 and our vice president from February 1993 to February 1995.

   L. Frederick Sutherland became our chief financial officer in May 1997. He has served as our executive vice president since May 1993.

   John J. Zillmer was elected as our executive vice president in May 2000. He was president of our Business Services division from May 1995 to August 1999 when be became president of our Food and Support Services International division. He became president of our Food and Support Services division in May 2000.

   John M. Lafferty joined us and was elected as our senior vice president and appointed controller and chief accounting officer in August 2000. Prior to joining us, he retired as a partner with Arthur Andersen LLP, where he had been a partner since 1977.

   Barbara A. Austell was elected as our senior vice president and treasurer in August 1996. Prior to joining us in July 1996, she was a managing director of J.P. Morgan & Co.

   Donald S. Morton was elected as our vice president in August 2000. He has been assistant secretary since 1984.

   Michael R. Murphy was elected as our vice president in February 2000. Prior to that he was director of audit and controls since September 1995.

   Our executive officers are elected annually by the board of directors and serve at their discretion or until their successors are duly elected and qualified.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, our directors and executive officers complied during 2000 with all applicable Section 16(a) filing requirements.

Executive Compensation

   The following table sets forth information with respect to the compensation of the named executive officers for services in all capacities for us in the years indicated:

                                                                      Long-term
                                        Annual Compensation          Compensation
                                ------------------------------------ ------------
Name and Current         Fiscal                       Other Annual     Options     Other
Principal Position        Year    Salary   Bonus(1)  Compensation(2)  Granted(3)  Comp(4)
------------------       ------ ---------- --------- --------------- ------------ -------
Joseph Neubauer.........  2001  $1,000,000     $         $11,000            --    $67,500
 Chairman and             2000   1,000,000 1,200,000         --       1,200,000    47,500
 Chief Executive Officer  1999     999,000 1,100,000         --               0    37,000

William Leonard.........  2001     640,000                   --             --      6,500
 President and            2000     586,500   575,000         --         400,000     6,500
 Chief Operating Officer  1999     549,000   550,000         --               0     6,500

L. Frederick
 Sutherland.............  2001     450,000                   --             --      6,500
 Executive Vice
  President and           2000     415,500   265,000         --         200,000     6,500
 Chief Financial Officer  1999     390,000   275,000         --               0     6,500

Brian G. Mulvaney.......  2001     400,000                   --             --      6,500
 Executive Vice
  President,              2000     350,500   265,000         --         300,000     6,500
 Human Resources and
  Public                  1999     325,000   275,000         --               0     6,500
 Affairs

John J. Zillmer.........  2001     400,000                   --         150,000     6,500
 Executive Vice
  President and           2000     330,500   220,000         --         190,000     6,500
 President, Food and
  Support                 1999     267,500   150,000         --               0     6,500
 Services

--------
(1)  Bonuses for fiscal 2001 have not yet been awarded.
(2) This is above market interest received or accrued on deferred compensation.
(3)  Adjusted to reflect the merger.
(4) Other compensation includes employer contributions to the Stock Unit Retirement Plan ($6,500 per individual annually), plus, with respect to Mr. Neubauer, the value of interest foregone and not recaptured by us relating to payment of premiums for split dollar life insurance ($61,000 for fiscal 2001, $41,000 for fiscal 2000 and $30,000 for fiscal 1999).

Stock Purchase Opportunities

 Option Grants

   The following table sets forth information with respect to the named executive officers concerning individual grants of stock purchase opportunities made in fiscal 2001.

         Options Granted in Fiscal 2001 (Stock Purchase Opportunities)

                                                                             Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                                                                          Rates of Stock
                                                                               Price
                                                                           Appreciation
                                                                          for Option Term
                                        Individual Grants                       (3)
                         ----------------------------------------------- -----------------
                                 Percentage of
                                 Total Options   Exercise or
                         Options Granted to All  Base Price
                         Granted  Employees in  ($ per share) Expiration
Name                     (1)(2)   Fiscal 2001      (1)(2)      Date (2)     5%      10%
----                     ------- -------------- ------------- ---------- -------- --------
Joseph Neubauer.........       0      0.0%            --                 $      0 $      0
William Leonard.........       0      0.0%            --                        0        0
L. Frederick
 Sutherland.............       0      0.0%            --                        0        0
Brian G. Mulvaney.......       0      0.0%            --                        0        0
John J. Zillmer......... 150,000      1.4%          8.75%        2006     378,593  840,849

--------
(1) Adjusted to reflect the merger.
(2) See "--The ARAMARK Ownership Program." The exercise prices of all option grants reflected in the table are equal to the appraisal prices of the shares at the respective times of grant. Mr. Zillmer was granted 150,000 cumulative installment stock purchase opportunities (CISPOs) at a per share exercise price of $8.75; these CISPOs expire on January 15, 2006.
(3) Realizable value refers to the assumed value (which was calculated using the appraisal price then in existence) of the underlying shares at the time such purchase opportunity expires minus the exercise price.

 Options Exercised and Unexercised

   The following table sets forth information with respect to the named executive officers concerning the exercise of options in fiscal 2001 and the unexercised options held as of September 28, 2001.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                     Values
                         (Stock Purchase Opportunities)

                                                      Number of Options Held   Current Value of Options
                                                            (1),(3),(4)            Held (1),(3),(4)
                         Shares Acquired    Value    ------------------------- -------------------------
Name                     on Exercise (1) Realized(2) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ----------- ----------- ------------- ----------- -------------
Joseph Neubauer.........      90,000     $  202,500        0       1,050,000         0      $7,350,000
William Leonard.........     234,000      1,467,180        0         446,000         0       3,507,920
L. Frederick
 Sutherland.............      75,000        432,750        0         235,000         0       1,909,000
Brian G. Mulvaney.......      99,000        480,825        0         856,500         0       7,840,800
John J. Zillmer.........     138,498        797,696        0         504,502         0       3,655,958

--------
(1)  Adjusted to reflect the merger.
(2) Value realized refers to the appraisal price of the underlying shares at the time the option was exercised minus the exercise price of the option.
(3) Options currently exercisable and current values of options are determined as of September 28, 2001. Current value of an option refers to the appraisal price of the underlying shares minus the exercise price of the option.
(4) CISPOs that have vested but are not exercisable at September 28, 2001 are categorized as unexercisable.

Compensation of Directors

   Directors who are also our employees are not paid directors' fees. Directors who are not our employees receive an annual retainer of $30,000 for serving on the board, $3,000 for services as chairman of a board committee and $1,000 for otherwise serving on a committee. They also receive meeting fees of $1,000 per day for attendance at meetings of the board and for each committee meeting. Directors who are not our employees also are eligible for grants of non-qualified stock options.

Employment Agreements and Change of Control Arrangements

   General. We have employment agreements or arrangements with all of our officers under which they are currently being paid annual salaries ranging up to $1,000,000. Generally, these contracts are for indeterminate periods terminable by either party, in most cases subject to advance notice and post-employment severance and benefit obligations.

   Agreement with Mr. Neubauer. Mr. Neubauer's agreement provides for his services as chief executive officer at a current annual base salary of $1,000,000 plus a bonus under the applicable bonus plan. The agreement's term generally ends upon either party giving two years' advance notice, but may be terminated earlier subject to certain severance obligations. In general, upon Mr. Neubauer's termination of employment by us without cause or by Mr. Neubauer's resignation with good reason (which terms are defined in the agreement), including a resignation by Mr. Neubauer within 12 months following a change of control (as defined in the agreement), he will receive the following payments or benefits:

  . a lump sum payment equal to the sum of four times his base salary plus two times his average bonus over the three immediately preceding years, except that if the termination is by us without cause and occurs following two years' advance notice, Mr. Neubauer instead will receive a pro rata bonus for the year of termination based on his average bonus over the three immediately preceding years;

  .  full vesting of all outstanding stock purchase opportunities; and

  .  continuation of certain welfare benefits for a period of three years.

   In addition, following any termination of Mr. Neubauer's employment, we will pay him a supplemental retirement benefit for the rest of his life generally equal to one-half of his base salary plus his average bonus over the three immediately preceding years, with one-half of those payments continuing after his death to his surviving spouse for her lifetime.

   If Mr. Neubauer's employment is terminated by us without cause or by his resignation with good reason, in either case upon two year's advance notice, Mr. Neubauer will provide consulting services to us for a period of two years, but not more than 20 hours in any month. For such consulting services, he will continue to receive the same base salary that he had been receiving upon his termination of employment, plus continued coverage under certain benefits arrangements.

   Mr. Neubauer is subject to a non-competition covenant for a period of two years following his termination of employment or consulting period.

   We have agreed to use our best efforts to cause Mr. Neubauer to be a member of our board during the term of Mr. Neubauer's employment agreement. In addition, if any payment or benefit payable to Mr. Neubauer after a change in ownership or control of the company would be considered a parachute payment subject to a federal excise tax, then we will pay Mr. Neubauer an additional payment or benefit to gross-up the amount of the excise tax.

   We have a split dollar life insurance agreement with Mr. Neubauer. The agreement relates to life insurance policies owned by a trust created by Mr. Neubauer. Pursuant to the agreement, we pay a substantial portion of the premiums on the policies, such amounts to be repaid from the proceeds of the policies upon their termination. At September 28, 2001, the amount thus outstanding was $2,260,123. We do not charge interest in each fiscal year on this amount. However, we capture at least some of the foregone interest because we reduce the amount of the interest that would otherwise accrue on Mr. Neubauer's deferred compensation. We hold a security interest in the policies to secure the repayment of the premium amount paid by us. This arrangement terminates upon the termination of Mr. Neubauer's employment (other than by reason of his retirement).

   Agreements with Messrs. Leonard, Sutherland, Mulvaney and Zillmer. Messrs. Leonard, Sutherland, Mulvaney and Zillmer have current annual base salaries of $640,000, $450,000, $400,000 and $400,000, respectively.

   Severance pay policy. We currently have a severance pay policy, pursuant to which severance payments are made to executive officers and certain other key employees on the basis of continuous service, generally equal to between 3 and 18 months of pay if their employment is terminated for reasons other than cause plus the continuation of certain other benefits during the period of such payment.

   Change in Control Agreements. We are entering into agreements with Messrs. Leonard, Sutherland, Mulvaney and Zillmer that provide severance benefits if the executive's employment is terminated under certain circumstances in connection with a change in control of the company. In general, if the executive's employment is terminated by us without cause or if the executive resigns with good reason (as defined in the agreement), following a change in control the executive is entitled to cash severance benefits based on a multiple of two times the executive's base salary and target bonus (or the prior year's actual bonus, if higher) a pro rata portion of the target bonus for the fiscal year of termination, plus cash severance benefits of up to 52 weeks of pay based on the executive's length of service with the company. The executive is also entitled to continuation of certain welfare benefits for a period of 24 months and certain outplacement benefits. Under certain circumstances, the severance benefits payable under these agreements might constitute parachute payments subject to federal excise tax, in which case the executive will receive a gross-up payment to compensate the executive for the excise taxes.

Compensation Committee Interlocks and Insider Participation

   Mr. Neubauer serves as a director of Verizon Communications, Inc. Mr. Babbio, who is vice chairman and president of Verizon, is our director and serves on the Human Resources, Compensation and Public Affairs Committee. The members of the Human Resources, Compensation and Public Affairs Committee at September 28, 2001 were Messrs. Babbio, Callander, Davenport, Kean and Preston.

The ARAMARK Ownership Program

   General. We have designed our ARAMARK Ownership Program to provide an opportunity for some of our management employees to acquire an ownership interest in our company and thus give them a more direct continuing interest in the future success of our business. Under the ARAMARK Ownership Program, direct ownership in our company has increased from 62 original management investors in December 1984 to more than 3,500 management investors directly owning approximately 70% of the equity. At August 24, 2001, management employees and directors held stock purchase opportunities and options to acquire approximately 32.4 million shares of our class A common stock, as adjusted to reflect the merger.

   We have granted management employees an opportunity to invest in, or to increase their investment in, our company through stock purchase opportunities. Our senior management is carefully examining our ARAMARK Ownership Program and is considering possible revisions to the program that would be appropriate for a publicly held company. Any such revisions would be subject to review and the approval of our board of directors or our Human Resources, Compensation and Public Affairs Committee, and depending upon the proposal, could also be subject to the approval of our stockholders. Any such revised terms of the program could differ materially from the description contained herein.

   Purchase Price. The purchase price for shares subject to stock purchase opportunities is currently the appraisal price of the shares (based upon the most recent available independent appraisal) on the date of the grant. When we issue shares through an exercise of purchase opportunities, these shares are subject to the stockholders' agreement. Generally, purchase opportunities are not transferable, and only the employee to whom each purchase opportunity is granted may exercise it. In connection with the stockholder vote on the merger, we are seeking the termination of the stockholders' agreement.

   Installment Stock Purchase Opportunity. Each installment stock purchase opportunity (ISPO) that we grant has an installment schedule that limits the number of shares of common stock that may be purchased during each annual installment period. Unless the employee exercises the first installment before its expiration date by purchasing a minimum number of shares, the entire installment purchase opportunity is canceled. If the employee does exercise the first installment, subsequent annual installments may be exercised, as long as the employee exercises for a certain minimum number of shares, for up to the maximum number of shares specified in the installment certificate. If the employee does not exercise a portion of his or her annual installment by the appropriate expiration date, the installment is canceled. Each installment stock purchase opportunity is exercisable only while the holder is an employee or director of our company or a subsidiary.

   Cumulative Installment Stock Purchase Opportunity. We also grant cumulative ISPOs, which are similar to regular ISPOs except that if a portion of an annual installment is not exercised during the corresponding exercise period, then it becomes vested and is not canceled, and may be exercised during any subsequent exercise period. Other stock purchase opportunities, similar to cumulative ISPOs, provide that once vested, the entire opportunity or a portion (in 100 share increments) may be exercised during any of the specified annual exercise periods. Upon termination of employment, an employee can exercise his or her stock purchase opportunity if it is vested, within three months after termination (but not beyond its expiration date). If it is not vested at such time, the purchase opportunity is canceled.

   Deferred Payment Program. In connection with the exercise of ISPOs and non-qualified stock options, we have adopted a deferred payment program whereby an employee may choose to defer a portion of the purchase price for certain installments for approximately three years. We have in the past renewed these loans. We have sold to a financial institution most of the outstanding deferred payment obligations previously received. The deferred payment obligation is a full recourse obligation of the employee, accrues interest, and is secured by a pledge of shares of common stock. The interest rate for deferred payment obligations received in the most recent exercise period was set at 8.5%. Approximately 750 employees (including executive officers) are currently participating in the program. At September 28, 2001, the amount of the deferred payment obligations of Messrs. Neubauer, Leonard, Sutherland, Mulvaney and Zillmer were $8,495,733, $3,767,918, $3,501,861, $2,669,679 and $1,151,885,
respectively. At September 28, 2001, all deferred payment obligations had been sold to financial institutions.

   In connection with this offering, our board of directors has adopted a new 2001 Equity Incentive Plan and a 2001 Stock Unit Retirement Plan. From time to time after completion of this offering, we intend to issue new options and other equity incentives under these plans, and not to issue additional options or deferred stock units under plans that were in effect prior to this merger.

The 2001 Equity Incentive Plan

   Our board of directors has adopted the ARAMARK 2001 Equity Incentive Plan which is attached in this proxy statement/prospectus as Annex E. The 2001 Equity Incentive Plan will form a part of the ARAMARK Ownership Program described above, and will be the source of new equity-based awards following the offering. The 2001 Equity Incentive Plan will permit us to grant to our key employees, directors and consultants incentive stock options, non-qualified stock options, reload stock options, stock appreciation rights, restricted stock, performance-based awards and other awards based on our class A and class B common stock. This plan is being proposed for approval by our stockholders in "Proposal 2--ARAMARK's 2001 Equity Incentive Plan" in this proxy statement/prospectus.

Retirement Savings Plans

   General. Our Retirement Savings Plan (RSP) and Uniform and Career Apparel Group Retirement Savings (AUCA) Plan are defined contribution plans intended to qualify under Section 401(a) of the Internal Revenue Code. These plans also are collectively referred to as the 401(k) plans. Substantially all of our U.S., non-union, full-time salaried employees are eligible to participate in one of these plans, except that highly compensated salaried employees no longer are eligible to participate in our RSP, but may be eligible to participate in our Stock Unit Retirement Plan, as described below.

   Contributions. Employees participating in the RSP or the AUCA Plan may make elective pre-tax salary contributions of up to 15% of their eligible earnings, subject to statutory prescribed annual limits. We make annual matching contributions to the RSP based on the first 6% of a participating employee's earnings, ranging from 25% to 75% of the employee's contributions. We also make matching contributions to the AUCA Plan each quarter in an amount equal to 100% of the first 2% of a participating employee's earnings, and 25% of the next 4% of the employee's earnings. At the end of each plan year under the AUCA Plan, we also may make an additional matching contribution to participating employees who contributed at least 2% of their earnings. This contribution could range up to 50% of the participating employee's contributions, up to 6% of the employee's earnings. Company matching contributions have historically been made in shares of our class A common stock. We anticipate that, after the initial public offering, our matching contributions under the RSP and AUCA Plan will be made in shares of class A common stock and class B common stock. All of our matching contributions are subject to prescribed annual limits.

   Vesting. Employee contributions to the RSP and the AUCA Plan are always immediately 100% vested. Our matching contributions under the RSP vest fully after two years of plan participation or five years of service with us, whichever occurs first. Our matching contributions under the AUCA Plan vest annually over a six year period of service with us.

   Investments, Voting and Trust. Each employee's contributions, our matching contributions and any investment earnings, are generally not taxable to participating employees until withdrawn. All contributions under the RSP and AUCA Plans are held in trust as required by law. U.S. Trust Company, N.A. is the independent trustee of the company stock fund portion of the RSP and the AUCA Plan. Participating employees may direct the investment of their employee contributions among authorized investment alternatives under the relevant plan. Participating employees also may instruct the trustee how to vote the shares of our common stock held on their behalf under the RSP or AUCA Plan with respect to major corporate transactions.

   Other Plans. In addition to the RSP and the AUCA Plan, we sponsor or contribute to a number of other tax-qualified savings and pension plans, none of which currently holds any shares of our common stock. These plans include our Money Purchase Retirement Plan for Non-Salaried Employees, our Capital Accumulation Plan, our Pension Plan for Non-Salaried Employees, and our Uniform Retirement (Pension) Plan.

  Stock Unit Retirement Plan

   Our Stock Unit Retirement Plan, or SURP, is a non-qualified retirement plan for highly compensated employees who are not eligible to participate in any company-sponsored qualified retirement plan. The SURP is intended to provide to participants benefits similar to those provided to participating employees in our RSP. Participants in the SURP may defer up to 15% of their earnings, with interest deemed to accrue on those deferrals. We credit each participant's account with a matching contribution annually, equal to between 25% and 75% of the participant's first 6% of compensation deferred in that year and limited to the same maximum as our RSP. Our matching contributions historically have been made in deferred stock units, which are substantially equivalent to an investment in our class A common stock, as adjusted to reflect the merger. Deferred compensation, deemed interest and shares of stock are distributed to the participant at the time of the participant's termination of employment, unless deferred by the participant. Distributed shares have historically been subject to a stockholders' agreement, and our policy has been to repurchase such shares shortly after their distribution at their then-current appraisal price. In connection with the stockholder vote on the merger, we are seeking the termination of the stockholders' agreement.

   The SURP, unlike the Retirement Savings Plan, is an unfunded plan. The amounts payable as benefits are not set aside, but rather are carried on our books as unsecured liabilities. Similarly, the deferred stock units are not outstanding shares, but rather are obligations to issue shares in the future.

   In connection with this offering, the SURP will be frozen for new deferrals and contributions. Upon completion of this offering, future deferrals (and any matching contributions on those deferrals) will be made under the new 2001 stock unit retirement plan described below.

2001 SURP

   Our board of directors has adopted the 2001 Stock Unit Retirement Plan, or 2001 SURP. The 2001 SURP is a non-qualified retirement plan for highly compensated employees who are not eligible to participate in any company-sponsored qualified retirement plan. The 2001 SURP is intended to provide participants with benefits similar to those provided under the RSP. Upon completion of the offering, participants will be allowed to defer up to 15% of the earnings, with interest deemed to accrue on those deferrals. It is anticipated that we will match contributions in deferred stock units, which are substantially equivalent to an investment in our class B common stock. It also is anticipated that matching contributions will equal between 25% and 75% of the participant's first 6% of compensation deferred in a plan year, limited by the same maximum as our RSP. Deferred compensation, deemed interest and shares of stock will be distributed to the participant at the time of the participant's termination of employment, unless deferred by the participant. The 2001 SURP is an unfunded plan. The amounts payable as benefits will not be set aside, but rather will be carried on our books as unsecured liabilities. Similarly, the deferred stock units will not be outstanding shares, but will be obligations to issue shares in the future.

Senior Executive Annual Performance Bonus Arrangement

   General. The Senior Executive Annual Performance Bonus Arrangement, or bonus arrangement, provides for an annual performance bonus for the chief executive officer (CEO) and any other of our designated executive officers upon the attainment of pre-established performance goals, which annual performance bonus is intended to be excludable from the computation of compensation for purposes of the U.S. income tax deductibility limitation on executive officer compensation.

   Background. Current U.S. income tax laws deny a deduction for certain compensation in excess of one million dollars per year paid to a company's chief executive officer and its four other most highly compensated executive officers. Certain compensation, including compensation based on the achievement of pre-established performance goals (performance-based compensation), is not subject to this deduction limit. For compensation to qualify for the performance-based compensation exclusion, the material terms pursuant to which the performance-based compensation is to be paid, including the performance goals, must be disclosed to, and approved by, the stockholders prior to the payment.

   The bonus arrangement is designed to qualify as performance-based compensation under current U.S. income tax laws. Participants in the bonus arrangement for any fiscal year may not also participate in our management incentive bonus plan (described below) for the same fiscal year. However, the bonus arrangement does not limit the ability of the board of directors to adopt any additional bonus plan or to pay any other compensation, including any additional bonus, to any executive officer or other employee. Any such additional bonus would not be considered performance-based compensation unless it complied with the stockholder approval and other requirements of U.S. income tax laws.

   Description of the Bonus Arrangement. The Human Resources, Compensation and Public Affairs Committee has been designated by the board of directors to administer the provisions of the bonus arrangement. The board of directors retains the authority to designate a different committee to administer the bonus arrangement. In any event, only members of the committee who are independent directors may vote on matters relating to the bonus arrangement. The committee is required generally to designate participants and, for each participant, to set one or more performance goals for a fiscal year not later than 90 days after the beginning of such fiscal year.

   The committee may designate as participants for any fiscal year any of our executive officers. This designation may vary from year to year, and it is anticipated that it will be based primarily on the committee's judgment as to which executive officers are likely to be named in our proxy statement and are expected to have compensation in excess of $1 million. For fiscal 2001, the committee has designated Mr. Leonard as a participant, in addition to Mr. Neubauer.

   Under the bonus arrangement, the annual performance goals, which may differ for each participant, must be based on attainment of target levels of, or a targeted percentage increase in, one or more of the following company or business group criteria: earnings before interest and taxes (EBIT), return on net assets (RONA), net income, after tax return on investment (ATROI), sales, revenues, earnings per share, total stockholder return, return on equity (ROE), return on investment (ROI), total business return, return on gross investment
(ROGI), operating cash flow or free cash flow. The maximum annual performance bonus payable to any participant in respect of any fiscal year under the bonus arrangement is three million dollars, or such lesser amount as may be set by the committee for such participant at the time it establishes the annual performance goals. The committee may increase the attainment of performance goals to offset (a) a change in accounting standards, (b) a significant acquisition or divestiture, (c) a significant capital transaction, or (d) any other unusual, nonrecurring items that are separately identified and quantified in our audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established. The committee in its sole discretion may reduce, but may not increase, the amount of the annual performance bonus that would be otherwise payable under the bonus arrangement. In making this determination, the committee may take into consideration any and all factors relating to our performance and the participant's performance for such fiscal year.

   The committee may, without further action by the stockholders, amend the bonus arrangement from time to time as it deems desirable, provided that no such amendment may increase the employees who may be designated as participants under the bonus arrangement, change the permitted performance measures, increase the maximum bonus payable under the bonus arrangement, or make any other change requiring further approval under U.S. income tax laws. The bonus arrangement, unless earlier terminated, is effective for each of the five fiscal years 1999 through 2003. The board may, in its discretion, terminate the bonus arrangement at any time.

Management Incentive Bonus Plan

   Certain of our senior executive officers participate in a management incentive bonus program. Bonuses under this program are awarded annually based, in part, upon the attainment of predetermined financial goals and, in part, upon the attainment of individual objectives. Generally, non-financial objectives represent 30% of the bonus potential and are established by the supervisor of the executive. Financial goals generally represent 70% of the bonus potential. An executive's bonus under the management incentive bonus program potential generally varies as a percentage of total cash compensation, dependent upon the level of responsibility of the employee's position. The measures of financial performance used are for the business unit that is either under the managerial direction of the participant or, if a staff executive, is the unit on which the participant impacts most frequently and significantly. In the case of Messrs. Neubauer and Leonard the committee awards bonuses pursuant to our Senior Executive Annual Performance Bonus Arrangement (described above) rather than the management incentive bonus program.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding beneficial ownership of our common stock as of August 24, 2001, and as adjusted to reflect the merger, by:

  . each person known to us to be the beneficial owner of more than 5% of either class of the common stock;

  .  each of our named executive officers;

  .  each director; and

  .  all current directors and executive officers as a group.

   Please note that after the offering and subject to the applicable restricted periods, the shares of class A common stock will convert into shares of class B common stock on a one-for-one basis upon their transfer to entities that are not permitted transferees.

   In presenting the information below, we do not give effect to the stock buyback and we have assumed that the underwriters will not exercise their right to purchase additional shares of common stock from us.


                          Shares Beneficially Owned After the Offering(1)
                          ---------------------------------------------------
                             Class A Common Stock       Class B Common Stock
                          ----------------------------  ---------------------
Name of Beneficial Owner     Shares(2)          %         Shares       %
------------------------  ----------------- ----------  ---------------------
Trustee for the RSP and
 the AUCA Plan(3).......         32,767,000       19.6%          0          0
MetLife, Inc.(4)........          6,757,980        4.0%          0          0
Joseph Neubauer(5)......         28,735,392       17.2%          0          0
Lawrence T. Babbio,
 Jr. ...................             80,000          *           0          0
Patricia C. Barron......            106,206          *           0          0
Robert J. Callander.....            544,576          *           0          0
Leonard S. Coleman,
 Jr.....................             40,000          *           0          0
Ronald R. Davenport.....            204,000          *           0          0
Edward G. Jordan........            630,000          *           0          0
Thomas H. Kean..........            786,000          *           0          0
James E. Ksansnak.......          4,361,654        2.6%          0          0
James E. Preston........            900,000          *           0          0
William Leonard.........          4,175,062        2.5%          0          0
L. Frederick
 Sutherland.............          3,590,172        2.1%          0          0
Brian G. Mulvaney.......          1,651,142          *           0          0
Karl M. von der Heyden..                  0          *           0          0
John J. Zillmer.........            928,628          *           0          0
All directors and
 executive officers as a
 group (21 persons).....         49,612,528       29.7%          0          0
All employees, directors
 and employee benefit
 plans as a
 group(6)...............        150,568,764       90.1%          0        0.0%


--------
(1) The share amounts listed for all directors and executive officers as a group and all employees, directors and employee benefit plans as a group include 80,000 shares issuable upon the exercise of stock purchase opportunities and options that are exercisable within 60 days of August 24, 2001, as adjusted for the merger.
(2) The share amounts for each of the beneficial owners listed do not include shares issuable upon the exercise of stock purchase opportunities and options that are exercisable within 60 days of November 15, 2001 in the following amounts, as adjusted for the merger: 90,000 shares by Mr. Neubauer, 60,000 shares by Mr. Babbio, 141,894 shares by Ms. Barron, no shares by Mr. Callander, 24,000 shares by Mr. Coleman, no shares by Mr. Davenport, no shares by Mr. Jordan, no shares by Mr. Kean, no shares by Mr. Ksansnak, no shares by Mr. Preston, 126,000 shares by Mr. Leonard, 75,000 shares by Mr. Sutherland, 446,500 shares by Mr. Mulvaney, 90,500 shares by Mr. Zillmer, 1,252,994 shares by all directors and executive officers as a group, and 9,742,416 shares by all employees, directors and employee benefit plan as a group.
(3) The independent trustee of the company stock fund portion of the RSP and the AUCA Plan is U.S. Trust Company, N.A. The independent trustee's address is 14 West 47th Street, New York, NY 10036. With respect to matters relating to certain significant corporate events, the vote is passed through by the independent trustee to the participant in the relevant plan. For example, the participants will vote in the merger. Approximately 6,968 participants of the RSP are eligible to vote on the merger, and 5,828 participants of the AUCA Plan are eligible to vote on the merger.
(4) The address of this stockholder is One Madison Avenue, New York, NY 10010. These shares are held of record by a wholly owned subsidiary of MetLife, Inc., Metropolitan Life Insurance Company.
(5) The address of this stockholder is ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107. This number of shares includes 26,361,960 shares held by Mr. Neubauer in his individual capacity and 2,373,432 shares held by The Neubauer Family Foundation of which Mr. Neubauer is the sole trustee and has sole power to vote and dispose or direct a disposition of such shares. This number of shares does not include shares held by certain trusts for the benefit of family members with respect to which Mr. Neubauer has no voting or dispositive power and disclaims beneficial ownership.
(6) Includes permitted transferees (primarily children and other transferees for estate planning purposes).
 * Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following are descriptions of the terms of agreements to which we or certain related persons are a party. We also refer you to the actual agreements, copies of which have either been filed with the SEC or are available from us free of charge.

Stockholders Agreement

   Pursuant to the stockholders agreement, whereby we have certain call rights upon termination of employment and certain rights of first refusal during fiscal 2001, we repurchased from 8 current and/or former executive officers and directors and/or their permitted transferees shares of our existing common stock equivalent to 303,408 shares of our new class A common stock at an average price per share of $9.48, each as adjusted to reflect the merger. We anticipate that, after the public offering, we may not continue to repurchase shares held by officers and directors following their termination of employment or cessation as a director. In addition, the stockholders' agreement also grants certain of our stockholders party thereto the right to put a portion of their shares to us upon certain events. In connection with the stockholder vote on the merger, we are seeking the termination of the stockholders' agreement.

Metropolitan Life Loan Agreement

   Metropolitan Life Insurance Company holds a 6.79% promissory note, which was issued by our subsidiary and is guaranteed by us. The face value of the note is $125 million. The outstanding principal amount of the note is $50 million, payable in $25 million annual installments each January, with a final maturity of January 2003.

   In anticipation of the initial public offering, Metropolitan Life Insurance Company has agreed with us to waive their rights under the registration rights agreement. It has also consented to the termination of the stockholders' agreement. We have also consented to the transfer by Metropolitan Life Insurance Company of all or a portion of its shares to a transferee.

Registration Rights Agreement

   Prior to the public offering, we and certain of our old class A stockholders (collectively, the outside investors) were parties to a registration rights agreement. The registration rights agreement provided, subject to a number of conditions and limitations, demand registration rights to our outside investors. In accordance with these demand registration rights, a certain aggregate percentage of the outside investors may have required us to file a registration statement under the Securities Act to register the sale of shares of our old class A common stock held by them. The registration rights agreement also provided, subject to a number of conditions and limitations, the outside investors with unlimited piggy-back registration rights, which allowed them to participate in registered offerings of shares of our class A common stock which we initiated.

   Under the registration rights agreement, we were required to pay all expenses in connection with any registered offering covered by the agreement. In addition, we were required to indemnify the outside investors, and they in turn were required to indemnify us, against certain liabilities in respect of any registration statement or offering covered by the registration rights agreement.

   Although by its terms the registration rights agreement terminates upon the consummation of the merger, in anticipation of the public offering and to ensure that no ambiguities exist with respect to the termination of the piggy-back registration rights, we solicited and have obtained waivers of these registration rights and confirmation of the termination of the agreement upon consummation of the merger.

Neubauer Registration Rights Agreement

   In exchange for Mr. Neubauer's agreement to relinquish the right under his employment agreement to the benefits of the provisions of the stockholders' agreement as in effect on the date hereof even upon their modification or termination, we will enter into a registration rights agreement with Mr. Neubauer, the Neubauer Family Foundation and certain trusts of which Mr. Neubauer is the settlor. Under the registration rights agreement, we have granted Mr. Neubauer and those related parties three demand rights and unlimited piggyback registration rights. Mr. Neubauer and those related parties may exercise demand registration rights with respect to their shares of common stock for which restricted periods have expired or do not apply, at any time after 360 days from the pricing of the public offering and with respect to all of their shares at any time after 540 days from the pricing of the public offering or, subject to the prior consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., at any time after 180 days and before 360 days after the public offering. In addition, Mr. Neubauer's estate may exercise demand registration rights with respect to his shares of common stock in certain limited circumstances at any time after 180 days and before 360 days after the pricing of the public offering. Mr. Neubauer and those related parties also have unlimited piggyback registration rights with respect to their shares of common stock for which restricted periods have expired or do not apply, that commence on the 181st day after the pricing of the public offering. The provisions of the registration rights agreement with Mr. Neubauer will not override the applicable transfer restrictions in our certificate of incorporation. Further, we anticipate that, as part of this arrangement with Mr. Neubauer, our board of directors will approve the transfer by Mr. Neubauer of up to 1.5 million shares of class A common stock to charitable organizations and the conversion of such shares into shares of class B common stock. Such transfer will be an exception to the lock-up arrangement with the underwriters. Mr. Neubauer is making the contributions in connection with the proposed transactions for personal tax planning purposes.

Other Transactions

   In March 2000, we acquired from James E. Ksansnak, our director and former vice chairman, approximately 80% of the capital stock of a corporation owned by Mr. Ksansnak for nominal consideration. We terminated that corporation's 401(k) plan and distributed 1,291,826 shares of our old class A common stock, as adjusted to reflect the merger, held by the plan to Mr. Ksansnak, as the plan's sole participant. Mr. Ksansnak is providing consulting services to us with respect to our Educational Resources segment for which he has been compensated. At September 28, 2001, Mr. Ksansnak had outstanding deferred payment obligations of $975,605.

                FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

   The following summary discusses certain United States federal income tax consequences of the merger to holders of old class A and old class B common stock. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to ARAMARK stockholders that hold their old class A and class B common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including:

  .  banks or trusts;

  .  tax-exempt organizations;

  .  insurance companies;

  .  dealers in securities or foreign currency;

  .  investors in pass-through entities;

  .  foreign persons;

  . stockholders who received their old class A or old class B common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and

  . stockholders who hold old class A or old class B common stock as a part of a hedge, straddle or conversion transaction.

   In addition, the discussion does not address any state, local or foreign tax consequences of the merger.

EACH HOLDER OF OLD CLASS A OR OLD CLASS B COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

   Based on factual representations contained in a letter provided by ARAMARK and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, it is the opinion of Simpson Thacher & Bartlett, counsel to ARAMARK, that the material United States federal income tax consequences of the merger are as follows:

  .  the merger will qualify as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code;

  . no gain or loss will be recognized by ARAMARK or ARAMARK Worldwide Corporation as a result of the merger;

  . no gain or loss will be recognized by a holder of old class A or old class B common stock on the exchange of that common stock for new ARAMARK class A common stock pursuant to the merger;

  . the tax basis in each share of new class A common stock will be equal to one-half of the holder's tax basis of each share of old class B common stock exchanged and one-twentieth of the holder's tax basis of each share of old class A common stock exchanged, and, therefore, if a holder holds shares of old class A or class B common stock with different tax bases, such holder will also have different tax bases in the shares of new class A common stock received; and

  . the holding period for each share of new class A common stock received in exchange for the old class A and class B common stock pursuant to the merger will include the holding period of the old class A and class B common stock exchanged therefor.

   Reporting Requirements. A holder of old class A or class B common stock receiving new class A common stock as a result of the merger may be required to retain records related to such holder's old class A and class B common stock and file with its federal income tax return a statement setting forth facts relating to the merger.

                                 LEGAL MATTERS

   Simpson Thacher & Bartlett has acted as our special counsel in connection with the merger and related transactions, and has passed upon certain legal matters for us.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

   ARAMARK expects to hold its next Annual Meeting in February 2002. If you intend to submit a proposal for inclusion in our proxy materials for ARAMARK's next Annual Meeting, our Secretary must receive your proposal by October , 2001.

   SEC rules set forth standards as to what stockholder proposals we are required to include in our proxy statement for an annual meeting.

                                    EXPERTS

   The audited consolidated financial statements and financial statement schedule of ARAMARK Corporation and its subsidiaries as of September 29, 2000 and October 1, 1999, and for each of the three years in the period ended September 29, 2000 included in ARAMARK Corporation's Annual Report on Form 10-K filed on November 22, 2000, incorporated by reference in this document, and the audited balance sheet of ARAMARK Worldwide Corporation included in this document, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated or included herein in reliance upon the authority of said firm as experts in giving said reports.

                         ARAMARK WORLDWIDE CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements
  Report of Independent Public Accountants.................................. F-2
  Balance Sheet as of July 12, 2001......................................... F-3
  Notes to Balance Sheet.................................................... F-3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ARAMARK Worldwide Corporation:

   We have audited the accompanying balance sheet of ARAMARK Worldwide Corporation as of July 12, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ARAMARK Worldwide Corporation at July 12, 2001 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
July 17, 2001

                         ARAMARK WORLDWIDE CORPORATION

                                 BALANCE SHEET
                                 July 12, 2001

ASSETS--Cash.............................................................. $100
                                                                           ====
SHAREHOLDER'S EQUITY--Common stock........................................ $100
                                                                           ====

                             NOTES TO BALANCE SHEET

   1. ORGANIZATION AND PURPOSE--ARAMARK Worldwide Corporation (the "Company") was incorporated in Delaware on June 28, 2001, to become a wholly-owned subsidiary of ARAMARK Corporation (ARAMARK). Subject to the approval of the stockholders of ARAMARK, the Company will merge with ARAMARK, and all of the outstanding common stock of ARAMARK will be exchanged for new Class A common stock of the Company.

   2. SHAREHOLDER'S EQUITY--The Company is authorized to issue 1,000 shares of $1.00 par value common stock. ARAMARK has acquired 100 shares in exchange for $100.

                                                                         Annex A
                      FORM OF AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER is dated as of        2001 (this
"Agreement") among ARAMARK Corporation ("ARAMARK") and ARAMARK Worldwide Corporation ("AWC"), each a Delaware corporation.

                                    RECITALS

   A. ARAMARK is a corporation duly organized and existing under the laws of the State of Delaware. AWC is a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of ARAMARK.

   B. The respective boards of directors of ARAMARK and AWC have determined that it is advisable and in the best interests of each corporation that ARAMARK merge with and into AWC (the "Merger") upon the terms and subject to the conditions of this Agreement.

   C. The respective boards of directors of ARAMARK and AWC have reviewed the terms and conditions of this Agreement and, by resolutions duly adopted, have authorized, approved and adopted this Agreement. The stockholders of ARAMARK will approve and adopt this Agreement at a special meeting of stockholders to
be held on          , 2001. ARAMARK, the sole stockholder of AWC, will approve and adopt this Agreement by written consent without a meeting.

   D. The parties intend by this Agreement to effect a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended.

   NOW, THEREFORE, ARAMARK and AWC hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), ARAMARK will merge with and into AWC upon the Effective Time, as defined in this Agreement. AWC will be the surviving corporation in the Merger (the "Surviving Corporation"). Upon the Effective Time, the separate existence of ARAMARK will cease, and the Surviving Corporation will succeed, without other transfer, to all of the rights and property of ARAMARK, and will be subject to all of the debts and liabilities of ARAMARK, as provided for in Section 259 of the DGCL. On and after the Effective Time, the Surviving Corporation will carry on its business with the assets of ARAMARK, as well as with the assets of the Surviving Corporation.

   Section 1.02 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article II, the Merger will be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective when the Certificate of Merger is filed or such later time as is set forth in the Certificate of Merger. The time when the Merger becomes effective is called the "Effective Time".

   Section 1.03 Certificate of Incorporation and By-Laws. The Certificate of Incorporation of AWC shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto. The Certificate of Incorporation of AWC, as so amended, and the By-Laws of AWC in effect at the Effective Time will be the Certificate of Incorporation and By-Laws of the Surviving Corporation and will remain in effect until changed or amended as provided therein or by applicable law. The name of the Surviving Corporation will be ARAMARK Corporation.

   Section 1.04 Directors and Officers. The directors of AWC at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of ARAMARK at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

   Section 1.05 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Each share of Class A common stock, par value $0.01 per share, of ARAMARK issued and outstanding immediately before the Effective Time (other than shares of ARAMARK Class A common stock held by Dissenting Stockholders (as defined in Section 1.05(g)) will convert into twenty shares of AWC Class A-1 common stock, par value $0.01 per share, and such shares of AWC Class A-1 common stock will be reflected on the stock ledger of AWC as issued and outstanding, fully paid and nonassessable, uncertificated shares. To the fullest extent authorized by law, all instructions, orders and notices recorded on the ARAMARK stock ledger in respect of such shares of ARAMARK Class A common stock will be recorded on the AWC stock ledger in respect of such shares of AWC Class A-1 common stock; in particular, to the fullest extent authorized by law, instructions in respect of uncertificated shares of ARAMARK Class A common stock will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, and notices in respect of such shares of ARAMARK Class A common stock under Section 3.02 of the Stockholders' Agreement (as defined herein) will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, with the intention that perfected security interests made in accordance with Section
  3.02 of the Stockholders' Agreement shall be unaffected by the Merger.

     (b) Each share of Class B common stock, par value $0.01 per share, of ARAMARK issued and outstanding immediately before the Effective Time will convert into two shares of AWC Class A common stock, divided as equally as possible among (i) shares of validly issued, fully paid and non-assessable Class A-1 common stock, par value $0.01 per share, of AWC, (ii) shares of validly issued, fully paid and non-assessable Class A-2 common stock, par value $0.01 per share, of AWC, and (iii) shares of validly issued, fully paid and non-assessable Class A-3 common stock, par value $0.01 per share, of AWC, and such shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock will be reflected on the stock ledger of AWC as uncertificated shares; provided that if, with respect to any stockholder, such division results in an unequal allocation of whole shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, then such one or two whole shares as must be unequally allocated among shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock shall be so allocated by lot. To the fullest extent authorized by law, all instructions, orders and notices recorded on the ARAMARK stock ledger in respect of such shares of ARAMARK Class B common stock will be recorded on the AWC stock ledger in respect of such shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock; in particular, to the fullest extent authorized by law, instructions in respect of uncertificated shares of ARAMARK Class B common stock will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, and notices in respect of such shares of ARAMARK Class B common stock under Section 3.02 of the Stockholders' Agreement (as defined herein) will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, with the intention that perfected security interests made in accordance with Section 3.02 of the Stockholders' Agreement shall be unaffected by the Merger.

     (c) As of the Effective Time, all shares of ARAMARK Class A common stock and ARAMARK Class B Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of ARAMARK common stock will cease to have any rights with respect thereto, and all such certificates previously representing shares of ARAMARK common stock will be cancelled and be null and void and of no further effect.

     (d) Each share of common stock, par value $0.01 per share, of AWC issued and outstanding immediately before the Effective Time will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of AWC common stock will cease to have any rights with respect thereto.

     (e) Each option or other right to purchase or otherwise acquire shares of ARAMARK Class B common stock pursuant to ARAMARK's stock ownership plans and programs granted and outstanding immediately before the Effective Time will convert into an option or right to acquire, on the same terms and conditions as were applicable under the ARAMARK stock option or right to purchase, two (2) shares of AWC common stock with the number of shares to be received by each holder pursuant to such option or other right to purchase divided among shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock in the manner set forth in
  Section 1.05(b) hereto at a price per share equal to one-half the exercise price of each option or other right to purchase or otherwise acquire shares of ARAMARK common stock under such plans and programs immediately before the Effective Time. The parties will take all action necessary to implement the provisions of this Section 1.05(e), including, if necessary, to amend any agreement or plan providing an option or other right to acquire shares of ARAMARK common stock, to ensure that after giving effect to the foregoing no such option or right will be exercisable for ARAMARK common stock following the Effective Time.

     (f) Each right to receive shares of ARAMARK Class B common stock pursuant to ARAMARK's Stock Unit Retirement Plan (the "SURP") outstanding immediately before the Effective Time will convert into a right to receive, on the same terms and conditions as were applicable under the ARAMARK SURP, two (2) shares of AWC Class A common stock, divided among AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock in the manner provided in Section 1.05(b) hereto. Each right to receive shares of ARAMARK series D preferred stock pursuant to the ARAMARK SURP outstanding immediately before the Effective Time will convert into a right to receive, on the same terms and conditions as were applicable under the ARAMARK SURP, an equal number of shares of AWC series D preferred stock. The parties will take all action necessary to implement the provisions of this Section 1.05(f), including, if necessary, to amend any agreement or plan providing a right to acquire shares of ARAMARK common or preferred stock, to ensure that after giving effect to the foregoing no such right will exist for ARAMARK common or preferred stock following the Effective Time.

     (g) Notwithstanding anything in this Agreement to the contrary but only to the extent required by the DGCL, shares of ARAMARK Class A common stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of ARAMARK Class A common stock who comply with all the provisions of the DGCL concerning the right of holders of ARAMARK Class A common stock to an appraisal of their shares pursuant to Section 262 of the DGCL ("Section 262") ("Dissenting Stockholders") shall not be converted into AWC Class A-1 common stock as provided in Section 1.05(a) or have the entries in connection with therewith made in the stock ledger of the Surviving Corporation but shall be entitled to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to
  Section 262; provided, however, that (i) if any Dissenting Stockholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or
  (ii) if any Dissenting Stockholder fails to establish and perfect his, her or its entitlement to appraisal rights as provided by applicable law, or
  (iii) if within 120 days of the Effective Time neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all shares of ARAMARK Class A common stock outstanding at the Effective Time and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Stockholders, as the case may be, shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to be subject to the provisions of Section 1.05(a) above.

                                   ARTICLE II

                    CONDITIONS TO CONSUMMATION OF THE MERGER

   Section 2.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, prior to the Effective Time, of the following conditions:

     (a) more than 50% of the outstanding voting power of ARAMARK common stock entitled to vote, voting together as a single class, have voted to adopt this Agreement;

     (b) no statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the Merger;

     (c) all approvals and consents necessary or desirable, if any, in connection with consummation of the Merger have been obtained;

     (d) the number of shares of ARAMARK Class A common stock held by Dissenting Stockholders who have not voted in favor of or consented to the Merger and who are entitled to demand and have delivered a written demand for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and who have not failed to perfect or effectively withdrawn or lost their rights to appraisal and payment under Section 262 shall not exceed 5% of the issued and outstanding shares of ARAMARK Class A common stock immediately prior to the Effective Time;

     (e) (i) Management Investors who hold, in combination with their Permitted Transferees, at least a majority of the ARAMARK common stock held by stockholders that are Management Investors and their Permitted Transferees and (ii) holders of at least three-fourths of the ARAMARK common stock held by stockholders that are Institutional and Individual Investors, taken as a whole, have executed a written consent to the amendment of the Amended and Restated Stockholders' Agreement, dated as of December 14, 1994, among ARAMARK and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors" (the "Stockholders' Agreement") to provide that the Stockholders' Agreement will terminate at the Effective Time; and

     (f) ARAMARK Worldwide Corporation simultaneously has consummated an initial public offering of shares of its Class B common stock.

                                  ARTICLE III

                                 MISCELLANEOUS

   Section 3.01 Amendment; Waiver. At any time before the Effective Time, ARAMARK and AWC may, to the extent permitted by the DGCL, by written agreement amend, waive, modify or supplement any provision of this Agreement.


   Section 3.02 Entire Agreement; Assignment. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties.

   Section 3.03 Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

   Section 3.04 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 3.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 3.06 Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the board of directors of ARAMARK or AWC.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the day and year first above written.

                                          ARAMARK CORPORATION
                                          a Delaware corporation


                                          By: _________________________________

                                          ARAMARK WORLDWIDE CORPORATION
                                          a Delaware corporation


                                          By: _________________________________

                                                                         Annex B

                      GENERAL CORPORATION LAW OF DELAWARE

(S) 262 APPRAISAL RIGHTS.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (of depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxes upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex C

                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARAMARK CORPORATION

   ARAMARK Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     (1) The present name of the Corporation is ARAMARK Corporation. The Corporation was originally incorporated under the name "ARAMARK Worldwide Corporation" and its original certificate of incorporation was filed with the office of the Secretary of the State of Delaware on June 28, 2001.

     (2) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented and/or restated (the "Certificate of Incorporation").

     (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

       FIRST: NAME. The name of the Corporation is ARAMARK Corporation.

       SECOND: ADDRESS. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

       THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

       FOURTH: CAPITALIZATION. (A) The total number of shares of stock that the Corporation has authority to issue is 2,300,000,000, of which:

         (i) 300,000,000 shares shall be shares of Class A-1 Common Stock, par value $0.01 per share (the "Class A-1 Common Stock");

         (ii) 150,000,000 shares shall be shares of Class A-2 Common Stock, par value $0.01 per share (the "Class A-2 Common Stock");

         (iii) 150,000,000 shares shall be shares of Class A-3 Common Stock, par value $ 0.01 per share (the "Class A-3 Common Stock");

         (iv) 1,000,000,000 shares shall be shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock");

         (v) 300,000,000 shares shall be shares of Class B-1 Common Stock, par value $0.01 per share (the "Class B-1 Common Stock");

         (vi) 150,000,000 shares shall be shares of Class B-2 Common Stock, par value $0.01 per share (the "Class B-2 Common Stock");

         (vii) 150,000,000 shares shall be shares of Class B-3 Common Stock, par value $0.01 per share (the "Class B-3 Common Stock"); and

         (viii) 100,000,000 shares shall be shares of Preferred Stock (the "Preferred Stock"), including 600,000 authorized shares of Series C Junior Participating Preferred Stock (the "Series C Preferred Stock") and 20,000 authorized shares of Adjustable Rate Callable Nontransferable Series D Preferred Stock (the "Series D Preferred Stock").

   The Class A-1 Common Stock, the Class A-2 Common Stock and the Class A-3 Common Stock are referred to collectively as the "Common Stock Class A." The Class B Common Stock, the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock are referred to collectively as the "Common Stock Class B." The Common Stock Class A and the Common Stock Class B are referred to collectively as the "Common Stock."

   (B) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted and no class shall be entitled to a separate class vote on any such increase or decrease.

   FIFTH: COMMON STOCK.

   The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the classes of Common Stock:

       (1) General. Except as otherwise set forth in this Article Fifth, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

       (2) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, holders of each class of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than the Common Stock of the Corporation and other than as set forth in the succeeding sentences) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. If at any time a dividend or other distribution (collectively, a "share distribution") payable in shares of Common Stock or any other securities of the Corporation or of any other person is to be made with respect to the Common Stock Class A or the Common Stock Class B, such share distribution may be declared and paid only as follows, and share distributions declared and paid as follows shall be deemed to be equal distributions for purposes of this paragraph:

         (a) a share distribution consisting of (A) shares of Class A-1 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A-1 Common Stock to holders of Class A-1 Common Stock, (B) shares of Class A-2 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A-2 Common Stock to holders of Class A-2 Common Stock, (C) shares of Class A-3 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A-3 Common Stock to holders of Class A-3 Common Stock, (D) shares of Class B Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Common Stock to holders of Class B Common Stock, (E) shares of Class B-1 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B-1 Common Stock to holders of Class B-1 Common Stock, (F) shares of Class B-2 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B-2 Common Stock to holders of Class B-2 Common Stock and (G) shares of Class B-3 Common Stock or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B-3 Common Stock to holders of Class B-3 Common Stock; or

         (b) a share distribution consisting of shares of any class or series of securities of the Corporation or any other person other than Common Stock Class A or Common Stock Class B

      (and other than securities that are convertible into, exchangeable for or evidence the right to purchase shares of Common Stock Class A, or Common Stock Class B), either:

                 (A) on the basis of a distribution of identical securities, on an equal per share basis, to holders of shares of Common Stock Class A and Common Stock Class B; or

                 (B) on the basis of a distribution of one class or series of securities to holders of shares of Common Stock Class A and, on an equal per share basis, one class or series of securities to holders of shares of Common Stock Class B, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible or for which they are exchangeable or which they evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions; and provided further that (x) holders of shares of Common Stock Class A receive a class or series of securities having no more than 10 votes per share or convertible securities that are convertible into, exchangeable for or evidence the right to purchase securities with no more than 10 votes per share and having class voting rights identical to those for the shares of Common Stock Class A and (y) holders of shares of Common Stock Class B receive a class or series of securities having no more than one vote per share or convertible securities that are convertible into, exchangeable for or evidence the right to purchase securities with no more than one vote per share and having class voting rights identical to those for the shares of Common Stock Class B.

      No class of Common Stock may be reclassified, subdivided or combined, except for reclassifications after the expirations of the respective Applicable Restriction Periods to combine classes of Common Stock Class A into one class and classes of Common Stock Class B into one class pursuant to an amendment to this Certificate of Incorporation, unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.


       (3) Voting Rights.

         (a) At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders: (i) every holder of record of shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock on the relevant record date shall be entitled to ten votes in person or by proxy for each share of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock registered in his or her name on the transfer books of the Corporation; and
      (ii) every holder of record of shares of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock on the relevant record date shall be entitled to one vote in person or by proxy for each share of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock registered in his or her name on the transfer books of the Corporation. Except as otherwise required by law or by this Article Fifth, the holders of each class of Common Stock shall vote together as a single class, on all matters with respect to which a vote of Stockholders of the Corporation is required under applicable law or under the Certificate of Incorporation of the Corporation or on which a vote of stockholders is otherwise duly called for by the Corporation, subject to the rights that may be conferred upon holders of Preferred Stock.

         (b) Except as otherwise provided by law and by paragraph (3)(c) of this Article Fifth, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the approval of the holders of a majority of the votes entitled to be cast by the holders of each class of Common Stock, voting together as a single class; provided, however, that any proposal to modify, revise, alter or amend this Certificate of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of any class of Common Stock so as to affect them adversely also will require the approval of the holders of a majority of the votes entitled to be cast by the holders of the shares of the class so affected by the proposed amendment, voting separately as a class. An increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock, shall be deemed not to affect adversely the powers, preferences or special rights of the shares of any class of Common Stock.

         (c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of the capital stock required by law, Articles Eighth, Ninth, Tenth and Eleventh shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class.

         (d) The Corporation may, as a condition to counting the votes cast by any holder of shares of Common Stock Class A at any annual or special meeting of stockholders or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the shares of Common Stock Class A held by such holder have not, pursuant to the provisions of paragraphs 6 or 8 of this Article Fifth, been converted into shares of Common Stock Class B.

       (4) Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of shares of Common Stock, without regard to class. For purposes of this paragraph (4), none of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (a) a consolidation or merger of the Corporation with or into any other corporation or other entity; (b) a merger of any other corporation or other entity into the Corporation (whether or not the Corporation is the entity surviving the consolidation or merger); (c) a reorganization of the Corporation; (d) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (e) a sale or transfer of all or any part of the assets of the Corporation; or (f) a share exchange to which the Corporation is a party.

       (5) Reorganization, Consolidation and Merger. In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock of any class shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger by a holder of a share of any other class of Common Stock; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Common Stock Class A may receive, on a per share basis, voting securities with 10 times the number of votes per share as those voting securities to be received by the holders of shares of Common Stock Class B (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with 10 times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Common Stock Class B, or into which the convertible or exchangeable securities to be received by the holders of the shares of Common Stock Class B may be converted or exchanged).

       (6) Optional Conversion.

         (a) Conversion after the Applicable Restriction Period. Each record holder of shares of Common Stock Class A may convert any or all of such shares into an equal number of shares of Class B Common Stock; provided, however, that no such shares may be so converted before the expiration of the Applicable Restriction Period.

         (b) Conversion of Common Stock Class A during the Applicable Restriction Period. Each record holder of shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock may convert any or all of those shares into an equal number of shares of Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common, respectively, at any time during the Applicable Restriction Period.

         (c) Manner of Optional Conversion. A record holder of shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock may effect a voluntary conversion of any or all of those shares in accordance with this paragraph (6) by presenting to the Corporation the certificates, if any, for the number of shares to be converted, any required tax transfer stamps and a written notice by the record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of the appropriate class of Common Stock Class B and requesting that the Corporation issue such shares of Common Stock Class B to persons named therein, setting forth the number of shares of Common Stock Class B to be issued to each such person and the denominations in which the certificates therefor, if any, are to be issued. To the extent permitted by law, such a voluntary conversion shall be deemed to have been effected at the close of business on the date of surrender of certificates, if any, or the date of receipt by the Corporation of the notice of conversion, if the shares to be converted are uncertificated. Shares of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock may not be converted into any other class of Common Stock.

       (7) Transfer Restrictions.

         (a) Generally No Transfers during Applicable Restriction
      Period. Other than in a Permitted Transfer, shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock may not be Transferred prior to the expiration of the Applicable Restriction Period, and any such purported Transfer prior to the expiration of the Applicable Restriction Period shall be null and void, and the Corporation shall not register any such purported Transfer.

         (b) Permitted Transfers during Applicable Restriction
      Period. Shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock may be Transferred in a Permitted Transfer prior to the expiration of the Applicable Restriction Period; provided that (i) a Transferee in any such Transfer other than a Conversion Transfer shall take such shares subject to the provisions of this paragraph (7) and (ii) a Transferee in any such Transfer that is a Conversion Transfer shall take such shares free from the provisions of this paragraph (7).

       (8) Automatic Conversion; Non-Conversion.

         (a) Transfers during Applicable Restriction Period.

                 (i) Conversion Transfer. Upon a Conversion Transfer, each
              share of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock so Transferred shall be and be deemed to be, automatically and without further act on the part of the holder thereof or the Corporation, converted into one share of Class B Common Stock. In such case, stock certificates, if any, formerly representing each share of Class A-1 Common Stock,

              Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class B Common Stock into which such shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock could be converted pursuant to the terms hereof.

                 (ii) Charity Transfer. Upon a Charity Transfer of Class A-1
              Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, each share of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock so Transferred shall be and be deemed to be, automatically and without further act on the part of the holder thereof or the Corporation, converted into one share of Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock, respectively. In such case, stock certificates, if any, formerly representing each share of Class A-1, Class A-2 or Class A-3 Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class B-1, Class B-2 or Class B-3 Common Stock, respectively into which such shares of Common Stock Class A could be converted pursuant to the terms hereof. Upon a Charity Transfer of Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock, there shall be no conversion.

                 (iii) Non-Conversion Transfer. Upon a Non-Conversion
              Transfer, there shall be no conversion.

         (b) Transfers after Applicable Restriction Period. Upon any direct or indirect Transfer after the expiration of the Applicable Restriction Period of (i) record ownership of any such shares of Common Stock Class A other than in a Non-Conversion Transfer, or
      (ii) beneficial ownership of any such shares of Common Stock Class A if, had such transfer also been a transfer of record ownership of such shares of Common Stock Class A, such transfer would not have been a Non-Conversion Transfer, each share of Common Stock Class A so Transferred shall be and be deemed to be, automatically and without further act on the part of the holder thereof or the Corporation, converted into a share of Class B Common Stock. In such case, stock certificates, if any, formerly representing each share of Common Stock Class A shall thereupon and thereafter be deemed to represent such number of shares of Class B Common Stock into which such shares of Common Stock Class A could be converted pursuant to the terms hereof.

         (c) Upon Termination or Cessation of Employment. In addition, notwithstanding anything to the contrary herein, each share of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock held by an employee of the Corporation or any of its subsidiaries or affiliated companies (including joint ventures) or by a Transferee of such employee (including transferees who first acquired their shares of class B common stock of Former ARAMARK from employees prior to the merger of Former ARAMARK with and into the Corporation, pursuant to which merger such shares of Former ARAMARK class B common stock were converted into shares of Common Stock Class A) shall be and be deemed to be, in the event of the termination or cessation of the employment relationship between such employee and the Corporation, any of its subsidiaries and/or any of its affiliated companies (including joint ventures), automatically and without further act on the part of the holder thereof or the Corporation, converted into one share of Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock, respectively, (i) upon the earlier of the date that is 180 days after the pricing of the Initial Public Offering and the date of the completion of the first cash self-tender offer by the Corporation after the Initial Public Offering for a portion of its outstanding shares of Common Stock Class A or (ii) if the termination or the cessation of employment occurs after such date, on the date of such termination or cessation of employment.

       (9) Manner of Transfer. Transfers of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock, Class B-1 Common Stock, Class

    B-2 Common Stock and Class B-3 Common Stock shall be registered on the books of the Corporation, and a new certificate therefor, if any, issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate, if any, for the shares, in proper form for Transfer, and such documentation as shall be reasonably satisfactory to the Corporation, including documentation of compliance with this Article Fifth.

       (10) Manner of Conversion. Any person (other than a transferee in a Non-Conversion Transfer) who takes shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock in a Transfer that complies with the provisions of this Article Fifth may treat the endorsement on the certificate, if any, representing such shares, or the instrument of Transfer accompanying such shares, as authorizing such person on behalf of the Transferor to convert the shares in the manner provided in paragraph (8) of this Article Fifth for the purpose of registering the Transfer to such person of the shares of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock, as applicable, issuable upon conversion, and to give on behalf of the Transferor the written notice of conversion above required, and may convert such shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock accordingly.

       (11) Legend. Every certificate for shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock shall bear a conspicuous legend on its face reading as follows:

         "The shares of Common Stock represented by this certificate may not be transferred (which term includes, without limitation, the entering into of a swap or short sale or other arrangement that transfers any of the economic consequences of ownership of the shares) to any person in connection with a transfer that does not meet the qualifications and requirements set forth in paragraphs (7) and (8) of Article Fifth of the Certificate of Incorporation of this Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications and requirements prescribed by paragraphs (7) and
      (8) of Article Fifth is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing."

         Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock shall bear a conspicuous legend on its face reading as follows:


         "The shares of Common Stock represented by this certificate may not be transferred (which term includes, without limitation, the entering into of a swap or short sale or other arrangement that transfers any of the economic consequences of ownership of the shares) to any person in connection with a transfer that does not meet the qualifications and requirements set forth in paragraph (7) of Article Fifth of the Certificate of Incorporation of this Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications and requirements prescribed by paragraph (7) of Article Fifth is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing."

         In the cases of uncertificated shares, an appropriate notice containing the applicable Transfer restrictions shall be sent to the registered owner thereof.

       (12) Treatment of Dividend upon Conversion. Upon any conversion of shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock into shares of Common Stock Class B pursuant to the provisions of paragraph (6) or paragraph (8), any dividend that has been declared on the shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3

    Common Stock so converted for which the record date is prior to the conversion and the payment date is subsequent to the conversion shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock Class B into or for which the shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock are so converted, and any such dividend that is declared on the shares of Common Stock Class A payable in shares of Common Stock Class A shall be deemed to have been declared, and shall be payable, in shares of Common Stock Class B.

       (13) Reserve. The Corporation at all times shall reserve and keep available, out of its authorized but unissued Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock at least the number of shares of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock that would become issuable upon the conversion of all shares of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock then outstanding.

       (14) No Liability. In connection with any Transfer or conversion of any shares of any class of Common Stock pursuant to or as permitted by the provisions of this Article Fifth, or in connection with the making of any determination referred to in this Article Fifth, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

       (15) Definitions. For purposes of this Article Fifth, the following terms have the following meanings:

         (i) "Applicable Restriction Period" means, with respect to shares of (a) Class A-1 Common Stock and Class B-1 Common Stock, the period ending 180 days after the date of the pricing of the Initial Public Offering, (b) Class A-2 Common Stock and Class B-2 Common Stock, the period ending 360 days after the date of the pricing of the Initial Public Offering and (c) Class A-3 Common Stock and Class B-3 Common Stock, the period ending 540 days after the date of the pricing of the Initial Public Offering.

         (ii) "Beneficial ownership" (including, with a correlative meaning, the terms "beneficially own" and "beneficial owner") shall have the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that (a) a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after passage of time and (b) a person shall not be deemed to have "beneficial ownership" of shares pursuant to a voting, tender or like agreement or arrangement in connection with such shares, where such agreement or arrangement (1) is entered into by a holder or holders of Common Stock or Preferred Stock and one or more third parties in connection with a potential business combination involving the Corporation and (2) has been approved by the Board of Directors of the Corporation prior to the entering into of such agreement or arrangement.

         (iii) "Charitable Organization" means (a) a charitable organization which is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision of that Code or (b) a primary school, high school, college, university, foundation, charitable remainder trust or charitable lead trust.

         (iv) "Charity Transfer" means a Transfer of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock during the Applicable Restriction Period to Charitable
      Organizations.

         (v) "Conversion Transfer" means any of the following Transfers of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common

      Stock, Class B-2 Common Stock or Class B-3 Common Stock during the Applicable Restriction Period:

                 (a) Sales by Charitable Organizations following 90 days after the pricing of the Initial Public Offering with respect to no more than an aggregate 1,000,000 shares of Common Stock Class A, where any such Charitable Organization first acquired shares of class B common stock of Former ARAMARK prior to May 25, 2001 and such shares of class B common stock of Former ARAMARK were converted into shares of Common Stock Class A pursuant to the merger of Former ARAMARK with and into the Corporation;

                 (b) Transfers to the Corporation or any of its subsidiaries;
              and

                 (c) Transfers approved as Conversion Transfers by the Board of Directors of the Corporation prior to the Transfer, including, without limitation, Transfers after the death of any employee stockholder in order to pay any estate taxes and expenses on a date as close as practicable to the tax payment date and Transfers in the case of employee stockholder hardship (such as medical necessity, family emergencies, etc.)

         (vi) "Former ARAMARK" means the Delaware corporation of the same name as the Corporation, which corporation merged with and into its wholly owned subsidiary, ARAMARK Worldwide Corporation, with the Corporation as the surviving corporation.

         (vii) "Initial Public Offering" means the initial public offering of the Class B Common Stock.

         (viii) "Non-Conversion Transfer" means any of the following Transfers of (x) shares of Common Stock Class A, whether occurring before or after the expiration of the Applicable Restriction Period, or (y) shares of Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock during the Applicable Restriction Period:

                 (a) Transfers to and among a stockholder's spouse, children, grandchildren, parents, siblings, cousins, nieces, nephews, sons-in-law, daughters-in-law and entities (including trusts, partnerships and limited liability companies) established for estate planning or educational purposes;

                 (b) bona fide pledges to the Corporation, a commercial bank, savings and loan institution or any other lending or financial institution as security for indebtedness of the holder of the shares of Common Stock Class A being pledged; provided that the pledgee shall be bound by the applicable transfer restrictions; and

                 (c) Transfers approved as Non-Conversion Transfers by the
              Board of Directors of the Corporation prior to the Transfer.

         (ix) "Permitted Transfer" means a Conversion Transfer, a Non-Conversion Transfer or a Charity Transfer.

         (x) "Permitted Transferee" means the recipient in a Permitted Transfer of Common Stock of the Corporation.

         (xi) "Transfer" (including, with a correlative meaning, the terms "Transferred" and "Transferee") means any sale, pledge, gift, assignment or other transfer of any share of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock, including:


                 (a) any sale, pledge, gift, assignment or other direct or
              indirect transfer or disposal of: (1) any shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock; (2) any securities convertible into or exercisable or exchangeable for Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock; or (3) any shares of Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock into which the shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Class B-3 Common Stock are convertible;


                 (b) entry into any swap or other arrangement (including
              contracting to sell, selling, transferring, pledging, granting any kind of option to purchase, making any short sale or otherwise disposing of any shares) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of any class of Common Stock, other than any such transaction that, during the entire time of the relevant transaction, involves only (i) shares of Class B Common Stock or
              (ii) shares of any other class of Common Stock with respect to which the Applicable Restriction Period has expired, and in either case only up to the number of such shares held by a stockholder initiating such a transaction during the entire time of the relevant transaction; whether any such transaction is to be settled by delivery of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or other securities, in cash or otherwise;


      provided, however, that the entering into of a voting, tender or like agreement or arrangement in connection with any such shares or securities shall not be deemed to constitute a Transfer where such agreement or arrangement (1) is entered into by a holder or holders of such shares or securities and one or more third parties in connection with a potential business combination involving the Corporation and (2) has been approved by the Board of Directors of the Corporation prior to the entering into of such agreement or arrangement.


       SIXTH: PREFERRED STOCK.

       (A) The Board of Directors shall have authority to issue shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series. In connection with the creation of any such series, the Board of Directors shall have authority to fix by the resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.


       (B) The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series D Preferred
    Stock:

         (1) Designation. The Series D Preferred Stock shall consist of 20,000 shares. The number of authorized shares of Series D Preferred Stock may be increased by resolution of the Board of Directors.

         (2) Rank.

                 (a) To the extent and the manner provided in this Article
              Sixth, the Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series D Preferred Stock with respect to dividend rights or rights on liquidation or both, and (ii) senior to any other stock of the Corporation.


                 (b) The following terms as used in this Article Sixth shall be deemed to have the meaning set forth in this section.

                    (i) The term "Participating Stock" shall mean the Common
                 Stock and any other stock of the Corporation of any class which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

                    (ii) The term "Parity Stock" with respect to Series D
                 Preferred Stock shall mean the Series D Preferred Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends or the distribution of assets upon liquidation. The term "Dividend Parity Stock" with respect to Series D Preferred Stock shall mean the Series D Preferred Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" with respect to Series D Preferred Stock mean the Series D Preferred Stock and all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

                    (iii) The term "Junior Stock" with respect to Series D
                 Preferred Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends and the distribution of assets upon liquidation. The term "Dividend Junior Stock" with respect to Series D Preferred Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends. The term "Liquidation Junior Stock" with respect to Series D Preferred Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to distribution of assets upon liquidation.

                    (iv) The term "Senior Stock" with respect to Series D
                 Preferred Stock shall mean all stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

       (3) Dividends.

         (a) The holders of record of Series D Preferred Stock shall be entitled to receive, as and if declared by the Board of Directors, cumulative cash dividends thereon at the per annum rate per share equal to the Established Dividend Rate (as defined in paragraph
      (c)), and no more, but only out of funds legally available for the payment of such distributions under the DGCL. Dividends on the Series D Preferred Stock shall not be payable unless and until declared by the Board of Directors. Dividends shall accrue from the date of original issuance. Accumulations of dividends shall not bear interest.

         (b) Unless dividends that have been declared and are payable upon the Series D Preferred Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Dividend Junior Stock and no amount shall be set aside for or applied to the redemption, purchase or other acquisition of (i) any Dividend Junior Stock or Liquidation Junior Stock other than by exchange therefor of Junior Stock or out of the proceeds of a substantially concurrent sale of shares of Junior Stock or (ii) any Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

         (c) The "Established Dividend Rate"shall initially be $30.00, and shall be reset as provided in this paragraph. On each December 16, beginning December 16, 2001 and continuing so long as any shares of Series D Preferred Stock shall be outstanding, the Established Dividend Rate shall be reset as a rate equal to $1,000 multiplied by 50% of the One Year Treasury Rate that shall have been in effect at the close of business on the December 1 next preceding (or if such December 1 shall not have been a business day, the business day next preceding such December 1), rounded up to the nearest $1.00; provided, however, that the established Dividend Rate shall in no event be greater than $50.00. For purposes of the preceding sentence, the "One Year Treasury Rate" shall mean the rate for direct obligations of the United States having a constant maturity of 1-year, as published in H.15(519) under the heading "Treasury Constant Maturities", or, if not so published by such December 16, such rate as determined in good faith by the Corporation, which determination absent manifest error shall be conclusive. The Corporation shall file with the duly appointed transfer agent for the Series D Preferred Stock a certificate stating the new Established Dividend Rate determined as provided in this paragraph and showing the computation thereof, and will cause a notice stating the new Established Dividend Rate and the computation thereof to be mailed to the holders of shares of Series D Preferred Stock.

       (4) Liquidation Rights.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive from the assets of the Corporation, payment in cash, of $1,000 per share, plus a further amount equal to unpaid cumulative dividends on Series D Preferred Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of all Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

         (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation or entity; (2) a merger of any other corporation or entity into the Corporation (whether or not the Corporation is the entity surviving the consolidation or merger);
      (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

       (5) Redemption.

         (a) The Series D Preferred Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the Board of Directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in paragraph
      (c), by the payment therefor of the redemption price per share of $1,000 plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date. In addition, the Corporation may so call for redemption at any time all, but not less than all, of the shares of Series D Preferred Stock held by any person.

         (b) There is no mandatory sinking fund for, or other required redemption of, the Series D Preferred Stock.

         (c) Manner of Redemption.

                 (i) If less than all of the outstanding shares of Series D
              Preferred Stock shall be called for redemption (and such redemption is not pursuant to the second sentence of paragraph
              (a)), the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the Board of Directors.

                 (ii) Notice of redemption of any shares of Series D Preferred
              Stock shall be given by the Corporation by first-class mail, not less than 10 nor more than 60 days prior to the date fixed by the Board of Directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state: (1) the redemption date; (2) the redemption price; (3) if less than all outstanding shares of Series D Preferred Stock of the holder are to be redeemed, the identification of the shares of Series D Preferred Stock to be redeemed; (4) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (5) the place or places where such shares of Series D Preferred Stock to be redeemed are to be surrendered for payment of the redemption price.

                 (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends shall cease to accrue, and from and after the redemption date or such earlier date as funds shall be set aside for payment of the redemption price (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates, if any, for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                 (iv) Shares of Series D Preferred Stock redeemed by the
              Corporation shall be restored to the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and, except as otherwise provided by the express terms of any outstanding series, may be reissued by the Corporation as shares of one or more series of Preferred Stock.

       (6) Voting Rights.

                 (a) Except as expressly provided to the contrary in this
              Article Sixth or as otherwise required by law, the holders of Series D Preferred Stock shall have no right to vote at, or to participate in any meeting of stockholders of the Corporation, or to receive any notice of such meeting.

         (b) Rights Upon Dividend Arrearage.

                 (i) In the event dividends that have been declared and are payable upon the Series D Preferred Stock shall be in arrears, the number of directors constituting the full board shall be increased by two, and the holders of the Series D Preferred Stock voting noncumulatively and separately as a single series, shall be entitled to elect two members of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series D Preferred Stock shall continue until all declared and unpaid dividends thereon shall have been paid in full, whereupon such special voting rights of the holders of Series D Preferred Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

                 (ii) At any time when such right of holders of Series D
              Preferred Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series D Preferred Stock then outstanding shall, call a special meeting of holders of such Series D Preferred Stock for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation; provided, that the holders of Series D Preferred Stock receive notice of such meeting and their right to vote thereat.

                 (iii) Whenever the number of directors of the Corporation
              shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series D Preferred Stock. No such action shall impair the right of the holders of Series D Preferred Stock to elect and to be represented by two directors as provided in this section.

                 (iv) The two directors elected as provided in this section shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series D Preferred Stock. If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term in each case be filled by appointment made by the remaining director elected as provided in this section.

       (7) Restrictions on Transfer. The shares of Series D Preferred Stock shall not be transferable (other than by will or the laws of descent), except that such shares may be transferred with the consent of the Board of Directors of the Corporation.

       (8) No Conversion Rights. The holders of shares of Series D Preferred Stock shall not have the right to convert such shares into other securities of the Corporation.

     SEVENTH: BOARD OF DIRECTORS. Subject to the rights of holders of Preferred Stock to elect additional directors under certain circumstances, the Corporation shall be governed in accordance with the following provisions:

       (A) The Board of Directors of the Corporation shall consist of not less than seven and not more than fifteen members. The exact number of directors within such minimum and maximum shall be fixed solely by the Board of Directors. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the Annual Meeting of Stockholders held in 2002, another class to hold office initially for a term expiring at the Annual Meeting of Stockholders held in 2003, and another class to hold office initially for a term expiring at the Annual Meeting of Stockholders held in 2004, with the members of each class to hold office until their successor have been duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

       (B) Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the by-laws.

       (C) Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     EIGHTH: BY-LAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation of the Corporation. The stockholders may not amend the by-laws of the Corporation without the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class.

     NINTH: INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee or representative or in any other capacity while serving as a director, officer, trustee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in this Article Ninth with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     In addition to the right to indemnification conferred in this Article Ninth, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Ninth or otherwise.

     If a claim under this Article Ninth is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Ninth or otherwise shall be on the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or directors or otherwise.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Ninth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     The rights conferred upon indemnitees in this Article Ninth shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article Ninth that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

     TENTH: LIMITATION OF DIRECTORS' LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Tenth shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     ELEVENTH: MEETINGS OF STOCKHOLDERS. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

     TWELFTH: CORPORATE ACTIONS. All rights to vote and all voting power shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided by the Board of Directors in connection with the issuance of any shares of Preferred Stock pursuant to Article Sixth of this Certificate of Incorporation or as otherwise expressly required by the law of the State of Delaware. At every meeting of stockholders duly called and held at which a quorum is present (i) in all matters other than the election of directors, a majority of the votes that could be cast at the meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes that could be cast at the meeting upon the election, by the holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation or by the law of the State of Delaware, to decide the question or election.

     THIRTEENTH: QUORUM. Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the question shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

     Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.


     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting rights of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting, provided that they represent at least one third of the voting rights of the shares entitled to vote at such meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     FOURTEENTH: COMPROMISES/ARRANGEMENTS WITH CREDITORS/
  STOCKHOLDERS. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed by the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
  Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     FIFTEENTH: AMENDMENT. Subject to the provisions hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     * * *

   IN WITNESS WHEREOF, this Certificate of Incorporation which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General
Corporation Law, has been executed by a duly authorized officer on this   day
of      , 2001.

                                          ARAMARK Corporation

                                          By: _________________________________

                                             __________________________________

                                             __________________________________

                                                                         Annex D
               QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS

   The following questions and answers will help you better understand the proposed transactions (the merger, the initial public offering (IPO) and the tender offer), and the impact that each of these transactions will have on you as a management stockholder.

   This is a preliminary document that contains ARAMARK's current position on these matters. The answers to these questions are not final and are subject to change during the course of the next several months.

   A more detailed description of the transactions and information related to them can be found in the proxy statement/prospectus. We urge you to read the entire proxy statement/prospectus carefully.

   These questions and answers have been stated in a conversational format: the questions are stated as if asked directly by an employee stockholder with an ARAMARK representative responding.

   This table of contents will help you locate the answers to specific questions that you may have.

                               TABLE OF CONTENTS

Topic                                                                       Q/A
-----                                                                      -----
Overview of the Transactions..............................................   1-6
Stock Currently Owned.....................................................  7-17
Unexercised Stock Options And Purchase Opportunities...................... 18-25
Future Stock Option Grants................................................ 26-28
Future Transfers of Stock.................................................    29
Future Sales of Stock..................................................... 30-35
Selling Stock in the Tender Offer......................................... 36-45
Selling Stock in the Public Market........................................ 46-47
Deferred Payment Program/Bank Loans....................................... 48-55
Taxes..................................................................... 56-59
Retirement Plans.......................................................... 60-63
Miscellaneous............................................................. 64-75

OVERVIEW OF THE TRANSACTIONS

Q1.  What is ARAMARK proposing?

A. ARAMARK is proposing to go public by selling newly issued common stock equal to approximately 15% of its outstanding stock to the public in an initial public offering (IPO).

Q2.  Why is ARAMARK going public?

A. Going public will position us for success in an increasingly competitive world while preserving our employee-owned and owner-managed culture and providing some liquidity for our employee stockholders.

Q3.  What are the basic elements of the proposal?

A.  There are three basic elements to the proposal:

   . The merger which creates a corporate structure appropriate for a publicly traded company (see "Description of Capital Stock, Certificate of Incorporation and Bylaws--Description of Our Certificate of Incorporation" on page 68 of the proxy statement/prospectus for a detailed description of the elements of this corporate structure.)

   .  The IPO which helps ARAMARK to raise additional capital, and

   . The tender offer which enables ARAMARK to provide additional liquidity for its stockholders.

Q4.  What has ARAMARK done so far?

A. After receiving unanimous approval for its proposals from the board of directors, ARAMARK filed registration statements with the Securities and Exchange Commission (SEC). (The SEC is the federal government agency that oversees securities offerings and securities markets.) The registration statements contain a prospectus for the IPO and a proxy statement/prospectus relating to the stockholder vote on the merger. The SEC has begun its review of the registration statements, and we have amended the registration statements to reflect responses to the SEC's initial comments and to include updates and corrections to certain of the information contained in the registration statements.

Q5.  What will happen next?

A. ARAMARK anticipates that the following events will occur over the next several months:

   . The SEC will complete its review and comment on the registration statements.

   . ARAMARK will ask stockholders to consider and approve the merger so that ARAMARK can proceed with the IPO. Stockholders will also be asked to approve a new equity incentive employee stock ownership plan and consent to the termination of the current stockholders' agreement.

   . If stockholder approval and consents are obtained, we will proceed with the IPO.

   . Promptly following the merger and the IPO, ARAMARK intends to conduct a tender offer to purchase a portion of the stock owned by employees and other pre-IPO stockholders.

Q6.  How and when will the initial public offering price be determined?

A. The initial public offering price will be determined by negotiations between ARAMARK and the investment bankers who are underwriting the IPO.

   We currently estimate that the initial public offering price will be between $21.00 and $23.00 per share. Please note that each old share of class B common stock will convert into two new shares of class A common stock. The actual price of the stock we offer may be outside that price range.

STOCK CURRENTLY OWNED

Q7.  What will happen to the class B common stock that I currently own?

A.  Your old class B common stock will be affected as follows:

   . Every share of old class B common stock that you own will automatically convert into two shares of new class A common stock.

   . Your new class A common stock will be divided equally as nearly as possible into three different classes of new class A common stock-- class A-1, class A-2 and class A-3.

Q8. What will be the difference between class A-1, class A-2, and class A-3 common stock?

A. The shares of class A-1, class A-2, and class A-3 common stock will be identical except for restrictions on when you can sell them. The sale restriction period is the length of time that must elapse before you can sell your class A common stock to the public.

   The applicable sale restriction periods will expire as follows:

                       Sale Restriction
            Class           Period
            -----   ----------------------
            A-1     180 days after the IPO
            A-2     360 days after the IPO
            A-3     540 days after the IPO

Q9.  Why will the sale of my stock be restricted?

A. It is a common practice to impose sale restriction periods on existing shares in connection with an IPO. The sale restriction periods will permit some period of trading of the new publicly traded stock to take place in the public market without the introduction of a significant number of additional shares, which could negatively impact the price. Sales of shares into the public market by employees and other current stockholders will be introduced slowly as the sale restriction periods expire. Our financial advisers tell us that these sale restriction periods will promote an orderly initial trading market for our new publicly traded stock.

Q10. Do I have to sell my shares in the tender offer or after the sale restriction periods expire?

A. No. The decision to sell is an individual one. ARAMARK still encourages employee ownership, but as with any investment in publicly held stock, the decision whether to sell or retain your shares is up to you.

Q11.  What will happen to the stock that I own if my employment terminates?

A. If your employment terminates, your class A-1, class A-2 and class A-3 shares will automatically convert into class B-1, class B-2 and class B-3 shares, respectively. The class B-1, class B-2 and class B-3 common stock will be subject to the same sale and transfer restrictions as the original class A-1, class A-2 and class A-3 common stock, but will not have multiple voting rights.

   Terminated stockholders will have an opportunity to participate in the tender offer, and will remain subject to the same sale restrictions. After the sale restriction periods expire, you may sell shares into the public market.

Q12. What must I do to convert my old class B common stock into new class A common stock?

A. Nothing. In the merger, your shares will be converted automatically, and no action will be required on your part.

Q13.  Will I receive new stock certificates?

A. ARAMARK will continue its current practice of issuing shares in uncertificated form. Promptly after the merger, you will receive a statement of the shares that you own after the merger. If you hold shares in the form of a certificate, your old certificate will be cancelled.

Q14. What should I do with the old class B stock certificates that I currently hold?

A. Nothing. After the merger, the certificates will be null and void, and you should mark them cancelled to avoid any future confusion.

Q15.  What happens to the stock held by my permitted transferees?

A. Generally, stock held by your permitted transferees will be treated in the same way as the stock which you own as an employee and will be subject to the same sale restrictions.

Q16. What are the differences between the old class B common stock that I own now and the new class A common stock that I will own after the merger?

A. The following table summarizes the more significant differences between the old class B common stock and the new class A common stock.

                            Old Class B Common Stock       New Class A Common Stock
                         ------------------------------ ------------------------------
                          Currently owned by employee      To be owned by employee
                                  stockholders          stockholders after the merger
Trading market and sale  No sales or transfers except   Initially, no sales or
 restrictions:           as permitted under the         transfers except for sales in
                         stockholders' agreement        the proposed tender offer and
                         including permitted transfers  except for permitted transfers
                         to family members, to          including to family members,
                         charities and for estate       to charities and for estate
                         planning purposes.             planning purposes.

                                                        Prohibitions on hedging
                                                        transactions, including buying
                                                        a "put" option or selling a
                                                        "call" option. A hedging
                                                        transaction is a transaction
                                                        where you effectively lock in
                                                        a sale price to avoid the risk
                                                        of a future price decrease.

                         Sales to ARAMARK at the        After the expiration of the
                         appraisal price can be made in applicable sale restrictions, the internal market subject to your new class A shares will
                         the Company's discretion.      be freely tradeable and will
                                                        convert upon sale into the
                                                        unrestricted new class B
                                                        shares. There will no longer
                                                        be an internal market.

Voting rights:           One vote per share.            Ten votes per share.

Forced sale:             Stock owned by you and your    None.
                         permitted transferees is
                         subject to "call" by ARAMARK.
                         If you terminate your
                         employment, the stock is
                         repurchased at the most recent
                         appraisal price.

Put:                     Under the stockholders'        None.
                         agreement, upon your death,
                         disability or normal
                         retirement up to 30% of your
                         shares can be "put" to ARAMARK
                         for sale for cash at the most
                         recent appraisal price. The
                         "put" is subject to the
                         limitations of ARAMARK's
                         credit agreement.

Q17. What are the differences between new class A common stock that I will own after the merger and the new class B common stock that will be offered to the public?

A. The following table summarizes some of the significant differences between the new class A common stock and the new class B common stock.

                            New Class A Common Stock       New Class B Common Stock
                         ------------------------------ ------------------------------

                            To be owned by employee         To be owned by public
                         stockholders after the merger    stockholders after the IPO

Trading market and sale  Initially, no sales or         Class B common stock purchased
 restrictions:           transfers or hedging           on the New York Stock Exchange
                         transactions except for sales  (ticker symbol RMK) is freely
                         in the proposed tender offer   tradeable like any other
                         and except for permitted       publicly traded security.
                         transfers including to family
                         members, to charities and for
                         estate planning purposes.

                         If you terminate your          Class B-1, B-2 and B-3 common
                         employment during the sale     stock resulting from the
                         restriction periods, then on,  conversion from class A common or in some instances up to 180 stock is subject to the sale
                         days after, your termination   restrictions of the original
                         date, your class A-1, A-2 and  class A common stock.
                         A-3 common stock will be
                         converted to class B-1, B-2
                         and B-3 common stock. These
                         shares of class B common stock
                         will have the same sale
                         restrictions that are imposed
                         on the class A common stock.

                         After the expiration of the
                         applicable sale restrictions,
                         your new class A common stock
                         will be freely tradeable and
                         will convert upon sale into
                         the unrestricted new class B
                         common stock.

Voting rights:           Ten votes per share.           One vote per share.

UNEXERCISED STOCK OPTIONS AND PURCHASE OPPORTUNITIES

Q18. What happens to my unexercised outstanding stock options and purchase opportunities?

A. Generally, they will be adjusted for the merger but otherwise will not change. Each purchase opportunity for one share of old class B common stock will be converted into a purchase opportunity for two shares of new class A stock, and the exercise price (grant price) per share will be divided by two.

    For example, an outstanding purchase opportunity for one share of old class B common stock at an exercise price of $15.00 per share will convert into a purchase opportunity for two new shares of class A common stock at an exercise price of $7.50 per share.

   When you exercise your options and purchase opportunities, the number of shares issued will be divided equally as nearly as possible without issuing fractional shares among class A-1, class A-2 and class A-3 common stock. These shares will also be subject to the same sale restrictions as the shares you receive in the merger. When you exercise your options and purchase opportunities after the sale restriction periods have expired, the shares you receive will be convertible into shares of class B common stock which are freely tradeable in the public market.

Q19. How will I exercise the unexercised options and purchase opportunities that I hold?

A. The exercise process will not change. As usual, you will be required to complete the necessary forms and submit them along with payment for the cost of the stock and estimated withholding tax to ARAMARK. After your forms have been processed, ARAMARK will issue your shares of new class A common stock.

Q20.  When will I be able to exercise my existing grants?

A. For unexercised installment stock purchase opportunity grants (ISPOs), the exercise schedule will not change after the IPO. ISPO exercises will continue to occur between December 15 and January 15 as shown on your grant certificate.

   After the IPO, cumulative installment stock purchase opportunities (CISPOs) and Stock Purchase Opportunity (SPOs), will no longer be limited to the December 15 - January 15 exercise period. You will be able to exercise them at any time after they are vested and prior to their expiration.

Q21.  How will I know the market price when I exercise?

A. ARAMARK anticipates that the market price for shares of class A common stock will be the same as the market price for publicly traded class B common stock, which will be listed on the New York Stock Exchange (ticker symbol RMK). The market price for unrestricted class B common stock should be generally available from newspapers and on the Internet. The specific procedures will be addressed in the exercise forms.

Q22. Will I receive new grant certificates for my unexercised stock options and purchase opportunities?

A. No. You will not receive new grant certificates, but you will receive a statement that lists all of your outstanding options and purchase opportunities.

Q23. After the sale restriction periods expire, how can I sell my shares of class A common stock?

A. If you wish to sell your shares of class A common stock, they will be converted into class B common stock when you sell them on the New York Stock Exchange (or another national securities market) through a stockbroker.

Q24. What will happen to my unexercised stock options and purchase opportunities, if my employment terminates?

A. The provisions of your stock options and purchase opportunities relating to termination of employment will remain the same. Upon termination of employment, stock options and purchase opportunities that have not vested will expire. Stock options and purchase opportunities that have vested will be exercisable in accordance with their terms. If you leave before the sale restriction periods expire, you will be issued new class B-1, B-2 and B-3 common stock when you exercise. If you leave after the sale restriction periods expire, you will receive new class B common stock when you exercise.

Q25. Will ARAMARK continue to make grants under the existing stock ownership plans?

A. No. ARAMARK anticipates that all future grants will be made under the terms of the new equity incentive plan, discussed below. You will, however, be able to exercise the outstanding shares in the grants that you currently own in accordance with the terms of those grants.

FUTURE STOCK OPTION GRANTS

Q26.  Will we have a new employee incentive stock plan?

A. Yes. The ARAMARK 2001 Equity Incentive Plan is the new stock ownership plan that is being proposed by the board of directors for approval by ARAMARK stockholders. ARAMARK anticipates that if this plan is approved, future stock options will be granted under this new plan. Specific information about the terms of any grants will be made available at the time any such stock options are awarded.

Q27.  When will options be granted under this plan?

A. ARAMARK anticipates that options under this plan will be awarded, from time to time, at future meetings of the board.

Q28. What will the price be for any new grants awarded under this new plan after the IPO?

A. ARAMARK expects that the price will be based on the market price of the publicly traded new class B common stock in effect on the date of the grant.

FUTURE TRANSFERS OF STOCK

Q29. Will I be able to transfer stock after the transactions are complete but before the sale restriction periods expire?

A. Generally no. You will be able to make permitted transfers to family members and for estate planning purposes, as you can now. The specific details of the transfer restrictions are described in detail in the proxy statement/prospectus which you should read carefully. Your permitted transferees will continue to be subject to the sale restriction periods for the stock they receive.

FUTURE SALES OF STOCK

Q30. Can I sell shares in the internal market between now and the completion of the IPO?

A. No. SEC rules prohibit ARAMARK from purchasing your shares between now and the completion of the IPO. As a result, the Company has cancelled the June 15, 2001 - July 16, 2001 and September 15, 2001- October 15, 2001 internal markets.

   ARAMARK realizes that this could cause hardship to employees who may need liquidity during this extended period. ARAMARK has addressed this issue in two ways:

   . It intends to offer to purchase for cash a portion of your shares in a tender offer promptly following the IPO, and

   . ARAMARK may provide emergency loans for employee stockholders on terms similar to the terms of the deferred payment loans, prior to the IPO. The decision whether to grant such loans will be made on a case-by-case basis.

Q31.  Will there be an internal market after the IPO?

A. No. We anticipate that the internal market will no longer be offered. You will be able to sell shares to the Company in the tender offer and into the public market at any time after each sale restriction period expires.

Q32.  Will the emergency buyback program still be available to me?

A. Yes. After the tender offer, ARAMARK anticipates that it will continue the emergency buyback program until the expiration of the sale restriction period on the class A-1 common stock which will occur 180 days after the IPO.

Q33. Will I be permitted to enter into a hedging or insurance transaction to avoid the risk of my shares decreasing in value during the applicable sale restriction period?

A. No. You will be prohibited from buying a "put" option, selling a "call" option, selling short or entering into any other hedging or insurance transaction relating to your restricted class A common stock and class B-1, B-2 and B-3 common stock during the applicable sale restriction period.

Q34. Will ARAMARK still buy my shares under the stock repurchase policy if my employment terminates?

A. No. We anticipate that the stock repurchase policy will not be continued. Since we will be a public company, you may sell shares into the public market as sale restriction periods expire.

Q35. Will I or my estate still be able to require ARAMARK to repurchase my shares upon my retirement, death or disability?

A. No. That "put" right is a provision of the current stockholders' agreement which will be terminated. However, until the sale restriction periods expire, ARAMARK will consider waiving the sale restrictions or repurchasing the shares upon the death of an employee stockholder in order to pay any estate taxes and expenses.

SELLING STOCK IN THE TENDER OFFER

Q36.  What is an issuer tender offer?

A. An issuer tender offer is a formal offer by a company to repurchase some of its shares from its stockholders.

Q37.  When will the tender offer take place?

A. ARAMARK intends to launch the tender offer promptly after completion of the IPO.

Q38.  Can I sell stock in the tender offer?

A. Yes. ARAMARK intends to make the tender offer available to all holders of its new class A common stock, including all management stockholders, their permitted transferees, its retirement plans and all outside stockholders who owned shares prior to the merger. New class B shares purchased in the IPO or in the public market after the IPO will not be eligible for participation in the tender offer.

   If your employment terminates prior to the completion of the tender offer, you will be able to participate in the tender offer.

Q39.  Do I have to sell shares in the tender offer?

A.  No. The decision whether to sell or retain your shares is up to you.

Q40.  How many shares can I sell in the tender offer?

A. ARAMARK anticipates that you, and other pre-IPO stockholders, will be able to sell in the tender offer up to 10% and possibly up to 13% of your shares. In this manner, tenders of up to 10% of a stockholder's shares will be accepted, and to the extent some stockholders tender less than 10% of their shares of class A commons stock, then this shortfall will be allocated to the stockholders that have tendered more than the 10% amount (but no more than 13%) on a pro rata basis.

    The percentage will be set by the board of directors at the time the tender offer is launched. The board will take into consideration the amount of the net proceeds received from the IPO and the market price per share of the new class B common stock at the time of the tender offer. No final decision will be made until the time the tender offer is launched, and even then, ARAMARK could change the terms of the tender offer prior to its completion. ARAMARK cannot assure you that the tender offer will occur on these terms.

Q41.  What shares can I sell in the tender offer?

A. You may tender as many shares of class A-1 common stock as you want, subject to the maximum percentage of stock you are allowed to tender. Of the shares of class A common stock you tender, no more than a third may be shares of class A-2 common stock and no more than a third may be shares of class A-3 common stock. Your determination of which shares, if any, to sell has important tax and other consequences. We urge you to consult your tax advisor.

    If you choose to sell the shares pledged to your bank as collateral for a loan, you must obtain authorization from your bank to release the shares. The bank may allow you to substitute non-pledged shares for pledged shares in order to release those shares for sale.

Q42.  What will be the tender offer price?

A. ARAMARK anticipates that the price offered will be equal to the initial offering price in the IPO. However, no final decision will be made until the time the tender offer is launched, and even then, ARAMARK could change the terms of the tender offer prior to its completion.

Q43.  When will the tender offer be completed?

A. Under the rules of the SEC, the tender offer must remain open for at least 20 business days after it begins. ARAMARK anticipates that the expiration date will be 20 business days after commencement. However, no final decision will be made until the time the tender offer is launched, and even then, ARAMARK could change the terms or extend the tender offer prior to its completion.

Q44.  When will I get paid for the shares I sell in the tender offer?

A.  ARAMARK will pay you promptly after the expiration of the tender offer.

Q45.  When will I learn about the actual terms of the tender offer?

A. All of the terms and conditions of the tender offer, including detailed instructions of how to participate, will be contained in the tender offer materials that will be distributed to you at the time the tender offer begins. You should read those materials carefully before you decide whether or not to participate in the tender offer because they will contain important information. ARAMARK will file a Schedule TO (containing the tender offer materials) with the SEC at that time. The Schedule TO as well as other filings of ARAMARK with the SEC will also be available at the web site maintained by the SEC: http://www.sec.gov.

SELLING STOCK IN THE PUBLIC MARKET

Q46.  When will I be able to sell shares in the public market after the IPO?

A. You will not be able to sell any shares for at least 180 days after the IPO, as these shares will be subject to sale restriction periods. If you want to sell your new class A common stock after the sale restriction periods expire, it will automatically be converted into class B common stock when you sell on the New York Stock Exchange (or another national securities market) through a stockbroker.

Q47. Will there be recommended brokers that I should use to sell my stock? Will I pay a fee?

A. ARAMARK intends to establish relationships with several brokers who will be familiar with its stock ownership program. You may wish to work through one of these brokers, but are not obligated to do so. Fees are at the discretion of each broker, as is the case with any brokerage arrangement for publicly traded security transactions.

DEFERRED PAYMENT PROGRAM/BANK LOANS

Q48.  Will the deferred payment program still be offered?

A. Yes. The Company anticipates that the deferred payment program will still be offered for the December 2001 - January 2002 exercise period with substantially the same provisions as before the merger. However, as with many matters related to the stock ownership program, ARAMARK has not yet made a final decision. ARAMARK may not offer the deferred payment program in subsequent years.

   The deferred payment program currently allows employees to defer payment to ARAMARK of a portion of the exercise price and required withholding taxes at the time of exercise of employee stock options. The employee's obligation to make the payment at a future time is referred to as a deferred payment obligation.

Q49.  What will happen to my outstanding deferred payment obligations?

A. ARAMARK believes that the terms of your current deferred payment obligations will remain in effect.

Q50. What will happen to those shares that are held as collateral for my obligations under the deferred payment program?

A. There will be no change to the collateral requirements under the program. The shares currently held as collateral for deferred payment obligations are referred to as pledged shares. Like all other shares of old class B common stock, the pledged shares will convert into new class A common stock in the merger and will be subject to the sale restrictions periods described above.

   At the time these pledged shares become eligible for sale, whether in the tender offer or when the sale restriction periods end, you may choose to sell these pledged shares. The proceeds of the sale of pledged shares will be distributed to you after the associated deferred payment obligation is paid off, as contemplated by the terms of the obligation. Alternatively, you can substitute with us shares that are not subject to any pledge or other liens for the pledged shares associated with a deferred payment obligation in order to release those shares for sale without paying off the obligation.

   Of course, you can always elect to apply any proceeds from sold shares that are not held as collateral to pay off your outstanding deferred payment obligation(s).

   We anticipate that you will be receiving more information concerning any repayment requirement or election. We urge you to consult your tax and financial advisors.

Q51. Will ARAMARK continue to permit rollovers of existing deferred obligations?

A.  ARAMARK anticipates that it will offer this program one more time in 2002.

Q52. Can I sell restricted pledged shares to meet my deferred payment obligations in an emergency?

A. No. During the sale restriction periods, you cannot sell your restricted shares to meet your deferred payment obligations.

Q53. Will I still be able to pledge shares during the applicable sale restriction period?

A. Yes. You will be permitted to make bona fide pledges to ARAMARK, commercial banks, saving and loan institutions or any other lending or financial institution as security for your indebtedness to such lenders. However, your lender will be subject to the same sale restriction periods.

Q54. What will happen to my personal bank loans and the shares my bank is holding as collateral?

A. Any decision concerning your personal bank loans will be made by your bank. ARAMARK has talked to the primary lending banks and understands that they will be providing each employee borrower with an explanation of their policies regarding loans secured by ARAMARK stock.

Q55. Will my bank offer personal loans to finance future options or purchase opportunity exercises?

A. Any decision concerning future bank loans will be made by your bank. ARAMARK has talked to the primary lending banks about the proposed transactions and understands that the primary lending banks will be offering a stock purchase financing program for the next exercise period.

TAXES

Q56.  Will there be U.S. federal income tax consequences from the merger?

A. No. ARAMARK has received the opinion of its counsel that the merger and the resulting conversion of your shares into new class A common stock will not be taxable events for U.S. federal income tax purposes.

Q57. Will there be non-U.S. tax consequences from the merger for a non-U.S. resident stockholder who is not a U.S. citizen?

A. The tax consequences of the merger to stockholders outside the U.S. will vary depending on the jurisdiction. Based on the advice ARAMARK has received from its tax advisors, it believes:

   . For stockholders subject to tax in Belgium, Canada, Hungary and the United Kingdom, the merger will not be a taxable transaction.

   . For option holders in Belgium, however, our advisors caution that the current law on stock options is not clear on the tax consequences of a merger and that it could be seen as a taxable transaction. Based on the current law, the conversion of options on a merger may indeed technically be considered as a new offer of options giving rise to taxation.

   . For stockholders subject to tax in Germany who hold the stock as private assets as opposed to business assets (which should be the case for employee stockholders), the merger may be deemed a taxable sale of your old class B common stock, in which case gain is measured by the difference between the value of your old class B common stock at the time of the merger and your basis in that stock. Your basis in old shares of class B common stock equals the appraisal price of those shares at the time you acquired them. We understand that all gains realized from the deemed sale of stock held for more than 12 months (the period between the acquisition and the merger) are exempt from German taxation. With respect to stock held for 12 months or less, taxation occurs upon the deemed sale of the shares (i.e. upon the merger), however, only 50% of the gains realized from such deemed sale are subject to taxation. There is an exemption of DM999.99, i.e. if all short-term capital gains realized in one calendar year are below DM1,000, they are tax-free. If all such gains total DM1,000 or more, 50% of the entire gains are subject to taxation. Tax on any taxable capital gains will be assessed using the ordinary personal income tax rates, in addition, solidarity surcharge and possibly church tax become payable. If the stock is held as business assets, a different tax treatment would apply.

   . For stockholders subject to tax in Mexico, our advisors have told us that a merger of non-Mexican entities, such as the one that will occur in our transaction, may be a taxable event.

   . For stockholders subject to tax in Spain, there will be no Spanish tax consequences of the merger. Our advisors caution, however, that the law and regulation upon which this belief is based has recently undergone revision and, thus, is not entirely clear. It is possible that the merger may be a taxable transaction in Spain. The Company, with its tax advisors, is continuing to seek clarification of the law on this point and will update this answer.

   Tax matters in every country are complicated and may depend upon your circumstances. You are strongly urged to consult your tax advisor concerning the tax consequences to you of the merger.

Q58.  What will be the tax basis of my new shares?

A. For stockholders subject to tax in the United States, Belgium, Hungary, Spain or the United Kingdom, your tax basis in your new class A common stock will be equal to your tax basis in your old class B common stock.

   For stockholders subject to tax in Canada, your adjusted cost basis in your new class A common stock will be equal to your adjusted cost basis in your old class B common stock and the adjusted cost basis of each share within a class of new class A common stock will be the average of the cost bases of all shares of stock within that class held by that taxpayer. Thus, every share of new class A-1 common stock held by a shareholder will have the same basis as every other share of new class A-1 common stock held by that shareholder, each share of new class A-2 common stock will have the same basis to that shareholder and each share of new class A-3 common stock will have the same basis to that shareholder.

   For stockholders subject to tax in Germany, your tax basis in your new class A common stock will be equal to the value of your current class B common stock at the time of the merger, which is the amount measured against your basis to determine your gain on the merger.

   For stockholders subject to tax in Mexico, you should consult your tax advisor to determine what effect there will be on your basis in new class A common stock, if any, if you are subject to tax in the merger.

   After the completion of the merger, ARAMARK will send you a new Shares Owned Report which will reflect all new class A common shares owned and our estimate of the tax basis of those shares. Your records may differ. You should review this with your tax advisor.

Q59.  What will be the tax consequences of selling stock in the tender offer?

A. For U.S. stockholders, the disposition of shares sold in the tender offer will generally give rise to capital gain or loss measured by the difference between the amount received and your basis in the tendered shares. The U.S. federal income tax consequences of selling shares in the tender offer will be described more fully in the Schedule TO (containing the tender offer materials) to be filed by ARAMARK with the SEC.

   For stockholders subject to tax in Belgium, ARAMARK understands that any gain is exempt from the Belgian income tax.

   For German taxpayers who hold the stock as private assets as opposed to business assets (which should be the case for employee stockholders), we understand that all gains realized from the sale of stock held for more than 12 months (period between merger and tender offer) are exempt from German taxation. With respect to stock held for 12 months or less, taxation occurs upon sale of the shares, however, only 50% of the gains realized from such sale are subject to taxation. There is an exemption of DM999.99, i.e. if all short-term capital gains realized in one calendar year are below DM1,000, they are tax-free. If all such gains total DM1,000 or more, 50% of the entire gains are subject to taxation. Tax on any taxable capital gains will be assessed using the ordinary personal income tax rates, in addition, solidarity surcharge and possibly church tax become payable. If the stock is held as business assets, a different tax treatment would apply.

   For Canadian taxpayers, we understand that the sale of shares in the tender offer will be a taxable event in which the amount by which the sale price exceeds (or is exceeded by) the adjusted cost base of the shares plus any costs of sale will be treated as capital gain (or capital loss), provided that the shares are held as capital property.

   For Hungarian taxpayers, we understand that on the sale of the shares in the tender offer, the individual will be subject to capital gains tax of 20% on the difference between the sales proceeds and the his or her basis in the shares.

   For Mexican taxpayers, we understand that the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares may be treated as capital gain or loss. We understand that capital gains may be taxed in Mexico at the same rates as ordinary income but that certain adjustments to the tax basis of the stock may be made, increasing that basis and offsetting the effects of inflation during the period you held the stock.

   For Spanish taxpayers, we understand that the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares may be treated as capital gain or loss. We understand that capital gains may be taxed in Spain under several alternative rules, depending on how long you held the shares. If the aggregate sale price for the shares that you are selling is more than 1,000 ptas., then you are also required to complete form B3 and file it with a registered financial entity. Accurate reporting of the transaction is your obligation. You should consult with your tax advisor to help you complete and file any required forms and notices.

   For United Kingdom taxpayers, we understand that selling shares is a taxable event under capital gains rules. Capital gains tax would be calculated on the proceeds less your basis in the shares sold. We understand that the amount of capital gain chargeable to tax may be reduced based on the number of years the stock has been held, whether you acquired or held the shares as an employee during this period, and, further, that an annual exemption, currently (Pounds)7,500, may be available to offset this charge.

   Tax matters in every country are complicated and may depend on your circumstances. You are strongly urged to consult with your tax advisor concerning the tax consequences to you of the tender offer.

RETIREMENT PLANS

Q60.  What will be the effect of the merger on the 401(k) plans?

A. Each share of old class A common stock currently held by the 401(k) plans will be converted into 20 shares of new class A-1 common stock. Plan participants will receive more information at a later date.

Q61.  Will ARAMARK continue to contribute shares to the 401(k) plans?

A. Yes. However, ARAMARK may contribute cash in lieu of shares to address liquidity needs of the plans.

Q62.  What will be the effect of the merger on the Stock Unit Retirement Plan
      (SURP)?

A. Currently ARAMARK's match in the SURP is in units that represent the right of the participant to receive from ARAMARK shares of old class B common stock at the time he or she receives a distribution. These units are called deferred stock units or DSUs. In the merger, each deferred stock unit (DSU) for one share of old class B common stock will be converted into two DSUs for shares of new class A common stock. In addition, because the stockholders' agreement will be terminated, upon termination of employment, participants will receive, for the DSUs in their accounts, the actual shares rather than the value of such shares paid in cash. After the sale restriction periods expire, the recipient may sell his or her shares.

   ARAMARK has adopted a new stock unit retirement plan that will be effective for periods after the merger and the IPO. The terms of the new plan will be substantially similar to those of the existing plans.

Q63.  Will the 401(k) plans participate in the tender offer?

A. No. Because of restrictions under ERISA applicable to the 401(k) plans, the plans may not be able to sell shares in the tender offer. Instead of participating in the tender offer, the trustee of the 401(k) plans will have the opportunity to sell to ARAMARK prior to the tender offer the same number of shares that the plans would otherwise have sold in the tender offer.

MISCELLANEOUS

Q64.   Will ARAMARK's relationships with clients, customers, suppliers and employees change?

A. No. A key to our success will continue to be the strong relationships that we maintain with each of these partners.

Q65. Will the members of ARAMARK's executive management or board of directors change?

A. No. We do not anticipate any changes to our executive management or our board. However, as a result of the merger and as described in the proxy statement/prospectus, instead of being elected every year, the ARAMARK's directors will be elected for three-year terms and as a result only one-third will be elected each year.

Q66. Will ARAMARK's employee stockholders still maintain an economic and a voting majority after the merger, IPO and stock buyback are complete?

A. Yes. Employee stockholders and the 401(k) plans will hold more than 76% of ARAMARK's total outstanding common stock and approximately 89% of its total voting power, assuming the merger, IPO and stock buyback go forward as currently contemplated.

Q67.  Will ARAMARK still encourage employee ownership?

A. Yes. ARAMARK believes that it is important for its managers and employees to continue to have a significant investment in ARAMARK so that they will be motivated to strive for its continued success and share in its potential rewards. After the initial transactions are complete, employees and the 401(k) plans will still own more than 76% of ARAMARK's common stock.

Q68.  What happens if ARAMARK's stockholders do not approve the transactions?

A. If stockholder approval is not obtained, the merger, IPO and tender offer will not occur, and the stockholders' agreement will not be terminated. ARAMARK will remain private and will continue to operate its business as it has in the past. In addition, the current features of the employee stockholder ownership programs will not change.

Q69. Can the board of directors cancel the transactions even if the stockholders approve them?

A. Yes. If at any time the board of directors decides that it is not of the best interest of ARAMARK and its stockholders to proceed, the board will terminate the transactions.

Q70.  What will happen to the ARAMARK name?

A.  ARAMARK's name will remain the same. "ARAMARK Corporation."

Q71.  Are there any risks as a result of the IPO?

A. Yes. The value of your stock will be subject to the ups and downs of the stock market. Initially there also will be restrictions on when you can sell your shares which may create some risk for you.

    ARAMARK will continue to be subject to the risks its business faces every day. More significant risks are discussed in the proxy statement/prospectus under "Risk Factors" beginning on page 14. You should review these risks carefully.

Q72.  Did ARAMARK consider any other options besides an IPO?

A. ARAMARK's senior management considered other possible strategic alternatives and concluded that pursuing the IPO would be the best way to accomplish its goals.

Q73. What percentage of the stockholder vote is required to approve these matters?

A. A majority of ARAMARK's outstanding shares must be voted in favor of the merger. A majority of the shares present and entitled to vote at the special meeting is required to approve the 2001 Equity Incentive Plan. These votes will take place at a special stockholders meeting.

Q74.  Will ARAMARK pay dividends after the IPO?

A. No. ARAMARK does not currently intend to begin paying cash dividends after the IPO. However, the declaration of future dividends on ARAMARK's common stock, if any, will be subject to the discretion of the board of directors, and will depend on, among other things, the results of operations, cash requirements, financial condition, contractual restrictions and other factors the board of directors may deem relevant.

Q75. ARAMARK is proposing to cancel the stockholders' agreement in connection with the proposed public offering. What is the procedure to cancel the stockholders' agreement?

    In order to cancel the stockholders' agreement, we must receive written consents from a specified number of management investors and from a specified number of outside investors. The consents are separate from the proxy and are irrevocable; even if you revoke your proxy, your consent may not be withdrawn.

    Management investors are employees or former employees who own shares or whose transferees own shares. Note that the management investor is the employee only, rather than his or her transferees or spouse when the shares are held jointly. Therefore the consent needs to be signed by the employee only unlike the proxy which needs to be signed by the record owner, whether the record owner is a transferee or two individuals when shares are held jointly.

    Outside investors are those stockholders who own class A shares, other than the 401(k) plans and management investors. The 401(k) plans are not parties to the stockholders' agreement and former employees who own class A shares are still considered management investors.

    In order to cancel the stockholders' agreement, we must receive signed consents from management investors who hold, in combination with their transferees, at least half of the shares held by management investors and their transferees. In addition, we must receive signed consents from outside investors who hold at least three-fourths of the shares held by outside investors.

                                                                        Annex E

                      ARAMARK 2001 EQUITY INCENTIVE PLAN

1. Purpose of the Plan

   The purpose of the Plan is to aid the Company and its Affiliates in recruiting, retaining and rewarding key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

   The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

     (b) Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

     (c) Award: An Option, Stock Appreciation Right or Other Share-Based Award granted pursuant to the Plan.

     (d) Beneficial Owner: A "beneficial owner," as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

     (e) Board: The Board of Directors of the Company.

     (f) Change in Control: The occurrence of any of the following events:

       (i) any Person (other than (A) a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the date that the Company completes an initial public offering of its class B common stock (a "Pre-Existing Shareholder"), (B) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing (I) 20% or more of the combined voting power of the Company's then-outstanding securities and (II) more of the combined voting power of the Company's then-outstanding securities than the Pre-Existing Shareholders in the aggregate;

       (ii) during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes an initial public offering of its class B common stock), individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control under
    (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

       (iii) the consummation of any transaction or series of transactions resulting in a merger or consolidation in which the Company is involved, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

       (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets; or

       (v) any other transaction so denominated by the Board.

     (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

     (h) Committee: The Human Resources, Compensation and Public Affairs Committee of the Board, or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan.

     (i) Company: ARAMARK Worldwide Corporation, a Delaware corporation.

     (j) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

     (k) Fair Market Value: On a given date, (i) if there should be a public market for the relevant Shares on such date, the arithmetic mean of the high and low prices of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of such Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of such Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the class B common stock of the Company, the Fair Market Value of the shares on the date of such initial public offering shall be the price at which the initial public offering was made; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

     (l) ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

     (m) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

     (n) Option: A stock option granted pursuant to Section 6 of the Plan.

     (o) Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

     (p) Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.

     (q) Participant: An employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

     (r) Performance -Based Awards: Certain Other Share-Based Awards granted pursuant to Section 8(b) of the Plan.

     (s) Person: A "person," as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

     (t) Plan: The ARAMARK 2001 Equity Incentive Plan.

     (u) RSU: A restricted stock unit, granted pursuant to Section 8 of the Plan, that represents the right to receive a Share.

     (v) Shares: Shares of class A (including but not limited to class A-1, class A-2 or class A-3) common stock or class B (including but not limited to class B-1, class B-2 or class B-3) common stock of the Company, subject to coordination with Section 9 hereof.

     (w) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

     (x) Subsidiary: Any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has an equity interest, in either case as determined by the Committee.

3.  Shares Subject to the Plan

   The total number of Shares of class A and class B common stock that may be used to satisfy Awards under the Plan initially is 30 million, with an additional 3% of the sum of the class A and class B common stock of the Company that is outstanding as of the end of the prior year becoming available under the Plan on each January 1 following the adoption of the Plan, for so long as the Plan is in effect. Subject to coordination with Section 8(b), the maximum number of Shares of either class A or class B common stock for which any Award may be granted during a calendar year to any Participant shall be 3 million, and the maximum number of Shares of class A and class B common stock that may be used to satisfy Awards that are intended to be ISO's shall be 30 million. The Shares may consist, in whole or in part, of unissued Shares or previously-issued Shares. The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan. If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company, only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum numbers of Shares available under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax-withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan.

4. Administration

   The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award. For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

5. Limitations

   No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

   Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

     (a) Option Price; Exercisability. Options granted under the Plan shall have an Option Price, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

     (b) Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this
  Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
  (i), (ii) or (iii) in the following sentence. Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may authorize the Company to make or facilitate loans to Participants to enable them to exercise Options. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant's spouse. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been recorded in the Company's register of shareholders, and, if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.

     (c) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have a per Share Option Price of less than the Fair Market Value of a Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and
  (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

     (d) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

     (e) Reload Options. At the discretion of the Committee, if a Participant uses Shares to pay the Option Price and/or arranges to have a portion of the Shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Participant may receive an Option, (a "Reload Option") to purchase the number of Shares equal to the number of Shares tendered to pay the Option Price and any Shares tendered or withheld to satisfy withholding taxes (but only if such Shares were held by the Participant for at least six months or such other period as established from time for time by the Committee or generally accepted accounting principles). Reload Options may be of any type of Option permitted under the Code and the Plan and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time, which may be different from or the same as those of the underlying Option. Reload Options shall have an Option Price that is not less than the Fair Market Value of shares as of the date of exercise of the underlying Option. Unless the Committee determines otherwise, a Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the underlying Option to which the Reload Option relates or the fifth anniversary of the date of the grant of the Reload Option, whichever occurs later.

7. Terms and Conditions of Stock Appreciation Rights

   (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

   (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Option Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

   (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

   (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, specify that payment will be made only in cash and provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8. Other Share-Based Awards

   (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares ("Other Share-Based Awards"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards;
(iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

   (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: earnings before interest and taxes, income, net income, earnings per Share, book value per Share, total shareholder return, return on shareholder's equity, expense management, return on investment, improvements in capital structure, profitability, profit margins, Share price, market share, sales, cost, cash flow, operating cash flow, free cash flow, working capital, return on assets, total business return and return on gross investment. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be U.S.$10 million or, if the Performance-Based Award is denominated in Shares, the per-Participant limit in
Section 3 shall apply. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events

   Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

     (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right, (iii) the maximum number of Shares for which any Award may be granted during a calendar year to any Participant and/or (iv) any other affected terms of any Award.

     (b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for: (i) the accelerated vesting or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

     (c) Termination of Employment. If an Award is made with respect to the class A common stock of the Company, then to the extent such Award is outstanding upon a Participant's termination of employment with the Company for any reason, whether or not vested, such Award automatically shall be adjusted and converted to an Award with respect to class B-1, B-2 or B-3 common stock of the Company, as the case may be; provided that such adjustment and conversion shall not affect the vested (or unvested) status of the Award, nor, if applicable, its status as an ISO. For avoidance of doubt, in all cases, the class A and class B common stock referred to in this Section 9(c) shall be subject to the adjustment provisions set forth in Sections 9(a) and 9(b) above.

10. No Right to Employment or Awards

   The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns

   The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12. Nontransferability of Awards

   Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Amendments or Termination

   The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) increase the maximum number of shares available for Awards under the Plan, including with respect to Performance-Based Awards, or (ii) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

14. International Participants

   With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15. Choice of Law

   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16. Effectiveness of the Plan

   The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability: for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law (unlawful dividends); or for transactions from which the director derived improper personal benefit.

   Our Certificate of Incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

   The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation, our By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

   We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

Item 21. Exhibits and Financial Statement Schedules

 (a) Exhibits.

   The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein:


  2**    Form of Agreement and Plan of Merger, dated as of      , 2001, between
         ARAMARK Corporation and ARAMARK Worldwide Corporation (included as
         Annex A to the proxy statement/prospectus).

  3.1 Restated Certificate of Incorporation of ARAMARK Corporation is incorporated by reference to Exhibit 3.1 to ARAMARK Corporation's
         Annual Report on Form 10-K for the fiscal year ended October 1, 1999.

  3.2** Form of Amended and Restated Certificate of Incorporation (post-merger) (included as Annex C to the proxy statement/prospectus).

  3.3 Corporate By-Laws, as ratified and approved February 8, 2000 are incorporated by reference to Exhibit 3.2 to ARAMARK Corporation's
         Annual Report on Form 10-K for the fiscal year ended October 1, 1999.

  3.4**  Form of Amended and Restated By-Laws (post-merger).

  4.1*** Amended and Restated Stockholders' Agreement dated as of December 14,
         1994 by and among ARAMARK Corporation and the parties identified on its books as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors".

  4.2*** Amended and Restated Registration Rights Agreement dated April 7, 1988 between ARAMARK Corporation and certain stockholders.

  4.3***  Amendment and Waiver to the Amended and Restated Registration Rights
          Agreement dated July 16, 2001 among ARAMARK Corporation and
          Metropolitan Life Insurance Company.

  4.4**   Form of Rights Agreement.

  4.5     7.0% Guaranteed Notes due July 15, 2006; Indenture dated as of July
          15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.6     6 3/4% Guaranteed Notes due August 1, 2004; Indenture dated as of
          July 15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.7     Indenture dated as of July 15, 1991, among ARAMARK Services, Inc.,
          ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK
          Corporation's Registration Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No.
          33-41357).

          Long-term debt instruments authorizing debt that does not exceed 10% of the total consolidated assets of ARAMARK are not filed herewith but will be furnished on request of the Commission.

  4.8***  Form of stock certificate for Class B common stock.

  4.9***  Form of stock certificate for Class A-1, Class A-2, Class A-3, Class
          B-1, Class B-2 and Class B-3 common stock.

  4.10*** Amendment and Waiver dated as of July 24, 2001 among ARAMARK
          Corporation and Ameritrust Co., TTEE, George Gund 1959 Trust C-2;
          Ameritrust Co., TTEE, George Gund 1959 Trust C-1; Gordon Gund/Grant
          Gund Trust and Gordon Gund/Zachary Gund Trust 10/1/1978.

  4.11*** Amendment and Waiver dated as of July 30, 2001 among ARAMARK
          Corporation and Lee F. Driscoll, III; Phoebe P. Driscoll; Patrick
          MCG. Driscoll; Helen Louise Driscoll, M.D.; and Lee F. Driscoll, III,
          Trust u/a/d 12/17/98 Phoebe Fisher, TTEE f/b/o C. Driscoll.

  4.12*** Form of Registration Rights Agreement among ARAMARK Worldwide
          Corporation and Joseph Neubauer and each of the other holders listed on Schedule 1 thereto (filed as Exhibit 4.13 to Amendment No. 1).

  5*** Form of Opinion of Simpson Thacher & Bartlett (consent included therein).

  8***    Form of Tax Opinion.

 10.1 1999 Employment Agreement with Joseph Neubauer is incorporated by reference to Exhibit 10.1 to ARAMARK Corporation's Annual Report on
          Form 10-K filed with the SEC on November 24, 1999, pursuant to the Exchange Act (File No. 001-08827)

 10.2** Form of Agreement relating to employment and post-employment competition with William Leonard.

 10.3** Form of Agreement relating to employment and post-employment competition with L. Frederick Sutherland.

 10.4** Form of Agreement relating to employment and post-employment competition with Brian G. Mulvaney.

 10.5** Form of Agreement relating to employment and post-employment competition with John J. Zillmer.

 10.6 Credit and Guaranty Agreement dated January 7, 1998 and amendments thereto dated May 7, 1998 and September 10, 1998 are incorporated by reference to Exhibit 10.8 to ARAMARK Corporation's Annual Report on
          Form 10-K filed with the SEC on November 25, 1998, pursuant to the Exchange Act (File No. 001-08827);

 10.7***  Form of Amendment No. 1 to Employment Agreement among ARAMARK
          Corporation, ARAMARK Worldwide Corporation and Joseph Neubauer.

 10.8***  Amendment No. 2 to the Credit and Guaranty Agreement dated August 13,
          2001.

 10.9*** Letter Agreement dated February 12, 2001 between ARAMARK Corporation and James E. Ksansnak.

 10.10 ARAMARK 2001 Equity Incentive Plan (included as Annex E to the proxy statement/prospectus).

 10.11**+ Composite and Conformed Master Distribution Agreement between Sysco
          Corporation and ARAMARK Food and Support Services Group, Inc.

 10.12**  Purchase Agreement between the ServiceMaster Company and ARAMARK
          Corporation, dated as of October 3, 2001.

 21***    List of Subsidiaries of ARAMARK Corporation.

 23**     Consent of Arthur Andersen LLP.

 24***    Powers of Attorney.
 99***    Voting Instructions to Trustee and Notice to Participants in the
          ARAMARK Retirement Savings Plan and the ARAMARK Uniform and Career
          Apparel Group Retirement Savings Plan.


--------
*  To be supplied by amendment.
**  Filed herewith.
***  Previously filed.
+  Portions omitted pursuant to a request for confidential treatment.

Item 17. Undertakings.

   (a) (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 1, 2001.


                                          ARAMARK Worldwide Corporation

                                          By: /s/ L. Frederick Sutherland
                                             __________________________________
                                             Name: L. Frederick Sutherland
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signatures                         Title                   Date
              ----------                         -----                   ----

                  *                    Chairman and Director       November 1, 2001
______________________________________  (Principal Executive
           Joseph Neubauer              Officer)

                  *                    Executive Vice President,   November 1, 2001
______________________________________  Chief Financial Officer
       L. Frederick Sutherland          (Principal Financial
                                        Officer)

                  *                    Senior Vice President,      November 1, 2001
______________________________________  Controller and Chief
           John M. Lafferty             Accounting Officer
                                        (Principal Accounting
                                        Officer)

                  *                    Director                    November 1, 2001
______________________________________
       Lawrence T. Babbio, Jr.

                  *                    Director                    November 1, 2001
______________________________________
          Patricia C. Barron

                  *                    Director                    November 1, 2001
______________________________________
         Robert J. Callander

                  *                    Director                    November 1, 2001
______________________________________
       Leonard S. Coleman, Jr.

                  *                    Director                    November 1, 2001
______________________________________
         Ronald R. Davenport

              Signatures                         Title                   Date
              ----------                         -----                   ----

                  *                    Director                    November 1, 2001
______________________________________
           Edward G. Jordan

                                       Director                    November 1, 2001
______________________________________
            Thomas H. Kean

                  *                    Director                    November 1, 2001
______________________________________
          James E. Ksansnak

                  *                    Director                    November 1, 2001
______________________________________
           James E. Preston



                                       Director                    November 1, 2001
______________________________________
        Karl M. von der Heyden


* By Power of Attorney


     /s/ L. Frederick Sutherland       Attorney-in-Fact            November 1, 2001
______________________________________
       L. Frederick Sutherland

                                 EXHIBIT INDEX


  2**     Form of Agreement and Plan of Merger, dated as of      , 2001,
          between ARAMARK Corporation and ARAMARK Worldwide Corporation
          (included as Annex A to the proxy statement/prospectus).

  3.1 Restated Certificate of Incorporation of ARAMARK Corporation is incorporated by reference to Exhibit 3.1 to ARAMARK Corporation's
          Annual Report on Form 10-K for the fiscal year ended October 1, 1999.

  3.2** Form of Amended and Restated Certificate of Incorporation (post-merger) (included as Annex C to the proxy statement/prospectus).

  3.3 Corporate By-Laws, as ratified and approved February 8, 2000 are incorporated by reference to Exhibit 3.2 to ARAMARK Corporation's
          Annual Report on Form 10-K for the fiscal year ended October 1, 1999.

  3.4**   Form of Amended and Restated By-Laws (post-merger).

  4.1***  Amended and Restated Stockholders' Agreement dated as of December 14,
          1994 by and among ARAMARK Corporation and the parties identified on its books as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors".

  4.2***  Amended and Restated Registration Rights Agreement dated April 7,
          1988 between ARAMARK Corporation and certain stockholders.

  4.3***  Amendment and Waiver to the Amended and Restated Registration Rights
          Agreement dated July 16, 2001 among ARAMARK Corporation and
          Metropolitan Life Insurance Company.

  4.4**   Form of Rights Agreement.

  4.5     7.0% Guaranteed Notes due July 15, 2006; Indenture dated as of July
          15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.6     6 3/4% Guaranteed Notes due August 1, 2004; Indenture dated as of
          July 15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.7     Indenture dated as of July 15, 1991, among ARAMARK Services, Inc.,
          ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK
          Corporation's Registration Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No.
          33-41357).

          Long-term debt instruments authorizing debt that does not exceed 10% of the total consolidated assets of ARAMARK are not filed herewith but will be furnished on request of the Commission.

  4.8***  Form of stock certificate for Class B common stock.

  4.9***  Form of stock certificate for Class A-1, Class A-2, Class A-3, Class
          B-1, Class B-2 and Class B-3 common stock.

  4.10*** Amendment and Waiver dated as of July 24, 2001 among ARAMARK
          Corporation and Ameritrust Co., TTEE, George Gund 1959 Trust C-2;
          Ameritrust Co., TTEE, George Gund 1959 Trust C-1; Gordon Gund/Grant
          Gund Trust and Gordon Gund/Zachary Gund Trust 10/1/1978.

  4.11*** Amendment and Waiver dated as of July 30, 2001 among ARAMARK
          Corporation and Lee F. Driscoll, III; Phoebe P. Driscoll; Patrick
          MCG. Driscoll; Helen Louise Driscoll, M.D.; and Lee F. Driscoll, III,
          Trust u/a/d 12/17/98 Phoebe Froher, TTEE f/b/o C. Driscoll.

  4.12*** Form of Registration Rights Agreement among ARAMARK Worldwide
          Corporation and Joseph Neubauer and each of the other holders listed on Schedule 1 thereto (filed as Exhibit 4.13 to Amendment No. 1).

  5*** Form of Opinion of Simpson Thacher & Bartlett (consent included therein).

  8***    Form of Tax Opinion.

 10.1     1999 Employment Agreement with Joseph Neubauer is incorporated by reference to Exhibit 10.1 to ARAMARK Corporation's Annual Report on Form 10-K filed with the SEC on November 24,
          1999, pursuant to the Exchange Act (File No. 001-08827).

 10.2**   Form of Agreement relating to employment and post-employment competition with William
          Leonard.

 10.3**   Form of Agreement relating to employment and post- employment competition with L. Frederick
          Sutherland.

 10.4**   Form of Agreement relating to employment and post-employment competition with Brian G.
          Mulvaney.

 10.5**   Form of Agreement relating to employment and post-employment competition with John J.
          Zillmer.

 10.6     Credit and Guaranty Agreement dated January 7, 1998 and amendments thereto dated May 7,
          1998 and September 10, 1998 are incorporated by reference to Exhibit 10.8 to ARAMARK
          Corporation's Annual Report on Form 10-K filed with the SEC on November 25, 1998, pursuant to the Exchange Act (File No. 001-08827);

 10.7***  Form of Amendment No. 1 to Employment Agreement among ARAMARK Corporation, ARAMARK
          Worldwide Corporation and Joseph Neubauer.

 10.8***  Amendment No. 2 to the Credit and Guaranty Agreement dated August 13, 2001.

 10.9***  Letter Agreement dated February 12, 2001 between ARAMARK Corporation and James E. Ksansnak.

 10.10*** ARAMARK 2001 Equity Incentive Plan (included as Annex E to the proxy statement/prospectus).

 10.11**+ Composite and Conformed Master Distribution Agreement between Sysco Corporation and ARAMARK
          Food and Support Services Group, Inc.

 10.12**  Purchase Agreement between the ServiceMaster Company and ARAMARK Corporation, dated as of
          October 3, 2001.

 21***    List of subsidiaries of ARAMARK Corporation.

 23**     Consent of Arthur Andersen LLP.

 24***    Powers of Attorney.

 99***    Voting instructions to Trustee and Notice to Participants in the ARAMARK Retirement Savings
          Plan and the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan.

--------
*  To be supplied by amendment.
**  Filed herewith.
***  Previously filed.
+  Portions omitted pursuant to a request for confidential treatment.

Revocable Proxy



THE BOARD OF DIRECTORS RECOMMENDS A VOTE           Please mark your
"FOR" EACH OF THE BELOW-LISTED PROPOSALS           votes as indicated   [X]
                                                   in this example



1.  Approve the proposal to adopt an Agreement and Plan of Merger, dated as of
              , 2001, between ARAMARK Corporation and ARAMARK Worldwide Corporation, pursuant to which ARAMARK Corporation will merge with and into ARAMARK Worldwide Corporation, each share of our currently outstanding class A common stock will be converted into twenty shares of new class A-1 common stock and each share of our currently outstanding class B common stock will be converted into two shares of new class A common stock, divided as equally as possible among shares of new class A-1, class A-2 and class A-3 common stock; and


    FOR      AGAINST     ABSTAIN
    [ ]        [ ]         [ ]                   ______________________________
                                                         Signature

                                                 ______________________________
2. Approve ARAMARK's 2001 Equity Incentive Plan.   Signature, if shares held
                                                            jointly
    FOR      AGAINST     ABSTAIN
    [ ]        [ ]         [ ]                   Date: ________________________

                                                  Please mark, date and sign
                                                 exactly as your name appears
                                                 on this proxy card. When
                                                 shares are held jointly,
                                                 both holders should sign.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee, guardian or
                                                 custodian, please give your
                                                 full title. If the holder is
                                                 a corporation or a
                                                 partnership, the full
                                                 corporate or partnership
                                                 name should be signed by a
                                                 duly authorized officer.


-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

                      * FOLD AND DETACH HERE *



                               LOGO TO COME


Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE:    You will be asked to enter a Control Number located in the box in the lower right of this form.


OPTION A:         To vote as the Board of Directors recommends on all proposals, press 1


OPTION B:         If you choose to vote on each proposal separately, press 0.
                  You will hear these instructions:


                  Proposal 1 and 2--To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.



                 When asked, you must confirm your vote by pressing 1.


VOTE BY INTERNET:  THE WEB ADDRESS IS http://www.proxyvoting.com/aramark


VOTE BY MAIL:      Complete, date, sign and mail this Proxy Card in the enclosed business reply envelope.


       IF YOU VOTE BY PHONE OR INTERNET--DO NOT MAIL THE PROXY CARD


                          THANK YOU FOR VOTING.


           IN THE UNITED STATES
Call * * Toll Free * * On a Touch Tone Telephone
         1-877-892-7936--ANYTIME
    There is NO CHARGE to you for this call.
         OUTSIDE THE UNITED STATES
           FAX TO: 201-433-3971


                                                   ----------------------------
                                                   |                          |
                                                   |                          |
                                                   |                          |
                                                   |                          |
                                                   ----------------------------

                                                           CONTROL NUMBER
                                                   For Telephone/Internet Voting

Revocable Proxy


                               COMMON STOCK


                            ARAMARK CORPORATION


           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR


                 THE 2001 SPECIAL MEETING OF STOCKHOLDERS


    The undersigned hereby appoints Joseph Neubauer, L. Frederick Sutherland, Bart J. Colli, Donald S. Morton and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of ARAMARK (the "Company") which the undersigned is entitled to vote at the 2001 Special Meeting of Stockholders of the Company, to be held at the offices of the Company, on the sixteenth floor of ARAMARK TOWER, 1101 Market Street, Philadelphia, Pennsylvania 19107 on , 2001 at a.m., local time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.


    This proxy card will be voted as directed. If this proxy card is signed, dated and mailed but no instructions are specified, this proxy card will be voted "FOR" the proposals listed in the reverse side of this proxy card. If any other business is presented at the Special Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.


    The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by voting by telephone or the Internet at a later date, or by appearing at the Special Meeting and voting in person. In any case, if the undersigned returns a properly completed proxy card but also votes properly by telephone or the Internet or by appearing at the Special Meeting and voting in person, only the latest vote will be counted.


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                         s FOLD AND DETACH HERE s


                              SEE OTHER SIDE

   Separate from the proxy solicitation, you are being asked to consent to the amendment of the Amended and Restated Stockholders' Agreement of ARAMARK Corporation (the "Stockholders' Agreement"), dated as of December 14, 1994, by and among ARAMARK Corporation and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors." The terms of the Stockholders' Agreement require that, in order to amend the Stockholders' Agreement, consents must be received from Management Investors who hold, together with their Permitted Transferees, at least a majority of the shares held by Management Investors and their Permitted Transferees. Management Investors are employees or former employees who own shares or whose Permitted Transferees own shares.


   Please note that the Management Investor is the employee only, rather than his or her transferees or spouse when the shares are held jointly. Therefore, the consent should be signed by the employee only.

   The terms of the Stockholders' Agreement require that consent to any amendment be in writing, so your failure to sign the consent below may prevent us from completing the merger, the public offering and the tender offer described in the proxy statement/prospectus. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE FOLLOWING AMENDMENT BY SIGNING BELOW.

                CONSENT TO AMENDMENT OF STOCKHOLDERS' AGREEMENT

   The undersigned hereby irrevocably consents to an amendment to the Stockholders' Agreement whereby the following new paragraph will be inserted at the end of Section 11 ("Term") thereof in order to provide for the automatic termination of the Stockholders' Agreement upon consummation of the merger between ARAMARK Corporation and ARAMARK Worldwide Corporation:

   "Notwithstanding anything to the contrary contained herein, pursuant to the
Agreement and Plan of Merger, dated as of     , 2001, between ARAMARK and
ARAMARK Worldwide Corporation, this Agreement shall terminate automatically and without further action by any party hereto upon the consummation of the merger between ARAMARK and ARAMARK Worldwide Corporation."

                                          _____________________________________
                                                        Signature




                                          Date: _______________________________

                    PLEASE SIGN, DATE AND MAIL THIS CONSENT
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                          Management Investors

   Separate from the proxy solicitation, you are being asked to consent to the amendment of the Amended and Restated Stockholders' Agreement of ARAMARK Corporation (the "Stockholders' Agreement"), dated as of December 14, 1994, by and among ARAMARK Corporation and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors." The terms of the Stockholders' Agreement require that, in order to amend the Stockholders' Agreement, consents must be received from stockholders holding at least three-fourths of the shares held by Individual Investors and Institutional Investors as a whole. Individual Investors and Institutional Investors are referred to collectively in the Stockholders' Agreement as "Outside Investors," and comprise those stockholders who own shares of class A common stock, other than the 401(k) plan and employees or former employees who own shares or whose Permitted Transferees own shares.


   The terms of the Stockholders' Agreement require that consent to any amendment be in writing, so your failure to sign the consent below may prevent us from completing the merger, the public offering and the tender offer described in the proxy statement/prospectus. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE FOLLOWING AMENDMENT BY SIGNING BELOW.

                CONSENT TO AMENDMENT OF STOCKHOLDERS' AGREEMENT

   The undersigned hereby irrevocably consents to an amendment to the Stockholders' Agreement whereby the following new paragraph will be inserted at the end of Section 11 ("Term") thereof in order to provide for the automatic termination of the Stockholders' Agreement upon consummation of the merger between ARAMARK Corporation and ARAMARK Worldwide Corporation:

   "Notwithstanding anything to the contrary contained herein, pursuant to the
Agreement and Plan of Merger, dated as of     , 2001, between ARAMARK and
ARAMARK Worldwide Corporation, this Agreement shall terminate automatically and without further action by any party hereto upon the consummation of the merger between ARAMARK and ARAMARK Worldwide Corporation."

                                          _____________________________________
                                                        Signature




                                          Date: _______________________________

                    PLEASE SIGN, DATE AND MAIL THIS CONSENT
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                          Outside Investors